UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

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Astoria Financial Corporation
(Name of Registrant as Specified In Its Charter)

N/A

(Name of Person(s) Filing Proxy Statement, if other than Registrant)

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One Astoria Federal Plaza Lake Success, NY 11042-1085 (516) 327-3000

April 12, 2010

Dear Fellow Astoria Financial Corporation Shareholder:

I am very pleased to invite you to Astoria Financial Corporation’s Annual Meeting of Shareholders to be held at The Inn at New Hyde Park, 214 Jericho Turnpike, New Hyde Park, New York 11040 on Wednesday, May 19, 2010, at 9:30 a.m., Eastern Time. At this meeting, you will be asked to vote for the election of directors, approve an amendment to the Astoria Financial Corporation 2007 Non-Employee Director Stock Plan, ratify the appointment of our independent registered public accounting firm and consider any other business that may properly come before the meeting.

You are cordially invited to attend the Annual Meeting of Shareholders in person. Even if you plan to attend in person, you are encouraged to review the proxy materials and vote your shares in advance of the meeting. Your vote is extremely important. We appreciate your taking the time to vote promptly.

Sincerely,

George L. Engelke, Jr.
Chairman and Chief Executive Officer

One Astoria Federal Plaza Lake Success, NY 11042-1085 (516) 327-3000

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
To Be Held on May 19, 2010

The Annual Meeting of Shareholders of Astoria Financial Corporation will be held on Wednesday, May 19, 2010, at 9:30 a.m., Eastern Time, at The Inn at New Hyde Park, 214 Jericho Turnpike, New Hyde Park, New York 11040. The meeting will be held to consider and act upon the following matters:

1.	The election of four directors for terms of three years each;

2.	The approval of an amendment to the Astoria Financial Corporation 2007 Non-Employee Director Stock Plan;

3.	The ratification of the appointment of our independent registered public accounting firm; and

4.	Such other matters as may properly come before the Annual Meeting or any adjournment or postponement thereof.

Holders of record of Astoria Financial Corporation common stock as of the close of business on March 24, 2010 are entitled to notice of and to vote at the Annual Meeting and any adjournment or postponement thereof. A list of shareholders entitled to vote at the Annual Meeting will be available at the meeting and at Astoria Financial Corporation, One Astoria Federal Plaza, Lake Success, New York 11042 for a period of ten days prior to the meeting.

For the convenience of our shareholders, proxies may be given either by telephone, electronically through the Internet, or by completing, signing, and returning the enclosed proxy card.  In addition, shareholders may elect to receive future shareholder communications, including proxy materials, through the Internet.  Instructions for each of these options can be found in the enclosed materials.

By order of the Board of Directors,

Alan P. Eggleston
Executive Vice President, Secretary and General Counsel

Dated:  April 12, 2010

Astoria Financial Corporation
Proxy Statement
Table of Contents

General Information	1
Voting and Quorum Requirements	1
How to Vote	2
Revocation of Proxies	3
Interests of Certain Persons in Certain Proposals	3
Security Ownership of Certain Beneficial Owners	4
PROPOSAL NO. 1 - ELECTION OF DIRECTORS	5
Board Nominees, Directors and Executive Officers	6
Biographical Information	6
Directors and Board Nominees	7
Executive Officers Who Are Not Directors	10
Director Independence	11
Director Independence Standards	12
Board Leadership Structure	14
Oversight of Risk Management	14
Identifying and Evaluating Nominees for Director	14
Committees and Meetings of the Board	15
Compensation Committee	16
Corporate Governance	16
Nominating and Corporate Governance Committee	19
Audit Committee	19
Transactions with Certain Related Persons	20
Security Ownership of Management	22
Compensation Committee Interlocks and Insider Participation	24
Director Compensation	25
Directors’ and Other Fee Arrangements	25
1999 Directors Option Plan	25
2007 Directors Stock Plan	26
Directors’ Retirement Plan	26
Directors Deferred Compensation Plan	28
Directors’ Death Benefit	28
Travel Expenses and Other Perquisites	29
2009 Director Compensation Table	30
Executive Compensation	31
Compensation Committee Report	31
Compensation Discussion and Analysis	31
Executive Compensation Philosophy	31
Base Salary	34
Short-Term Non-Equity Incentive Plan Compensation	35
Equity-Based Compensation	38
Retirement Benefits	39
Perquisites	41
Other Banking Services	41
Company-Provided Automobiles	41
Use of Corporate Aircraft and Other Travel-Related Expenses	42
Other Benefits	42
Summary Compensation Table	43
All Other Compensation Table	44
2009 Grants of Plan-Based Awards Table	45
2009 Outstanding Equity Awards At Fiscal Year-End Table	47
2009 Option Exercises and Stock Vested	49

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Additional DB Plan Information	49
2009 Pension Benefits Table	51
Other Potential Post-Employment Payments	51
PROPOSAL NO. 2 - APPROVAL OF AN AMENDMENT TO THE 2007 DIRECTOR STOCK PLAN	57
Why We Are Asking For Shareholder Approval	57
Material Provisions of the Plan	58
Federal Income Tax Consequences	60
Status of Outstanding Option Grants and Plans	61
New Plan Benefits	61
PROPOSAL NO. 3 - RATIFICATION OF THE APPOINTMENT OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	63
KPMG LLP Fees Billed For The Fiscal Years Ended December 31, 2008 and 2009	64
Audit Committee	65
Report of the Audit Committee	65
Additional Information	66
Section 16(a) Beneficial Ownership Reporting Compliance	66
Cost of Proxy Solicitation	66
Shareholder Proposals	66
Notice of Business to be Conducted at an Annual Meeting	67
Shareholder Communications	67
Director Attendance at Annual Meetings	68
Householding	68
Other Matters Which May Properly Come Before the Meeting	68
EXHIBIT A - AMENDMENT TO THE ASTORIA FINANCIAL CORPORATION 2007 NON-EMPLOYEE DIRECTOR STOCK PLAN	70

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ASTORIA FINANCIAL CORPORATION
One Astoria Federal Plaza
Lake Success, New York 11042-1085

PROXY STATEMENT
ANNUAL MEETING OF SHAREHOLDERS
May 19, 2010

General Information

This Proxy Statement and the accompanying proxy card are being furnished to holders of Astoria Financial Corporation, referred to as AFC, common stock in connection with the solicitation of proxies by the Board of Directors of AFC, referred to as the Board, for use at the AFC Annual Meeting of Shareholders to be held on May 19, 2010, and at any adjournments or postponements thereof, referred to as the Annual Meeting. AFC’s Annual Meeting will be held at 9:30 a.m., Eastern Time, at The Inn at New Hyde Park, 214 Jericho Turnpike, New Hyde Park, New York 11040. Only holders of record of AFC’s issued and outstanding common stock, par value $0.01 per share, referred to as AFC Common Stock, as of the close of business on the Record Date, March 24, 2010, are entitled to vote at the Annual Meeting.  AFC’s 2009 Annual Report and Form 10-K, which includes the consolidated financial statements of AFC for the fiscal year ended December 31, 2009, referred to as the Consolidated Financial Statements, accompany this Proxy Statement and the proxy card which are first being mailed or given to shareholders of record on or about April 12, 2010.  AFC is the parent company of Astoria Federal Savings and Loan Association, referred to as the Association.

IMPORTANT INFORMATION REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON MAY 19, 2010:

THE PROXY STATEMENT AND ANNUAL REPORT TO SHAREHOLDERS ARE AVAILABLE AT http://bnymellon.mobular.net/bnymellon/af

Voting and Quorum Requirements

As of the Record Date, there were 97,895,929 shares of AFC Common Stock issued and outstanding and entitled to vote at the Annual Meeting. Except as described below, each share of AFC Common Stock outstanding on the Record Date entitles the holder thereof to one vote on each matter to properly come before the Annual Meeting. The presence, either in person or by proxy, of the holders of a majority of all of the shares of AFC Common Stock entitled to vote at the Annual Meeting is necessary to constitute a quorum at the Annual Meeting.

The election of directors shall be by a plurality of votes cast by the holders of AFC Common Stock present, in person or by proxy, and entitled to vote thereon. Holders of AFC Common Stock may not vote their shares cumulatively with respect to the election of directors. The approval of the amendment to the Astoria Financial Corporation 2007 Non-Employee Director Stock Plan, referred to as the 2007 Director Stock Plan, and the ratification of the appointment of KPMG LLP as the independent registered public accounting firm for AFC, require the affirmative vote of a majority of the votes cast by the holders of AFC Common Stock present at the Annual Meeting, in person or by proxy, and entitled to vote thereon.

Shares of AFC Common Stock as to which the “ABSTAIN” box has been selected on the proxy card with respect to the approval of the amendment to the 2007 Director Stock Plan or the ratification of the appointment of KPMG LLP as the independent registered public accounting firm for AFC will be counted as present and entitled to vote and will have the effect of a vote against such approval or ratification, as the case may be. In contrast, shares of AFC Common Stock underlying broker non-votes and shares for which a proxy card is not returned will not be counted as present and entitled to vote and will have no effect on the vote on such proposals.

How to Vote

You may vote your shares:

(1)   By Internet.  Vote at the Internet address shown on your proxy card or voting instruction form. The Internet voting system is available 24 hours a day until 11:59 p.m., Eastern Time, on Tuesday, May 18, 2010.  Once you are in the Internet voting system, you can record and confirm or change your voting instructions.

(2)  By mail.  Mark and sign the enclosed proxy card or voting instruction form and return it in the enclosed postage-paid envelope.

(3)   By telephone.  Vote by telephone using the instructions on the enclosed proxy card or voting instruction form.

Every properly executed or submitted proxy card that is received by AFC prior to the closing of the polls at the Annual Meeting will be voted in accordance with the instructions contained therein unless otherwise revoked.  Properly executed and submitted unmarked proxy cards will be voted FOR the election of the Board’s nominees as directors, FOR the approval of an amendment to the 2007 Director Stock Plan and FOR the ratification of the appointment of our independent registered public accounting firm.

Alternatively, you may attend the annual meeting and vote in person.  Voting over the Internet, by telephone or mailing a proxy card will not limit your right to vote in person or attend the annual meeting. Shareholders who desire to attend the Annual Meeting and vote their shares in person may obtain directions by calling The Inn at New Hyde Park at (516) 354-7797 or AFC’s Investor Relations Department at (516) 327-7869.

Participants in the Astoria Federal Savings and Loan Association Employee Stock Ownership Plan, referred to as the ESOP, or the Astoria Federal Savings and Loan Association Incentive Savings Plan, referred to as the Incentive Savings Plan, are permitted to vote their allocated shares held by these plans by mail only.  If you are a shareholder whose shares are not registered in your name, you will need an assignment of voting rights from the shareholder of record to vote personally at the Annual Meeting.

Pursuant to the Certificate of Incorporation of AFC, no record shareholder of AFC Common Stock which is beneficially owned, directly or indirectly, by a shareholder who, as of the Record Date, beneficially owns more than ten percent (10%) of AFC Common Stock outstanding on such date will be entitled or permitted to vote any shares of AFC Common Stock in excess of ten percent (10%) of AFC Common Stock outstanding as of the Record Date. For purposes of this limitation, neither the ESOP, nor the trustee of such plan, is considered the beneficial owner of the AFC Common Stock held by the ESOP.

Participants in the ESOP and the Incentive Savings Plan have the right to direct the voting of AFC Common Stock held in their plan accounts, but do not have the right to vote those shares personally at the Annual Meeting. Such participants should refer to the voting instructions provided by the plan fiduciaries for information on how to direct the voting of such shares.

Revocation of Proxies

 Any shareholder who executes a proxy has the right to revoke it at any time before it is voted. A proxy may be revoked by delivering to the Secretary of AFC, at its principal office or at the Annual Meeting prior to the closing of the polls at the Annual Meeting, either a written revocation or a proxy, duly executed, bearing a later date, or by attending the Annual Meeting and voting in person.

Interests of Certain Persons in Certain Proposals

Certain of AFC’s directors have an interest in a proposal to be voted on at the Annual Meeting that is different from the interests of AFC’s shareholders generally.  At the Annual Meeting, Shareholders will be asked to vote on a proposal to amend the 2007 Director Stock Plan.  If the proposal is adopted, each of AFC’s non-employee directors will continue to be eligible to receive a portion of their compensation for services as a director in the form of AFC Common Stock.  The Board  was aware of these interests and took them into account in recommending that the shareholders vote in favor of the proposed amendment to the 2007 Director Stock Plan.

Security Ownership of Certain Beneficial Owners

  The following table sets forth information, as of the Record Date, with respect to the beneficial ownership of AFC Common Stock by each person or group of persons, as defined in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended, referred to as the Exchange Act, known to AFC to be the beneficial owner of more than five percent (5%) of AFC voting stock. For purposes of the Annual Meeting, AFC Common Stock is the only AFC voting stock outstanding.

Name & Address	Amount and Nature of
of Beneficial Owner	Beneficial Ownership		Percent of Class
Committee under the ESOP,	11,563,016	(1)	11.81
Committee appointed as Plan Administrator of the
Incentive Savings Plan,
Trustee of the Association Employees’ Pension Plan, and
ESOP
c/o Astoria Federal Savings and Loan Association
One Astoria Federal Plaza
Lake Success, New York 11042

FMR LLC	9,454,902	(2)	9.66
82 Devonshire Street
Boston, Massachusetts 02109

BlackRock, Inc.	8,966,140	(3)	9.16
40 East 52nd Street
New York, New York 10022

EARNEST Partners, LLC	6,905,351	(4)	7.05
1180 Peachtree Street NE
Suite 2300
Atlanta, Georgia 30309

(1)
The ESOP is an employee stock ownership plan under the Employee Retirement Income Security Act of 1974, as amended, referred to as  ERISA. The ESOP provides for individual accounts for the accrued benefits of participating employees of AFC and its subsidiaries and their beneficiaries and is administered by the Committee under the ESOP comprised of five officers of the Association. The assets of the ESOP are held in trust by Prudential Bank & Trust, FSB. The five individuals comprising the Committee under the ESOP also serve as the Committee appointed as Plan Administrator of the Incentive Savings Plan and as Trustee of the Association Employees’ Pension Plan, and is referred to as the Plan Committees. The Incentive Savings Plan is a defined contribution pension plan under ERISA and the Association Employees’ Pension Plan, referred to as the Employees Pension Plan, is a defined benefit pension plan under ERISA. The ESOP held, as of December 31, 2009, 9,776,825 shares of AFC Common Stock, 5,525,669 shares of which had been allocated to the accounts of individual participants and their beneficiaries. State Street Bank and Trust Company has been appointed as a fiduciary of the ESOP for the purpose of determining how to vote the ESOP’s AFC Common Stock at the Annual Meeting. For voting purposes, each participant as a “named fiduciary” will be eligible to direct State Street Bank and Trust Company how to vote at the Annual Meeting as to the number of shares of AFC Common Stock which have been allocated to his or her account under the ESOP. The remaining unallocated shares and any allocated shares with respect to which no voting instructions have been received will be voted by State Street Bank and Trust Company at the Annual Meeting in the same manner and proportion as the allocated shares with respect to which voting instructions have been received, so long as such vote is in accordance with the provisions of ERISA. In certain circumstances, ERISA may confer upon State Street Bank and Trust Company and/or the trustee the power and duty to control the voting and tendering of AFC Common Stock allocated to the accounts of participating employees and beneficiaries who fail to exercise their voting and/or tender rights as well as the voting and tendering of unallocated AFC Common Stock. As of December 31, 2009, the Employees Pension Plan held 806,727 shares of AFC Common Stock. The trustees will determine the manner in which such shares are voted at the Annual Meeting. The Incentive Savings Plan, as of December 31, 2009, held 979,464 shares of AFC Common Stock for the account of individual participants of the Incentive Savings Plan. For voting purposes, each participant as a “named fiduciary” will be eligible to provide voting instructions which will be taken into account by the Association, through the Committee, in directing Prudential Bank & Trust Company, as trustee of the Incentive Savings Plan, how to vote at the Annual Meeting as to the number of shares of AFC Common Stock which have been allocated to such participant’s account under the Incentive Savings Plan, so long as such vote is in accordance with the provisions of ERISA. In certain circumstances, ERISA may confer upon the Association, the Committee and/or the trustee the power and duty to control the voting and tendering of AFC Common Stock allocated to the accounts of participating employees and beneficiaries who fail to exercise their voting and/or tender rights. Pursuant to a Schedule 13G filed February 12, 2010, the ESOP claims beneficial ownership of, and shared voting and dispositive power with respect to, 9,776,825 shares of AFC Common Stock as of December 31, 2009. The Committee under the ESOP, the Committee appointed as Plan Administrator of the Incentive Savings Plan and the Trustees of the Employees Pension Plan claim beneficial ownership of 11,563,016 shares of AFC Common Stock, sole voting and dispositive power with respect to 806,727 shares of AFC Common Stock, shared voting power with respect to 979,464 shares of AFC Common Stock and shared dispositive power with respect to 10,756,289 shares of AFC Common Stock as of December 31, 2009.  No individual member of the Plan Committees controls the actions of the Plan Committees and each such individual disclaims beneficial ownership of shares beneficially owned by the Plan Committees.

(2)
According to a filing on Schedule 13G, filed on or about February 16, 2010, FMR LLC claims sole voting power with respect to 1,488,050 shares of AFC Common Stock and sole dispositive power with respect to 9,454,902 shares of AFC Common Stock as of December 31, 2009.

(3)
According to a filing on Schedule 13G, filed on or about January 29, 2010 BlackRock, Inc. claims sole voting power with respect to 8,966,140 shares of AFC Common Stock and sole dispositive power with respect to 8,966,140 shares of AFC Common Stock as of December 31, 2009.

(4)
According to a filing on Schedule 13G, Amendment No. 5, filed on or about February 9, 2010, EARNEST Partners, LLC claims sole voting power with respect to 3,101,450 shares of AFC Common Stock, shared voting power with respect to 1,551,401 shares of AFC Common Stock and sole dispositive power with respect to 6,905,351 shares of AFC Common Stock as of December 31, 2009.

PROPOSAL NO. 1 - ELECTION OF DIRECTORS

 The Board consists of ten (10) directors divided into three classes: two classes of three directors each and one class of four directors. Upon election by the shareholders, the directors of each class generally serve for a term of three years, with the directors of one class elected each year. From time to time, nominees may be recommended for shorter terms to either reclassify the directors, so as to maintain the classes as equal in number as possible, or to provide earlier shareholder input in filling expected vacancies.

In all cases, directors serve until their respective successors are duly elected and qualified. Pursuant to the Bylaws of AFC, no person is eligible for election or appointment as a director who is seventy-five (75) years of age or older, and no person shall continue to serve as a director after the regular Board meeting immediately preceding such director’s seventy-fifth (75th) birthday, referred to as mandatory retirement.

    The directors whose terms expire at the Annual Meeting are John R. Chrin, John J. Conefry, Jr., Brian M. Leeney and Thomas V. Powderly.  Each of the directors whose terms expire at the Annual Meeting, referred to individually as a Board Nominee and collectively as the Board Nominees, has been nominated by the Board, based on the recommendation of the Nominating and Corporate Governance Committee, to stand for re-election, and, if elected, to serve for a term expiring at the annual meeting of shareholders of AFC to be held in 2013.  Each Board Nominee has consented to being named in this Proxy Statement and to serve as a director of AFC if elected.

If any Board Nominee should refuse or be unable to serve, the proxies will be voted for such person as shall be designated by the Board, based upon the recommendation of the Nominating and Corporate Governance Committee, to replace such nominee. The Board presently has no knowledge that any of the Board Nominees will refuse or be unable to serve.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE BOARD NOMINEES FOR ELECTION AS DIRECTORS OF AFC FOR TERMS OF THREE YEARS EACH.

Board Nominees, Directors and Executive Officers

The following table sets forth information regarding the Board Nominees and other members of the Board.

Name	Age (1)	Positions Held with AFC (2)	Director Since	Term Expires
George L. Engelke, Jr.	71	Director, Chairman of the	1993	2011
		Board and Chief Executive Officer
Gerard C. Keegan	63	Director, Vice Chairman and	1997	2012
		Chief Administrative Officer
John R. Chrin	46	Director and Board Nominee	2009	2010
John J. Conefry, Jr.	65	Director, Vice Chairman and	1998	2010
		Board Nominee
Denis J. Connors	68	Director	1993	2012
Thomas J. Donahue	69	Director	1993	2012
Peter C. Heffner, Jr.	71	Director	1997	2011
Brian M. Leeney	60	Director and Board Nominee	2009	2010
Ralph F. Palleschi	63	Director and Presiding	1996	2011
		Director
Thomas V. Powderly	72	Director and Board Nominee	1995	2010

(1)           As of the Record Date
(2)           All directors of AFC also serve as directors of the Association

The following table sets forth information regarding the non-director executive officers of AFC.

Name	Age (1)	Positions Held With AFC
Monte N. Redman	59	President and Chief Operating Officer
Alan P. Eggleston	56	Executive Vice President, Secretary and General Counsel
Frank E. Fusco	46	Executive Vice President, Treasurer and Chief Financial Officer
Arnold K. Greenberg	69	Executive Vice President and Assistant Secretary
Gary T. McCann	56	Executive Vice President

(1)	As of the Record Date.

All executive officers of AFC are elected annually and serve until their respective successors have been chosen, subject to their removal as officers at any time by the affirmative vote of a majority of the authorized number of directors then constituting the Board. For additional information, see Compensation Discussion and Analysis, referred to as the CD&A, commencing on page 31.

Biographical Information

The following is a brief description of the business experience of the directors, Board Nominees and executive officers for at least the past five years and their respective directorships, if any, with other public companies that are subject to the reporting requirements of the Exchange Act. Also set forth below for each director and nominee is the specific experience, qualifications, attributes or skills that lead to the conclusion that such person should serve as a director of AFC.  In addition, each director or nominee has been reviewed by the Nominating and Corporate Governance Committee of the Board based upon AFC’s Nominee Qualification Guidelines. For further information regarding the Guidelines, see page 14.

Directors and Board Nominees

George L. Engelke, Jr. has been Chief Executive Officer and a director of AFC since its formation in 1993. He has served as Chairman of the Board and Chairman of the Board of Directors of the Association since April 1997. He served as President of AFC from 1993 to August 2007. A former certified public accountant, he joined the Association in 1971 as Vice President and Treasurer. He was named Executive Vice President and Treasurer in 1974, Chief Operating Officer in 1986 and President and Chief Executive Officer in 1989. He has served as a director of the Association since 1983. Mr. Engelke serves as a director of the Community Preservation Corporation and the Advisory Board of Neighborhood Housing Services of New York City, Inc. He is a former director and Chairman of the Federal Home Loan Bank of New York and a former member of the Thrift Institutions Advisory Panel to the Federal Reserve Bank of New York. He is a member of the Board of Trustees of Long Island University and a director of the New York Bankers Association. Mr. Engelke previously served as a member of the Financial Accounting Standards Advisory Council.

Mr. Engelke brings to his position thirty eight years of executive management experience with the Association and over 20 years as its leader. He is responsible for developing the Association from a relatively small mutual thrift institution into one of the largest publicly traded thrifts in one of the United States’ most competitive markets.  He has extensive experience in the thrift industry covering a wide variety of economic and interest rate cycles. He has an extensive knowledge of the history of the Association and the markets in which it operates. He is well versed in the regulatory and other issues facing AFC and its industry. His extensive executive management experience includes, but is not limited to, strategic planning and its implementation.

Mr. Engelke has a background in accounting and finance which includes, but is not limited to, the development, implementation and evaluation of internal control structures, particularly in the thrift industry.

Gerard C. Keegan has been Vice Chairman, Chief Administrative Officer and a director of AFC and the Association since September 30, 1997, when he joined AFC following the acquisition of The Greater New York Savings Bank, referred to as The Greater, and its merger with and into the Association, referred to as The Greater Acquisition. He is responsible for the retail banking, information services, and marketing areas of the Association. Prior to joining AFC, Mr. Keegan served from 1991 to 1997 as Chairman, President and Chief Executive Officer of The Greater. From 1988 to 1991, he served as President and Chief Operating Officer of The Greater. He served as a director of The Greater from 1988 to 1997. He is a member of the Board of Trustees of St. Francis College.

Mr. Keegan also brings to his position a long history of executive management and leadership service to the Association and its predecessors. He has extensive experience in the thrift industry covering numerous operating areas and a wide variety of economic and interest rate cycles. He has an extensive knowledge of the history of the Association and the markets in which it operates. He has served in executive management in a predecessor thrift institution and, therefore, has experienced a diversity of corporate cultures. He has experience both at the management level and working day to day in a retail banking setting. He is familiar with the regulatory and other issues facing AFC and its industry. His extensive executive management experience includes, but is not limited to, marketing, sales management, integrating sales incentives with effective operating controls, lending and loan workout.

John R. Chrin has been a director of AFC and the Association since December 2009. Currently, Mr. Chrin serves as Global Financial Services Executive – in – Residence and Financial Services Laboratory Fellow at Lehigh University. From 1999 until 2009, he served in a variety of capacities with JPMorgan Chase & Co., culminating in his serving as a Managing Director, Financial Institutions Group and co-head of Financial Institutions Mergers and Acquisitions.  From 1994 to 1999, he served in a variety of capacities with Merrill Lynch & Co., culminating in his service as Director, Financial Institutions Group. From 1988 to 1994, he served in a variety of capacities with JPMorgan & Co., culminating in his service as a Vice President, Financial Institutions Group.

Mr. Chrin brings extensive experience in analyzing and valuing financial institutions and assessing their strengths and weaknesses. He has extensive knowledge of the capital markets and of mergers and acquisitions, specifically within the financial services industry. He has an MBA from Columbia University in finance and marketing and has extensive experience in reviewing and assessing the business plans and strategies of numerous financial institutions, both larger and smaller than AFC.

John J. Conefry, Jr. has served as Vice Chairman and a director of AFC since 1998 when he joined AFC following the acquisition of Long Island Bancorp, Inc., referred to as LIB, and the merger of LIB with and into AFC and the merger of LIB’s wholly owned subsidiary, The Long Island Savings Bank FSB, referred to as LISB, with and into the Association, referred to as the LIB Acquisition. He served as an executive officer of AFC from September 1998 to December 2000. Prior to joining AFC, Mr. Conefry served as Chief Executive Officer of LISB from 1993 and of LIB from 1994 through the consummation of the LIB Acquisition. He was named President of LIB and LISB in 1996. Mr. Conefry served as a director of LISB from 1980 and of LIB from 1993 until 1998. He was named Vice Chairman of LISB in 1993. He served as Chairman of the Board of Directors of LIB and of LISB from 1994. Prior to joining LISB in 1993, Mr. Conefry was employed by Merrill Lynch, Pierce, Fenner & Smith, Inc., as a Senior Vice President from 1981 to 1993. Prior to that, he was a partner in the public accounting firm of Deloitte Haskins & Sells, the predecessor of Deloitte & Touche LLP. Mr. Conefry also serves on a number of boards of not-for-profit organizations. Mr. Conefry is a director and Audit Committee Chairman of 1-800-FLOWERS.COM, Inc., a floral, food and gift retailer whose common stock is registered under Section 12 of the Exchange Act and trades on The NASDAQ Stock Market under the symbol “FLWS.”

Mr. Conefry brings extensive experience in managing, planning for and operating a large thrift institution in the markets in which AFC operates and as a director of public companies.  Mr. Conefry is a former certified public accountant and Audit Committee Chairman for another publicly traded company referenced above. He has expertise in developing, reviewing and maintaining systems of internal controls and in financial reporting and analysis. He also has prior experience in the capital markets.

Denis J. Connors has been a director of AFC since its formation in 1993 and is a former Chairman and Chief Executive Officer and a former director of Curran & Connors, Inc., a designer and publisher of annual reports. He has served as a director of the Association since 1990. He is currently a trustee emeritus of the Good Samaritan Hospital Foundation.

Mr. Connors brings extensive entrepreneurial experience developing and managing small and medium size businesses. As such, he has hands on experience in marketing and sales, the human resources function and  strategic planning and implementation. He has a long history with and knowledge of the Association and of the markets and communities in which AFC operates. He has an extensive background in shareholder communications and investor relations issues from his experience at Curran & Connors, Inc.

Thomas J. Donahue, a former certified public accountant, has been a director of AFC since its formation in 1993. He retired as a partner of Peat, Marwick, Mitchell & Co., the predecessor of KPMG LLP, in 1986. Following his retirement and prior to becoming a director of the Association, Mr. Donahue served as president and a director of other savings institutions from 1987 to 1990. He has served as a director of the Association since 1990.

Mr. Donahue brings extensive experience in developing, reviewing and maintaining systems of internal controls and in financial reporting and analysis. He is well versed in the thrift industry and has experience with problem institutions and their management. Through this, he has experience operating in a highly regulated environment and in interacting with thrift regulatory agencies. He has experience with managing, planning and operating thrift institutions in the markets in which AFC operates.

Peter C. Haeffner, Jr. has been a director of AFC and the Association since September 30, 1997 following The Greater Acquisition. He is Managing Director and Principal of PHAEF, LLC, a real estate investment and advisory company. From 2001 to December 2004, he served as Managing Director and Principal of Real Estate Trade Advisors LLC, a real estate finance and advisory company. From December 1998 to June 2001, he served as Senior Director, Financial Services Group, of Cushman & Wakefield, Inc., a real estate firm. Mr. Haeffner served as Senior Managing Director, Financial Services Group, Corporate Advisory and Finance Division of Cushman & Wakefield, Inc. from December 1997 to December 1998 and as its Eastern Regional Director, Financial Services Group from May 1994 to December 1997. Previously, Mr. Haeffner was President and Managing Director of Sonnenblick-Goldman Company, a real estate firm, for a period of eight years. Mr. Haeffner also serves as a director of Stewart Title Insurance Company of New York. Mr. Haeffner served as a director of The Greater from 1992 to 1997.

Mr. Haeffner brings extensive experience in real estate in New York and major markets in the eastern United States, as well as significant experience in real estate lending and loan workouts. He has experience as a director of another publicly traded financial institution.

Brian M. Leeney has been a director of AFC and the Association since August 2009.  From 1968 to 2003, Mr. Leeney served in a variety of capacities for Allied Irish Banks and its subsidiary companies. From 2002 to 2003 and from 1996 to 2001, he served as Executive Vice President and Director of Mergers and Acquisitions and as Executive Vice President and General Manager, respectively, of Allied Irish Banks USA. From 2001 to 2002, he served as Chairman and Chief Executive Officer of CCS, Inc., a philanthropic fund raising consulting firm. From 1994 to 1995, he served as Executive Vice President and Head of the Commercial Real Estate Division of First Maryland Bank. From 1991 to 1994, he served as Senior Vice President and General Manager of Allied Irish Banks New York and, from 1968 to 1990, he held a variety of positions with Allied Irish Banks in Dublin, Ireland.

Mr. Leeney brings extensive experience in commercial banking, commercial and industrial lending and real estate lending. He has extensive experience in management, strategic planning and operating a large financial institution. He has experience in mergers and acquisitions and in bank marketing, sales and community outreach efforts.

Ralph F. Palleschi, a certified public accountant, has been a director of AFC and the Association since 1996. In 1983, he co-founded First Long Island Investors, Inc., a registered investment advisor pursuant to the Investment Advisers Act of 1940, as amended, and a registered broker/dealer with the Financial Industry Regulatory Authority, Inc. He continues to serve as a director and is President and Chief Operating Officer of such company. From 1993 to 1997, he served as Chief Operating Officer of the New York Islanders hockey team. From 1977 to 1983, he served as Vice President - Finance and Chief Financial Officer of Entenmann’s Inc., a publicly traded food products company. From 1968 to 1977, he was employed by Peat, Marwick, Mitchell & Co., the predecessor of KPMG LLP. He is Chairman of the Board of Trustees of the Variety Child Learning Center and a member of the Board of Directors of Abilities!.

Mr. Palleschi brings extensive experience in managing, planning and operating a financial services business in the Long Island market. He brings significant experience and knowledge of the equity markets.  As a CPA, he has expertise in developing, reviewing and maintaining systems of internal controls and in financial controls, reporting and analysis. He also has experience in the operation of a significant retail products company focused on customer demands.

Thomas V. Powderly has been a director of AFC and the Association since January 31, 1995, following the acquisition of Fidelity New York, F.S.B., referred to as Fidelity, by the Association. He served Fidelity in a variety of capacities. From 1986 to 1990, he served as Executive Vice President. In 1990, he was appointed President and Chief Operating Officer and in 1992 was named Chief Executive Officer. He was named Chairman of the Board of Directors of Fidelity in 1993. From 1993 until January 1995, he served as Chairman and Chief Executive Officer. Prior to 1986, Mr. Powderly held positions with Edward S. Gordon, Inc., a commercial real estate brokerage and management firm, and with several thrift institutions.

Mr. Powderly brings extensive experience in managing, planning and operating a large thrift institution in the markets in which AFC operates. He is knowledgeable about real estate lending and problem loan workout. He has extensive knowledge in dealing with thrift regulatory agencies. He has an extensive knowledge of the communities and markets in which AFC operates.

Executive Officers Who Are Not Directors

Monte N. Redman has served as President and Chief Operating Officer of AFC and the Association since August 2007. He served as Executive Vice President and Chief Financial Officer of AFC from December 1997 to August 2007. He served as Senior Vice President, Treasurer and Chief Financial Officer of AFC from its formation in 1993 to 1997. He joined the Association in 1977. In 1979, he was named Assistant Controller, and, in 1982, Assistant Vice President. Mr. Redman became Vice President, Investment Officer in 1985, was appointed Senior Vice President, Treasurer and Chief Financial Officer in 1989 and was appointed Executive Vice President and Chief Financial Officer in 1997. He is the past Chairman and serves on the Board of Directors of the national Tourette Syndrome Association.

Alan P. Eggleston, an attorney, has served as Executive Vice President and General Counsel of AFC since December 1997 and as Secretary since March 2001. He is responsible for the legal, auditing, asset review, human resources, regulatory compliance and security areas of the Association and AFC. He served as Senior Vice President and General Counsel of AFC from 1996 to 1997. He joined the Association in 1993 as Vice President and General Counsel. In 1994, he was named Vice President and General Counsel of AFC. In 1995, he became First Vice President and General Counsel of AFC and the Association. Prior to joining the Association, he served as an executive officer and counsel to several thrift institutions.

Frank E. Fusco, a certified public accountant, has served as Executive Vice President, Treasurer and Chief Financial Officer of AFC and the Association since August 2007. He is responsible for the treasury operations, investments, accounting operations, investor relations, financial, management and tax reporting areas, and the financial planning area, of the Association and AFC. He joined the Association in 1989. He served as Assistant Vice President from 1990 to 1992, as Vice President from 1992 to 1994, as First Vice President from 1994 to 1997 and as Senior Vice President and Treasurer from 1997 to 2007. He served in the same positions with AFC commencing in 1993. Prior to joining the Association, Mr. Fusco was employed as an auditor by Peat, Marwick, Mitchell & Co., predecessor to KPMG LLP, and as an officer of another thrift institution.

Arnold K. Greenberg has served as Executive Vice President of AFC since December 1997 and as Senior Vice President from its formation in 1993 to 1997. He is responsible for banking operations and the general services and facilities areas of the Association. He joined the Association in 1975 as Vice President and was appointed Senior Vice President in 1979 and Executive Vice President in 1997. In 1986, Mr. Greenberg became Senior Vice President, Administration and Operations, and in January of 1993, Senior Vice President, Consumer Services. He also serves as a co-chair of the Advisory Council to the Board of Directors of the Long Island Region of the American Heart Association and as a member of the Board of Trustees of the Variety Child Learning Center.

Gary T. McCann has served as Executive Vice President of AFC since December 2003. He serves as senior lending officer of the Association. Mr. McCann joined the Association in 1990. From 1993 to 1997, he served as Vice President and Director of Residential Mortgage Originations of the Association and from 1997 to 2003 served the Association as Senior Vice President. In December 2003, he became Executive Vice President of both AFC and the Association. Prior to joining the Association, Mr. McCann served as a senior officer of residential lending and commercial real estate workouts at another thrift institution. He serves as a director of Habitat for Humanity of Suffolk County, Inc., Community Development Corporation of Long Island, Inc. and the Long Island Housing Partnership, Inc.

There is no family relationship between any director, Board Nominee, officer or significant employee of AFC. There are no proceedings to which any director, officer or affiliate of AFC, any owner of record or beneficially of more than five percent (5%) of any class of AFC voting stock, or any associate of any such person, is a party adverse to AFC or any of its subsidiaries nor does any such person have a material interest adverse to AFC or its subsidiaries.

Director Independence

As required by the New York Stock Exchange, referred to as the NYSE, Listed Company Manual, the Board has determined that at least a majority of the current directors of AFC are independent. Specifically, the Board has determined that, with the exception of Mr. Engelke and Mr. Keegan, all directors of AFC and the Board Nominees are independent. Mr. Engelke and Mr. Keegan have been determined not to be independent due to their positions as executive officers of AFC and the Association.

In addition to utilizing the specific independence standards set forth in Section 303A of the NYSE Listed Company Manual, the Board has adopted Director Independence Standards, a copy of which are set forth below and are posted on AFC’s Investor Relations website at http://ir.astoriafederal.com under the heading “Corporate Governance.” The Director Independence Standards are intended to supplement the NYSE independence standards and to cover three specific situations: (i) directors who obtain routine banking services from the Association; (ii) donations by AFC or the Association to charities with which directors are associated; and (iii) direct or indirect payments for services by executive officers to companies with whom directors are affiliated made under circumstances where the payments, if made by AFC for services rendered to AFC, would not impair the directors’ independence pursuant to the NYSE Listed Company Manual.

Astoria Financial Corporation

Director Independence Standards

The following are standards adopted by Astoria Financial Corporation (the “Corporation”) for use in determining, pursuant to the New York Stock Exchange Listed Company Manual Section 303A, the status of each director’s “independence”. In addition to the specific criteria set forth in Paragraph No. 2 of Section 303A, as amended from time to time, the following categorical standards shall be applied by the Board of Directors in making its determinations.

1.
The Corporation’s wholly owned subsidiary, Astoria Federal Savings and Loan Association (the “Association”), is a federally chartered savings and loan association. Its primary business consists of providing consumer banking services to the public and originating mortgage loans for portfolio. Its operations are heavily regulated and it is regularly and routinely examined by the Office of Thrift Supervision (the “OTS”).

Directors of the Corporation are encouraged to utilize the Association’s consumer banking services and its lending capabilities, in accordance with OTS and applicable Federal Reserve Board regulations.

The Corporation recognizes that if a director deposits funds with the Association and the Association experiences financial or other regulatory difficulties, a conflict could exist which might impair a director’s independence, particularly if the director maintains a deposit in an amount or under circumstances that would result in all or some portion of the deposit not being insured by the Federal Deposit Insurance Corporation (the “FDIC”).

Similarly, if a director borrows funds from the Association and that loan is either in default or otherwise shows signs of credit weakness, a director’s independence could be impaired.

In conducting its examinations of the Association, the OTS utilizes a classification system and assigns a numerical rating to the Association in order to signify the level of financial strength and regulatory concern posed by the institution. This system is referred to as the CAMELS rating. The ratings, which, by law, are confidential, range from 1 to 5, with 1 being the highest rating and 5 being the lowest. Institutions with CAMELS ratings of 3, 4 or 5 exhibit some degree of supervisory concern, exhibit unsafe and unsound practices or conditions, or exhibit extremely unsafe and unsound practices or conditions, respectively. Institutions ranked 1 or 2 under the CAMELS system have been found by the OTS to be either sound in every respect or fundamentally sound.

A director’s independence will not be considered impaired at any time due to the director, directly or indirectly, having on deposit with the Association amounts which would be fully insured by the FDIC or, so long as the Association maintains a CAMELS rating of 1 or 2, in any amount.

A director’s independence will not be considered impaired so long as a direct or indirect loan to the director was granted in compliance with Federal Reserve Board Regulation O and applicable OTS regulations, the loan is not, according to the Association’s usual policies, classified as non-accrual, past due, restructured or a potential problem loan and the loan does not involve more than the normal risk of collectibility or otherwise present other unfavorable features.

As other banking services provided by the Association are readily available at competitive pricing, use by a director of other banking or financial services offered by the Association to the public will not be considered to impair a director’s independence.

2.
Pursuant to the Community Reinvestment Act, the Association is obligated to demonstrate the extent to which it ascertains and meets the credit needs of the communities it serves. As part of this responsibility, the Association and the Corporation encourage their directors and officers to be active in local charities and provides financial and other support to local charities and other non-profit organizations, particularly those that are housing related. No director will be considered to have his independence impaired because the Association may provide directors and officers liability coverage for the director’s service to such charity or non-profit organization or due to grants, contributions or donations made by the Association to a charity or non-profit organization with which the director is affiliated so long as such grants, contributions or donations by the Corporation or the Association do not exceed $100,000 per year.

3.
While the focus of the New York Stock Exchange Listing Manual standards, as they relate to the independence of directors, is on relationships with the Corporation, circumstances could exist where a relationship between a director and an executive officer of the Corporation is such that such relationship in and of itself could impair the independence of the director.

(A)
The fact that a director and an executive officer may have equity investments in a company or enterprise, where the Corporation or Association does not do any business with that company or enterprise shall not result in the director’s independence being impaired.

(B)
If a director is associated with a company or enterprise with which the Corporation or Association does not do business, but with which an executive officer does business unrelated to the Corporation or Association, the director’s independence will not be deemed impaired so long as the revenue generated by such business, in any of the last three fiscal years, does not exceed the greater of $1,000,000 or 2% of such company’s consolidated gross revenue.

During its review of director independence for each Board Nominee and other members of the Board that have been identified as independent, the Board considered transactions and relationships between each director or any member of his or her immediate family and AFC and its subsidiaries, affiliates and equity investors, including those reported under Transactions with Certain Related Persons commencing on page 20.  The Board also examined transactions and relationships between directors or their affiliates and members of executive management or their affiliates. The purpose of this review was to determine whether any such relationships or transactions were inconsistent with a determination that the director is independent.

Specifically, with respect to the directors determined to be independent, the Nominating and Corporate Governance Committee and the Board considered the following transactions and relationships:

i)	the deposit relationships maintained, either directly or indirectly, by Mr. Conefry, Mr. Connors, Mr. Donahue, Mr. Haeffner and Mr. Powderly with the Association;
ii)	the lending relationships maintained by Mr. Donahue and members of his family, Mr. Haeffner, a member of Mr. Palleschi’s family, and Mr. Powderly as borrowers of the Association;
iii)
the previous relationships of Mr. Connors to Curran and Connors, Inc., a company utilized by AFC to assist in the preparation of its annual report to shareholders, and specifically the overall amount of fees paid for such service and the revenue provided to such company as a result of such engagement relative to such company’s overall revenue;  and

iv)
the relationship of Mr. Palleschi to a company utilized personally by Mr. Engelke and another executive officer to invest personal funds and the fees generated to such company as a result of such relationships relative to such company’s overall revenue.

In addition, the Nominating and Corporate Governance Committee and the Board annually review the charitable contributions made by the Association and determined that no contributions were made of sufficient size to impair the independence of any director who might be affiliated with such charities.

Board Leadership Structure

The positions of Chairman of the Board and Chief Executive Officer are held by Mr. Engelke.  In these roles, Mr. Engelke has general charge, supervision and control of the business and affairs of AFC, and is responsible generally for assuring that policy decisions of the Board are implemented as adopted. As part of his duties, Mr. Engelke is also responsible for overall strategic planning and exploring growth opportunities, and for performing such other duties as the Board may from time to time assign.  As the Chairman of the Board, Mr. Engelke provides leadership to the Board and works with the Board to define its structure and activities in the fulfillment of its responsibilities. We believe this Board leadership structure is appropriate for AFC, in that the combined role of Chairman of the Board and Chief Executive Officer promotes unified leadership and direction for AFC, allowing for a single, clear focus for management to execute AFC’s strategy and business plan while contributing to a more efficient and effective Board.  The Board also believes that AFC’s strong performance under Mr. Engelke, especially in light of the recent financial crisis, demonstrates the effectiveness of its leadership approach.

In addition, the Board has a presiding director, whose primary responsibility is to preside over periodic executive sessions of the independent members of the Board.  The presiding director coordinates the agenda for meetings of the independent directors, serves as a liaison between the independent directors and management and outside advisors, and makes periodic reports to the Board regarding the actions and recommendations of the independent directors. The independent members of the Board have designated Mr. Palleschi to serve in this position for 2010.

Oversight of Risk Management

The Board’s role in AFC’s risk oversight process includes receiving regular reports from members of senior management on areas of material risk to AFC, including operational, financial, legal, regulatory, strategic and reputational risks. The Board receives these reports to enable it to understand AFC’s risk identification, risk management and risk mitigation strategies. In addition, as a part of its charter, the Audit Committee assists the Board in its oversight of AFC’s risk assessment and risk management policies as well as the procedures and the safety and soundness of AFC. The Audit Committee, while focused on financial risk, including internal controls, receives an annual report from the Chief Financial officer outlining the risks faced by AFC and the manner in which those risks are managed.

Identifying and Evaluating Nominees for Director

The Board has adopted, and at least annually reviews and approves, Nominee Qualification Guidelines, for use by the Nominating and Corporate Governance Committee in evaluating all potential nominees, and Corporate Governance Guidelines, which set forth, among other matters, Board composition and director qualification standards.   Although the Board does not have a formal diversity policy, among the matters reviewed are the candidate’s integrity, maturity and judgment, experience, collegiality, expertise, diversity, commitment and independence. With respect to the review of a candidate’s diversity, the Nominee Qualification Guidelines state that candidates should be sufficiently diverse to provide a range of perspectives representative of the interests of the constituencies served or to be considered from time to time by the Board, including, but not limited to, our shareholders, the communities and customers we serve and our employees.  The Nominating and Corporate Governance Committee considers diversity inclusive of, but limited to, race, gender, ancestry and thought, which is an important ingredient in the maintenance of an appropriate range of perspectives. Copies of the Nominee Qualification Guidelines and the Corporate Governance Guidelines are available on AFC’s Investor Relations website at http://ir.astoriafederal.com under the heading “Corporate Governance.” Printed copies may also be requested by contacting AFC’s Investor Relations Department by calling (516) 327-7869 or in writing at the address set forth on page 1 of this Proxy Statement.

The Board has also implemented a procedure for evaluating the performance of the Board, each of its committees and each of its directors. The evaluation of directors is considered and reviewed by the Nominating and Corporate Governance Committee in considering the nomination of existing directors.

If a shareholder presents a potential nominee, the shareholder will be encouraged to provide information that is responsive to the Nominee Qualification Guidelines to assist the Nominating and Corporate Governance Committee in evaluating proposed nominees, including the specific experience, qualifications, attributes or skills that led the shareholder to conclude that the potential nominee should serve as a director.   Such nominations and related information will be considered and reviewed by the Nominating and Corporate Governance Committee. All nominees, including incumbent directors, Board nominees and shareholder nominees, will be evaluated in the same manner by the Nominating and Corporate Governance Committee. AFC has never been presented with a shareholder nominee and has never retained any third party to assist in the search process. The Charter of the Nominating and Corporate Governance Committee authorizes the Committee to utilize the services of search firms at the Committee’s discretion.

Pursuant to the Corporate Governance Guidelines adopted by the Board, all newly elected Board members are required, at the time of their initial election to the Board, to have an investment in AFC Common Stock.  Within three years of initial election, directors are expected to maintain beneficial ownership in non-derivative shares of AFC Common Stock equal to at least 3,000 shares. All directors and Board Nominees satisfy such requirement without regard to any phase-in period.

For a description of the procedures to be followed by shareholders in submitting director nominations and related information, see Additional Information - Shareholder Proposals and Notice of Business to be conducted at an Annual Meeting commencing on page 66.

Committees and Meetings of the Board

The Board meets on a monthly basis and may have additional special meetings upon the request of the Chairman and Chief Executive Officer, the President and Chief Operating Officer or any three (3) members of the Board. During the fiscal year ended December 31, 2009, the Board met twelve (12)  times. No director attended less than seventy five percent (75%) of the total number of meetings held by the Board and its committees on which such director served.

In addition, the non-management directors of AFC met three (3) times during 2009.  Such meetings are presided over by Mr. Palleschi, as Presiding Director.

The Board has established three (3) standing committees: the Compensation Committee, the Nominating and Corporate Governance Committee and the Audit Committee, which is a separately-designated standing audit committee established in accordance with section 3(a)(58)(A) of the Exchange Act. Copies of the Compensation Committee’s Charter, the Nominating and Corporate Governance Committee’s Charter and the Audit Committee’s Charter, as well as AFC’s Bylaws, are posted on AFC’s Investor Relations website at http://ir.astoriafederal.com under the heading “Corporate Governance.” Shareholders may request a printed copy of each such document by contacting AFC’s Investor Relations Department by calling (516) 327-7869 or in writing at the address specified on page 1 of this Proxy Statement.

Compensation Committee

The Compensation Committee consists of Mr. Connors, as Chairman, and Messrs. Donahue, Haeffner, Palleschi and  Powderly. The function of the Compensation Committee is to carry out the duties and responsibilities set forth in the Charter of the Compensation Committee, including but not limited to, (i) discharging the responsibilities of the Board relating to AFC’s compensation and benefit plans and practices, including its executive compensation plans and its incentive compensation and equity-based plans; (ii) producing an annual Compensation Committee Report as required by the U. S. Securities and Exchange Commission, referred to as the SEC, for inclusion in AFC’s proxy statements (see page 31); and (iii) otherwise assisting the Board in its oversight responsibilities with respect to the human resources, compensation and benefits activities of AFC and its subsidiaries. The Compensation Committee administers the Astoria Financial Corporation Executive Officer Annual Incentive Plan, referred to as the Executive Incentive Plan, establishes target incentives and goals, and reviews performance relative to such goals pursuant to the Executive Incentive Plan.  The Compensation Committee also administers the 1999 Stock Option Plan for Officers and Employees of Astoria Financial Corporation, referred to as the 1999 Officer Option Plan, the 2003 Stock Option Plan for Officers and Employees of Astoria Financial Corporation, referred to as the 2003 Stock Option Plan, and the 2005 Re-designated, Amended and Restated Stock Incentive Plan for Officers and Employees of Astoria Financial Corporation, referred to as the 2005 Stock Incentive Plan, including the granting of various forms of equity compensation pursuant to the 2005 Stock Incentive Plan. The Committee also administers the 1999 Stock Option Plan for Outside Directors of Astoria Financial Corporation, referred to as the 1999 Directors Option Plan, and the 2007 Directors Stock Plan, referred to as the 2007 Directors Stock Plan. The committee meets as needed and met nine (9) times during 2009.

The Compensation Committee has the authority to establish compensation levels for the executive officers. It annually reviews director compensation. As a matter of practice, the actions of the Compensation Committee with respect to executive officer compensation and recommendations the Compensation Committee may make with respect to director compensation are reviewed by the Board at the next regular Board meeting for ratification and approval. The Compensation Committee may not delegate its authority. For a discussion of the role of the executive officers in determining or recommending the amount and form of executive officer and director compensation and the role and identity of compensation consultants utilized and the nature of the assignments undertaken, see Compensation Committee - Corporate Governance commencing on page 16, Compensation Committee Interlocks and Insider Participation commencing on page 24, Director Compensation commencing on page 25 and CD&A commencing on page 31. All members of the Compensation Committee are independent as determined by the Board and as such term is defined in the NYSE Listed Company Manual. For a discussion of director independence, see Director Independence commencing on page 11.

                      Corporate Governance

Recommendations to the Compensation Committee of AFC with respect to executive and non-executive officers’ salaries and other compensation components are presented by Mr. Engelke, Mr. Redman, other executive officers and Human Resources management. Recommendations concerning non-executive officer compensation are developed based in large part upon input from the executive officer to whom such officers report. Mr. Engelke and Mr. Redman also provide insight to the Compensation Committee regarding their performance and that of the other officers of AFC, both executive and non-executive. Mr. Engelke and Mr. Redman do not participate in the Compensation Committee’s deliberations or approval of compensation issues relating to their own compensation.

During 2009, Mr. Engelke, Mr. Redman and Mr. Eggleston attended meetings of the Compensation Committee and assisted the Compensation Committee in the performance of its responsibilities relative to director and executive compensation.  Among the matters discussed with the Compensation Committee by management were the following:

i)	proposed salary levels for all officers of AFC and the Association;
ii)	AFC’s actual performance for 2008 and its projected performance for both 2009 and 2010;
iii)	AFC’s actual incentive payouts for 2008 and proposed incentive compensation performance targets for 2009 and 2010;
iv)	equity grant awards made to directors and officers in February, 2009 and the methodology used to calculate said awards;
v)	levels of director compensation;
vi)	the Compensation Committee Report and CD&A contained in AFC’s April 13, 2009 Proxy Statement;
vii)	the reporting structure for the Human Resources function;
viii)
an amendment to the Executive Officer Annual Incentive Plan designed to extend the term of the plan for five years, from December 31, 2008, bring the plan into compliance with Section 409A of the Internal Revenue Code, referred to as the Code, and amend the definition of “named executives” to conform to that in the Code;

ix)	compliance issues with respect to Section 409A of the Code relating to deferred compensation arrangements;
x)	proposed amendments to the Executive Officer employment agreements to alter the severance and change of control provisions therein and to delete the TARP-related provisions therefrom;
xi)
proposed amendments to the Senior Vice President employment agreements to conform the change of control provisions therein to those in the Executive Officer employment agreements and to remove the TARP-related provisions therefrom;

xii)	amendments to the Association Severance Compensation Plan to exclude bonus and commission based compensation from the definition of compensation upon which severance benefits are calculated;
xiii)	salary guidelines for 2010;
xiv)	increases in medical insurance premiums and proposed plan changes to control costs;
xv)	the sufficiency of the number of shares of AFC Common Stock remaining in the 2007 Directors Stock Plan and the 2005 Stock Incentive Plan for future equity compensation grants;
xvi)	the discretionary grants of restricted stock made to the two new directors, Mr. Leeney and Mr. Chrin, pursuant to the 2007 Directors Stock Plan;
xvii)
amendments made to the Cafeteria Plan, the Medical Flexible Spending Account, the Incentive Savings Plan, the Employees Pension Plan and the ESOP to bring such plans into compliance with various regulatory changes and to maintain their status as qualified plans;

xviii)	officer promotions; and
xix)	reports entitled “Change-in-Control Review” and “Long Term Incentive Review & Recommendation” issued by Hewitt Associates, LLC, the compensation consultant retained by the Compensation Committee.

When officers attend Compensation Committee meetings, they do so at the invitation of the Committee. It is generally the practice of the Compensation Committee to meet in executive session following management participation in meetings to allow time for discussion without management present.

In addition, members of the Compensation Committee are provided complete and open access to all officers of AFC and the Association throughout the year. AFC and its executive management do not monitor or maintain records regarding the frequency or subject matter of such contacts outside of contacts with the executive officers.

In 2007, the Compensation Committee retained the services of Hewitt Associates LLC to conduct a competitive review of the compensation levels and composition for AFC’s executive officers and to review the amount and structure of potential compensation for executive officers related to change of control.  Hewitt’s methodology consisted of both comparing AFC’s executive compensation with a “peer” group of comparably sized thrift and banking institutions, and also comparing the positions held and functions performed  by AFC’s executives with comparable positions against a universe of financial services companies and regressing the resulting data statistically to account for size variations of AFC compared to this universe.  This review, which was completed in December, 2007, was taken into account by the Compensation Committee in establishing the executive officers’ compensation in 2008.  The companies utilized by Hewitt Associates LLC as “peers” included Associated Banc-Corp, BOK Financial Corporation, City National Corporation, Colonial BancGroup, Commerce Bancorp, Inc., Compass Bancshares, Inc., Downey Financial Corp., Hudson City Bancorp, Inc., Huntington Bancshares Incorporated, Indymac Bancorp, Inc., New York Community Bancorp Inc., Synovus Financial Corp., Webster Financial Corporation and Zions Bancorporation.

In 2008, the Compensation Committee retained Hewitt Associates LLC to advise the Compensation Committee regarding two issues.  The first was the prevalence or not of excluding other- than-temporary impairment charges, referred to as OTTI charges, from the calculation of net income determined appropriate for measuring executive and non-executive officer incentive compensation.  The Compensation Committee had previously determined to exclude certain OTTI charges from 2008 incentive compensation calculations, and was considering reducing incentive compensation awards, if any, that resulted from an OTTI charge taken in 2008.  Ultimately, no incentive awards were due based upon the financial performance of 2008 including the adjustments for the OTTI charge.

Hewitt Associates LLC was also asked to review AFC’s methodology and magnitude of equity grants made to officers, both executive and non-executive, pursuant to the 2005 Stock Incentive Plan.  Hewitt Associates LLC compared AFC’s equity grant practices to long term incentive practices of a group of “peer” companies.  The “peer” companies included Citadel Investment Group, LLC, CME Group, Inc., Colonial Bank, Compass Bank, Cullen/Frost Bankers, Inc., Downey Savings and Loan Association F. A., Huntington Bancshares Incorporated, John Deere Credit Company, M&T Bank Corporation, Marshall & Ilsley Corporation, National Rural Utilities Cooperative Financial Corporation, Navy Federal Credit Union, Synovus Financial Corporation, UnionBanCal Corporation and Zions Bancorporation.  The results of this review were taken into consideration by the Compensation Committee with respect to the equity grants made in February, 2009.

Hewitt Associates LLC during 2009 was asked to provide a competitive review of AFC’s change in control arrangements applicable to both executive and non-executive officers and staff. The consultant compared AFC’s arrangements to market practice. The consultant compared the cost of AFC’s executive employment contract change in control related provisions to that of a more specific peer group. The banking peer group utilized included Associated Banc-Corp, BOK Financial Corporation, City National Corporation, Colonial Bancgroup, Hudson City Bancorp Inc, Huntington Bancshares, New York Community Bancorp Inc., Synovus Financial Corporation Webster Financial Corporation and Zions Bancorporation.

The Compensation Committee also asked Hewitt Associates LLC to review the Executive Officer Annual Incentive Plan and long-term incentive methodology, i.e. equity grant methodology, in preparation for 2010. In addition, the consultant did a peer review based upon its proprietary database using financial service companies with under $5 billion in revenue with regard to long-term incentive award levels. The peer sample included BBVA Compass, CME Group Inc, Cullen/Frost Bankers, Inc., Huntington Bancshares, Janus Capital Corporation, M & T Bank Corporation, Marshall & Ilsley Corporation, Moody’s Corporation, The Northern Trust Company, The PMI Group, Inc. and Union Bank N.A.

The only instruction provided to Hewitt Associates LLC beyond the scope of their engagements, outlined above, was to direct that a preliminary draft of their report would be simultaneously delivered to both the Chairman of the Compensation Committee and to management. This process was established to ensure that the consultants were free from any interference from management in presenting their conclusions to the Compensation Committee’s representative and so that management would be provided with an opportunity to review the report so that any errors or inaccuracies could be corrected by the consultants before a final report was presented to the Compensation Committee.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee consists of Mr. Palleschi, as Chairman, and Messrs. Conefry, Connors, Haeffner and Powderly. The function of the Nominating and Corporate Governance Committee is to carry out the duties and responsibilities set forth in the Charter of the Nominating and Corporate Governance Committee, including but not limited to, (i) assisting the Board in identifying individuals qualified to become Board members; (ii) recommending to the Board nominees for election to the Board; (iii) reviewing nominations for election to the Board made by shareholders of AFC pursuant to Article I, Section 6(c) of AFC’s Bylaws; (iv) assisting the Board in developing and implementing a process to assess the effectiveness of individual Board members and of the Board and its committees collectively; (v) advising the Board with respect to Board and committee composition and procedures; (vi) developing, recommending to the Board and annually reviewing AFC’s Corporate Governance Guidelines; and (vii) otherwise carrying out the duties, goals and responsibilities assigned to the Nominating and Corporate Governance Committee pursuant to AFC’s Bylaws, the Corporate Governance Guidelines and the Nominating and Corporate Governance Committee’s Charter. The Nominating and Corporate Governance Committee meets as needed and met five (5) times during 2009. All members of the Nominating and Corporate Governance Committee are independent as determined by the Board and as such term is defined in the NYSE Listed Company Manual. For a discussion of director independence, see Director Independence commencing on page 11.

Audit Committee

The Audit Committee consists of Mr. Donahue, as Chairman, and Messrs. Conefry, Connors, Haeffner and Palleschi. The function of the Audit Committee is to oversee the accounting and financial reporting processes of AFC and audits of the financial statements of AFC and to carry out the duties and responsibilities set forth in the Charter of the Audit Committee, including but not limited to, (i) assisting Board oversight of: (a) the integrity of AFC’s financial statements, (b) AFC’s compliance with legal and regulatory requirements, (c) the qualifications and independence of AFC’s independent registered public accounting firm, and (d) the performance of AFC’s independent registered public accounting firm and the internal audit function; (ii) preparing an Audit Committee report as required by the SEC to be included in AFC’s annual proxy statement (see page 65); and (iii) performing such other functions as shall be assigned to the Audit Committee by the Board. The Audit Committee also reviews (1) the scope and results of the audits and reviews performed by AFC’s internal auditor and AFC’s independent registered public accounting firm, (2) the internal controls and accounting systems and policies of AFC, (3) the basis for certain reports to the Association’s regulatory authorities, and (4) reports of examination of AFC and the Association issued by the Office of Thrift Supervision or other regulatory authorities. The Board has determined that Mr. Palleschi is the audit committee financial expert. All members of the Audit Committee have been determined by the Board to be independent as defined in the NYSE Listed Company Manual. For a discussion of director independence, see Director Independence commencing on page 11. While the Board has not directly limited the number of audit committees of other public companies on which an Audit Committee member may sit, the Board has limited, within AFC’s Corporate Governance Guidelines, Board member service on the boards of directors of other public companies to no more than two other boards of directors. The Audit Committee meets, at a minimum, on a quarterly basis, and met eight (8) times during 2009. For additional information regarding Audit Committee activities, see Report of the Audit Committee commencing on page 65.

Transactions with Certain Related Persons

AFC maintains a written policy, which is set forth in its Code of Business Conduct and Ethics, detailing its approval process for related party transactions. Under the written policy, loans and extensions of credit by the Association to directors and executive officers of AFC must be approved by the Association’s Board.  The written policy also mandates that the following business dealings must be approved by the Board, with the officer or director who is interested or related to the interested party refraining from participating in the consideration or determination of the matter: (i) any transaction to purchase or lease from, jointly own with, or sell or lease to, a related party real or personal property, directly or indirectly; (ii) the use of our personnel, facilities, or real or personal property for other than AFC’s benefit; (iii) the payment by AFC of commissions and/or fees, including, but not limited to, brokerage commissions or investment banking, management, consulting, architectural or legal fees; and (iv) service agreements. The Code of Business Conduct and Ethics is posted on AFC’s Investor Relations website at http://ir.astoriafederal.com under the heading Corporate Governance. Shareholders may request a printed copy of such document by contacting AFC’s Investor Relations Department by calling (516) 327-7869 or in writing at the address specified on page 1 of this Proxy Statement.

AFC does not engage in loan transactions with its directors or executive officers or members of their families.  With the exception of the ESOP, AFC does not engage in loan or other transactions with holders of five percent (5%) or more of the shares of any class of its common stock.

The Association maintains the ESOP, which is a defined contribution pension plan, for the benefit of its eligible employees. To fund the purchase of the AFC Common Stock held by the ESOP, the ESOP borrowed funds from AFC. The ESOP loans, as of January 1, 2009 had an outstanding principal balance of $28,564.650.58, bear an interest rate of 6.00%, mature on December 31, 2029 and are collateralized by the unallocated AFC Common Stock purchased with the loan proceeds. The Association makes scheduled contributions to fund debt service and cash contributions.  The Association’s contributions may be reduced by dividends paid on unallocated shares and investment earnings realized on such dividends. Beginning in 2010, the cash contribution will be in an amount equal to dividends paid on unallocated shares.  Dividends paid on unallocated shares, which reduced the Association’s contribution to the ESOP, totaled $2.7 million for the year ended December 31, 2009. The ESOP loans had an aggregate outstanding principal balance of $23,944,035.35 as of the Record Date. The principal amount paid on such loans during 2009 amounted to $4,620,615.23, while the interest paid was $1,713,879.03.

The AFC Common Stock purchased by the ESOP is held in trust for allocation among participants as the loans are repaid. Pursuant to the loan agreements, the number of shares allocated annually is based upon a specified percentage of aggregate eligible payroll for the Association’s covered employees. Shares of AFC Common Stock allocated to participants totaled 961,512 for the year ended December 31, 2009. Through December 31, 2009, a total of 10,817,406 shares have been allocated to participants. As of December 31, 2009, 4,251,156 shares of AFC Common Stock, which had a fair value of $52.8 million, remain unallocated and collateralize the repayment of the ESOP loans.

For additional information regarding the ESOP, see Security Ownership of Certain Beneficial Owners commencing on page 4, Security Ownership of Management commencing on page 22 and Note 15 of Notes to Consolidated Financial Statements.

The Association is a federally chartered savings and loan association and engages in the lending business. All loan transactions between the Association and the directors and executive officers of AFC or the Association, members of their families, and holders of five percent (5%) or more of the shares of any class of AFC’s stock, and affiliates thereof, have been made either in accordance with the Association’s Employee & Director Mortgage & Home Equity Loan Policy, discussed more fully below, or:

i)	were made only in the ordinary course of AFC’s and the Association’s businesses,
ii)	were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable loans with persons not related to AFC or the Association, and
iii)	did not involve more than the normal risk of collectibility or present other unfavorable features.

As noted above, the Association maintains an Employee & Director Mortgage & Home Equity Loan Policy pursuant to which certain employees, officers and directors of the Association are eligible for certain discounts on residential mortgage loans and home equity loans made by the Association.

Pursuant to the Employee & Director Mortgage & Home Equity Loan Policy, all full time employees, officers and directors of the Association in good standing and having at least two years of continuous service are eligible to obtain discounts on certain mortgage and home equity loans provided by the Association. The discount is available only on loans secured by the participant’s owner-occupied, primary residence. The discount is not available on mortgage loan products which are not intended to be held in portfolio by the Association. The loans must, in all respects, satisfy all normal underwriting parameters applicable to non-affiliated customers. Such loans may not involve more than the normal risk of collection or present other unfavorable features.

For eligible mortgage loans, the following discounts are provided:

i)	discount/origination fees, up to a maximum of 2% of the loan amount, if applicable, are waived at closing;
ii)	underwriting and document preparation fees, if applicable, are waived at closing; and
iii)	the interest rate is adjusted as follows:
a)	on fixed rate loans, the applicable interest rate is lowered by .50%;
b)	on adjustable rate mortgage loans, both the initial rate and the margin used on future rate adjustments are reduced by ..50%.

For fixed rate home equity loans, the interest rate is reduced by .50%. No discounts are provided on home equity lines of credit.

Once a discounted mortgage loan is obtained, it may be refinanced through use of the Association’s refinance or modification programs once within the first ten years and the discounts will continue to be available. After ten years, the property can be refinanced one time with new discounts applied.

The interest rate discounts continue to apply so long as the participant continues in the service of the Association, or after the participant ceases service due to disability, death or retirement at or after age 55 with at least ten years of service. In the event of death, the benefit is available to the participant’s spouse for as long as the spouse occupies the principal residence. Upon retirement, no discounts are allowed on refinances of any kind or if a new primary residence is purchased.

The following directors and executive officers have received the benefit of interest rate or other discounts during 2009 as specified in the Association’s Employee & Director Mortgage & Home Equity Loan Policy:

Name	Interest Rate Payable on Indebtedness (%)		Highest Aggregate Amount of Indebtedness Outstanding since January 1, 2009 ($)	Principal Balance outstanding as of the Record Date ($)	Amount of Principal Paid on Indebtedness during 2009 ($)	Amount of Interest Paid On Such Indebtedness during 2009 ($)
Frank E. Fusco	2.750	(1)	214,421	206,378	6,176	8,917
Peter C. Haeffner	4.625		349,991	349,991	0	16,187
Thomas V. Powderly	4.500		261,429	250,079	9,029	11,580
Leo J. Waters	4.875		267,654	267,654	0	13,102

(1)
Mr. Fusco’s loan is an adjustable rate mortgage loan.  His interest rate adjusted, according to the loan’s terms, during 2009.    The interest rate reflected in the table above is the rate in effect as of December 31, 2009.

All loans outstanding to the directors, Board Nominees or executive officers of AFC or members of their immediate families were made in conformity with the Association’s policies in this regard and have not been classified as non-accrual, past due, restructured or potential problem loans. All such loans are subject to and comply with the insider lending restrictions of Section 22(h) of the Federal Reserve Act (12 U.S.C. §375b).

    Mr. Connors, a director and Chairman of the Compensation Committee of AFC and the Association, had a previous relationship with Curran and Connors, Inc., a company utilized by AFC to assist in the preparation of its annual report to shareholders.  For additional information regarding this relationship, see Compensation Committee Interlocks and Insider Participation commencing on page
24.

Security Ownership of Management

   The following table sets forth information concerning the interests in AFC Common Stock as of the Record Date of each director and Board Nominee of AFC, each Named Executive and all directors and executive officers of AFC as a group. For purposes of the Annual Meeting, AFC Common Stock is the only AFC voting stock outstanding.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership (1)(2)		Percent of Class (3)
George L. Engelke, Jr.	3,893,739	(4)	3.98
Gerard C. Keegan	1,112,966	(5)	1.14
John R. Chrin	29,961	(6)
John J. Conefry, Jr.	84,094	(7)
Denis J. Connors	101,762	(8)
Thomas J. Donahue	209,533	(9)
Peter C. Haeffner, Jr.	56,504	(10)
Brian M. Leeney	5,461	(11)
Ralph F. Palleschi	97,760	(12)
Thomas V. Powderly	34,760	(13)
Monte N. Redman	1,710,719	(14)(15)	1.75
Gary T. McCann	624,067	(16)
Frank E. Fusco	578,232	(14)(17)
All directors, Board Nominees and executive officers as a group. (15 persons)	22,231,096	(14)(18)	22.71

(1)	Except as otherwise indicated, each person listed has sole voting and investment power with respect to the shares of AFC Common Stock indicated.
(2)
Included are shares of AFC Common Stock which could be acquired within 60 days of the Record Date pursuant to options to acquire AFC Common Stock as follows: Mr. Engelke (2,251,464 shares), Mr. Keegan (739,400 shares), Mr. Conefry (24,000 shares), Mr. Connors (42,000 shares), Mr. Donahue (42,000 shares), Mr. Haeffner (30,000 shares), Mr. Palleschi (36,000 shares), Mr. Powderly (6,000 shares), Mr. Redman (900,669 shares), Mr. McCann (358,650 shares),  Mr. Fusco (303,414 shares) and all directors, Board Nominees and executive officers as a group   (5,943,133 shares).  In all cases, the exercise price of such options exceeded the market value of  AFC Common Stock on the record date.

(3)	Except as otherwise indicated, the percent of class beneficially owned does not exceed one percent (1.00%).
(4)
Included are 46,740 shares of AFC Common Stock as to which Mr. Engelke has shared voting and investment power, 276,910 shares of AFC Common Stock as to which he has sole voting and no investment power and 36,259 shares of AFC Common Stock as to which he has shared voting and sole investment power. Mr. Engelke has pledged 1,215,879 shares of AFC Common Stock pursuant to a margin account arrangement.  The margin balance outstanding, if any, pursuant to such arrangement may vary from time to time.

(5)
Included are 69,577 shares of AFC Common Stock as to which Mr. Keegan has shared voting and investment power and 204,236 shares of AFC Common Stock as to which he has sole voting and no investment power.

(6)
Included are 20,000 shares of AFC Common Stock as to which Mr. Chrin has shared voting and investment power and 5,461 shares of AFC Common Stock as to which he has sole voting and no investment power.  Mr. Chrin has pledged 24,500 shares of AFC Common Stock pursuant to a margin account arrangement.  The margin balance outstanding, if any, pursuant to such arrangement may vary from time to time.

(7)
Included are 10,760 shares of AFC Common Stock as to which Mr. Conefry has sole voting and no investment power. Mr. Conefry has pledged 44,991 shares of AFC Common Stock pursuant to a margin account arrangement.  The margin balance outstanding, if any, pursuant to such arrangement may vary from time to time.

(8)
Included are 10,760 shares of AFC Common Stock as to which Mr. Connors has sole voting and no investment power. Mr. Connors has pledged 49,000 shares of AFC Common Stock pursuant to a margin account arrangement.  The margin balance outstanding, if any, pursuant to such arrangement may vary from time to time.

(9)
Included are 156,772 shares of AFC Common Stock as to which Mr. Donahue has shared voting and investment power and 10,760 shares of AFC Common Stock as to which he has sole voting and no investment power. Mr. Donahue has pledged 98,665 shares of AFC Common Stock pursuant to a margin account arrangement.  The margin balance outstanding, if any, pursuant to such arrangement may vary from time to time.

(10)
Included are 500 shares of AFC Common Stock as to which Mr. Haeffner has shared voting and investment power and 10,760 shares of AFC Common Stock as to which he has sole voting and no investment power. Mr. Haeffner has pledged 15,744 shares of AFC Common Stock pursuant to a margin account arrangement.  The margin balance outstanding, if any, pursuant to such arrangement may vary from time to time.

(11)	Mr. Leeney has sole voting and no investment power with respect to 5,461 shares of AFC Common Stock.
(12)
Included are 10,760 shares of AFC Common Stock as to which Mr. Palleschi has sole voting and no investment power. Mr. Palleschi has pledged 51,000 shares of AFC Common Stock pursuant to a margin account arrangement.  The margin balance outstanding, if any, pursuant to such arrangement may vary from time to time.

(13)
Included are 18,000 shares of AFC Common Stock as to which Mr. Powderly has shared voting and investment power and 10,760 shares of AFC Common Stock as to which he has sole voting and no investment power.

(14)
Messrs. Redman and Fusco are among the trustees and members of the Plan Committees. The Plan Committees are each composed of the same five individual members. The shared membership of the Plan Committees may constitute an arrangement or relationship that results in indirect beneficial ownership by each of them under Rule 13d-3(a) of the Exchange Act of those shares beneficially owned by each of the others. Each of the trustees and members of the Plan Committees disclaims membership in a group and affirms that they have not agreed to act together with any of the others for any purpose of acquiring, holding, voting or disposing of the AFC Common Stock. Each of the Plan Committees acts by majority vote of their five members and no member of any of the Plan Committees may act individually to vote or dispose of shares of the AFC Common Stock by means of their membership in any or all of the Plan Committees. The ESOP claims beneficial ownership of, and shared voting and dispositive power with respect to, 9,776,825 shares of AFC Common Stock as of December 31, 2009. The Plan Committees claim sole voting and dispositive power with respect to 806,727 shares of AFC Common Stock, shared voting power with respect to 979,464 shares of AFC Common Stock and shared dispositive power with respect to 10,756,289 shares of AFC Common Stock as of December 31, 2009. The amount shown for all directors, Board Nominees and executive officers as a group includes 11,563,016 shares beneficially owned by the Plan Committees. See Security Ownership of Certain Beneficial Owners commencing on page 4.

(15)
Included are 49,018 shares of AFC Common Stock as to which Mr. Redman has shared voting and investment power, 342,650 shares of AFC Common Stock as to which he has sole voting and no investment power and 26,821 shares of AFC Common Stock as to which he has shared voting and sole investment power.   Mr. Redman has pledged 387,366 shares of AFC Common Stock pursuant to a margin account arrangement.  The margin balance outstanding, if any, pursuant to such arrangement may vary from time to time.

(16)
Included are 79,666 shares of AFC Common Stock as to which Mr. McCann has shared voting and investment power, 184,264 shares of AFC Common Stock as to which Mr. McCann has sole voting and no investment power and 1,487 shares of AFC Common Stock as to which Mr. McCann has shared voting and sole investment power.

(17)
Included are 38,843 shares of AFC Common Stock as to which Mr. Fusco has shared voting and investment power and 157,838 shares of AFC Common Stock as to which he has sole voting and no investment power. Mr. Fusco has pledged 62,545 shares of AFC Common Stock pursuant to a margin account arrangement.  The margin balance outstanding, if any, pursuant to such arrangement may vary from time to time.

(18)
Included are 1,866,144 shares of AFC Common Stock as to which all directors, Board Nominees and executive officers, as a group, have shared voting power, and 11,497,690 shares of AFC Common Stock as to which all directors, Board Nominees and executive officers, as a group, have shared investment power.

Compensation Committee Interlocks and Insider Participation

The directors who serve as members of the Compensation Committee are disclosed in the section entitled Committees and Meetings of the Board - Compensation Committee commencing on page 16.  All such members of the Compensation Committee served throughout 2009.  No members of the Compensation Committee are former employees of AFC or the Association. Mr. Powderly is a member of the Compensation Committee, who during 2009,  had a loan secured by his principal residence and received a benefit under the Association’s Employee & Director Mortgage & Home Equity Loan Policy. See Transactions with Certain Related Persons commencing on page 20 for further information regarding the Association’s Employee & Director Mortgage & Home Equity Loan Policy and information concerning such loans.

 Denis J. Connors, a director and Chairman of the Compensation Committee of AFC and the Association, previously served as Chief Executive Officer and as a director of of Curran and Connors, Inc., a designer and publisher of annual reports.  Curran and Connors, Inc. has been retained by AFC to assist AFC in the preparation and publication of its annual reports to shareholders.  In 2009, Curran and Connors, Inc. was paid approximately  $170,000 in fees for the production of AFC’s annual report, inclusive of printing costs which are passed through from Curran and Connors, Inc. to the printer.  These fees did not exceed 2% of Curran and Connors, Inc.’s consolidated gross revenue for 2009.

There were no other transactions or relationships involving members of the Compensation Committee requiring disclosure in this Proxy Statement. During 2009, none of AFC’s executive officers served as a director or member of the compensation committee (or equivalent body) of another entity where a director or member of AFC’s Compensation Committee served as an executive officer or director.

Director Compensation

The following section sets forth information regarding director compensation.

Directors’ and Other Fee Arrangements

All non-employee directors of AFC receive an annual retainer of $22,000. No additional fees for attendance at Board meetings are paid. All members of the Board also serve as directors of the Association. All non-employee directors of the Association receive an annual retainer of $44,000. No additional fees for attendance at Association Board of Directors meetings are paid. The Chairman of the Audit Committee of AFC and the Association receives an additional annual retainer of $15,000 in the aggregate and all members of the Audit Committee receive a $1,000 fee per Audit Committee meeting attended. The Chairman of the Nominating and Corporate Governance Committee of AFC and the Association during 2009 received an additional annual retainer of $10,000 in the aggregate and all members of the Nominating and Corporate Governance Committee receive a $1,000 fee per Nominating and Corporate Governance Committee meeting attended. The Chairman of the Compensation Committee of AFC and the Association during 2009 received an additional annual retainer of $10,000 in the aggregate and all members of the Compensation Committee receive a $1,000 fee per Compensation Committee meeting attended. Effective in March 2010, the annual retainers for the Chairman of the Nominating and Corporate Governance Committee, who serves as presiding director, and Chairman of the Compensation Committee, was increased to $15,000 per annum.  Typically, committee meetings of AFC and the Association are held as joint meetings and only a single meeting attendance fee is paid.

The aggregate of fees paid to each director for his service as a director of both AFC and the Association is reflected in the Fees Earned or Paid in Cash column of the 2009 Director Compensation Table on page 30.

1999 Directors Option Plan

AFC maintains the 1999 Directors Option Plan pursuant to which non-employee directors of AFC and the Association have been granted options on terms previously approved by the shareholders of AFC.

In May 2007, the shareholders of AFC approved the 2007 Directors Stock Plan. As a result, the 1999 Director Option Plan was frozen such that no further options will be granted under the 1999 Director Option Plan.

The purpose of the 1999 Directors Option Plan was to promote the growth and profitability of AFC, to provide directors of AFC and affiliates with an incentive to achieve corporate objectives, to attract and retain key directors of outstanding competence and to provide such directors with an equity interest in AFC.

Pursuant to the 1999 Directors Option Plan, each person who first became a non-employee director of AFC or the Association after May 19, 1999 was granted, on the 15th day of the month following the month in which he or she became a non-employee director, an option to purchase 12,000 shares of AFC Common Stock at an exercise price per share equal to the final quoted sale price for AFC Common Stock, excluding after-hours trading, on the NYSE on the date of grant. In addition, on January 15th of each succeeding year, or the following business day if January 15th was not a business day, each person who was then a non-employee director received a grant of an option to purchase an additional 6,000 shares of AFC Common Stock at an exercise price per share equal to the final quoted sale price for AFC Common Stock, excluding after-hours trading, on the NYSE on the date of grant.

All options granted pursuant to the 1999 Directors Option Plan vested upon grant and expire upon the earlier of 10 years following the date of grant or one year following the date the director ceases to be a director for any reason other than removal for cause, in which case the director’s options immediately terminate.

2007 Directors Stock Plan

In May 2007, the shareholders of AFC approved the 2007 Directors Stock Plan. This plan provides for annual grants to non-employee directors of restricted stock having a fair market value, as defined in the plan, equal to $45,000 at the time of the grant. Such grants commenced in 2008 and are made annually on the third business day following AFC’s release of its prior year annual financial results. The plan also provides for discretionary grants.  Discretionary grants of 2,000 shares of AFC Common Stock were made in August, 2009 and December, 2009 upon the addition of Mr. Leeney and Mr. Chrin, respectively, to the Board.

The shares awarded pursuant to the 2007 Directors Stock Plan vest three years after the date of the award in the case of annual awards and for discretionary grants unless otherwise specified at the time of the award or, if earlier, upon the director’s death, mandatory retirement, in the event of a change of control or in the event a director incurs an involuntary termination from the Board, as defined in the plan.

Upon award, shares granted pursuant to the 2007 Directors Stock Plan have both voting rights and the right to receive dividends.

See Proposal No. 2, beginning on page 57, regarding a proposal to amend the 2007 Directors Stock Plan.

Directors’ Retirement Plan

The Directors’ Retirement Plan provides retirement benefits for directors of AFC or the Association with at least 10 years of service who are not and have not been employees of AFC, the Association or any of their predecessors in interest. This excludes Mr. Engelke, Mr. Keegan, Mr. Conefry, and Mr. Powderly from participation in the plan. In 1999, participation in the Directors’ Retirement Plan was frozen such that any director who joins the Board of Directors of AFC or the Association after March 1, 1999 will not be eligible to participate in the Directors’ Retirement Plan.  This excludes Mr. Chrin and Mr. Leeney from participation in the plan.

Benefits under the Directors’ Retirement Plan vest at a 50% level once an eligible director completes 10 years of service. Vesting increases by 5% each additional year of service thereafter with 100% vesting after 20 years of service. Service on the Board of Directors of companies merged into AFC or the Association is counted as eligible service under the Directors’ Retirement Plan. Any benefit which a director receives pursuant to a retirement plan for service on the Board of Directors of a company merged into AFC or the Association acts as an offset against the benefit due the director pursuant to the Directors’ Retirement Plan.

The basic benefit payable under the Directors’ Retirement Plan is a monthly benefit for the life of the director (or an alternative form of benefit described below in the case of the director’s death) commencing on the earlier of (a)  retirement from the Boards of Directors of AFC and the Association or age 65, whichever is later, (b) the date the director ceases to serve on the Boards of Directors due to disability, as defined in the Plan, or (c) death of the director, which basic benefit, on an annual basis, is equal to the sum of (i) the annual retainers paid by AFC and the Association to their directors at the time the director leaves the service of such Boards, (ii) any annual retainers the director was receiving from AFC and the Association for service as the chairman of a committee of the Boards of AFC or the Association at the time the director leaves the service of such Boards, and (iii) a sum equal to the meeting fees paid to the director for committee meeting attendance in the year preceding the director leaving the service of such Boards. Within the first 30 days of eligibility under the plan, a director is generally allowed to elect between alternate forms of benefit payment for their benefits under the Directors’ Retirement Plan. The alternate forms of benefit, in addition to the single life annuity described above, were (i) a 10 year certain annuity, (ii) a joint and survivor annuity with the director’s spouse, and (iii) a lump sum payment. The amount of the alternate forms of benefit is calculated to be actuarially equivalent to the basic single life annuity benefit described above. For other directors entitled to receive benefits under director retirement plans established by companies merged into AFC or the Association, the director was required to select a form of benefit payment under the Directors’ Retirement Plan that is the same as the form provided pursuant to the plan established by the company merged into AFC or the Association, i.e. a joint and 100% survivor annuity in the case of Mr. Haeffner.   All eligible directors, Including Mr. Burger, who retired from the Board in May, 2009 and  Mr. Waters,  who was a participant in the LIB  Director Retirement Plan and who retired from the Board in November, 2009, were allowed, on or before December 31, 2008, to make a one-time election of a lump sum benefit at the later of January 1, 2008 or the benefit commencement date specified in the plan.  All made such elections.

During 2009, the Committees instructed its actuary  to alter the assumptions used in calculating accrued benefits pursuant to the Directors Retirement Plan, among others, to reflect the form of benefit elections selected by the participants, as this election is irrevocable.  This change in assumptions and the lower interest rate environment in existence at December 31, 2009 compared to December 31, 2008, rather than any change in benefits, are largely responsible for the significant increase In the Change in Pension Value amounts set forth in the 2009 Director Compensation Table set forth on page 30 from prior years.

At the time of The Greater Acquisition, The Greater maintained The Retirement Plan of The Greater New York Savings Bank for Non-Employee Directors, or The Greater Director Retirement Plan. Pursuant to the terms of The Greater Director Retirement Plan, Mr. Haeffner became entitled to and commenced, at the time of The Greater Acquisition, receiving a $24,000 per year retirement benefit payable in the form of a joint and survivor life annuity with his spouse. At the time of The Greater Acquisition, AFC and the Association assumed The Greater’s obligations under The Greater Director Retirement Plan. The amount received during 2009 by Mr. Haeffner, as a result of this benefit, has been included in the All Other Compensation column of the 2009 Director Compensation Table on page 30.

At the time of the LIB Acquisition, LIB maintained The LIB Non-Employee Directors’ Benefit Plan, or the LIB Director Retirement Plan.  Pursuant to the terms of the LIB Retirement Plan, Mr. Waters became entitled at the time of the LIB Acquisition to receive, upon retirement, a $21,000 per year retirement benefit payable in the form of a ten year certain annuity.  At the time of the LIB Acquisition, AFC and the Association assumed LIB’s obligations under the LIB Director Retirement Plan.

In the event of a change of control, as defined in the Directors’ Retirement Plan, eligible directors will receive service credit through the balance of their then current term as a director. On or before December 31, 2008, eligible directors were required to make a one-time election whether, in the event of a change of control, their benefits due pursuant to the Directors’ Retirement Plan would be paid to the director in a lump sum or transferred into a rabbi trust to be established at the time of the change of control and paid pursuant to the original alternate form benefit election.

The directors who are eligible to participate in the Directors’ Retirement Plan, at this time, have the following vesting percentage:  Mr. Connors - 95%, Mr. Donahue - 95%, Mr. Haeffner - 85%, and Mr. Palleschi - 65%.

Included in the 2009 Director Compensation Table, set forth on page 30, under the Change in Pension Value and Nonqualified Deferred Compensation Earnings column is the change in the actuarial value during 2009 attributable to each of the directors who participates in the Directors’ Retirement Plan based upon the same assumptions utilized for financial statement reporting in the Consolidated Financial Statements. Also included in the 2009 Director Compensation Table, set forth on page 30 under the Change in Pension Value and Nonqualified Deferred Compensation Earnings column, is the change in the actuarial value during 2009 attributable to Mr. Haeffner’s  participation in The Greater Director Retirement Plan and Mr. Waters’ participation in the LIB Director Retirement Plan. For further information regarding the assumptions utilized and changes in such assumptions from time to time, see Note 15 of Notes to Consolidated Financial Statements.  Pursuant to SEC regulations, AFC is not allowed to disclose in the Director Compensation Table a change in pension value that is less than zero even though for financial statement purposes AFC may accrue the actual change.

Directors Deferred Compensation Plan

Prior to December 31, 2008, pursuant to the Directors Deferred Compensation Plan, non-employee directors of either AFC or the Association could elect to defer receipt of all or any part of their directors’ fees. Deferred fees are carried on the books of AFC as an unfunded obligation and are credited with interest quarterly at a rate equal to the average of AFC’s consolidated cost of funds and yield on investments for the preceding quarter, unless the cost of funds exceeds the yield on investments, in which case the rate is based upon the preceding quarter’s consolidated yield on investments.

Pursuant to applicable SEC regulations, the rate of interest credited to participating directors’ accounts pursuant to the Directors Deferred Compensation Plan for 2009 was not an above-market rate and, therefore, is not reflected in the Change in Pension Value and Nonqualified Deferred Compensation Earnings column of the 2009 Director Compensation Table set forth on page 30.

In the event of a change of control of AFC or the Association, each participating director could elect that his fees, with accrued interest, be placed in a grantor trust established for the benefit of the director, applied to the purchase of an insurance company annuity contract, or be paid directly by AFC or its successor.

The Directors Deferred Compensation Plan was frozen as of December 31, 2008 so that no additional participants are allowed.  At that time, the only active participant, Mr. Haeffner, elected to receive his deferred compensation plan balance in two installments, payable on January 1, 2009 and January 1, 2010.

Directors’ Death Benefit

This plan provides that if a non-employee director dies while in service as a director of AFC or the Association, the director’s designated beneficiary will receive from AFC a payment equal to one year’s directors’ fees, including annual retainers, meeting attendance fees and committee chairman retainers, at the rate in effect immediately preceding his or her death. If a director leaves the service of AFC and the Association for any reason other than death, all rights to any benefit under this plan cease. This is an unfunded benefit for which AFC does not accrue an expense. Therefore, no amount has been reflected in the 2009 Director Compensation Table set forth on page 30 for the value of this obligation.

Effective January 1, 2009, active participants in the Directors Retirement Plan were excluded from eligibility for this benefit.

Travel Expenses and Other Perquisites

AFC and the Association pay or reimburse directors for their travel expenses, including lodging, for attendance at meetings of the Board of Directors and committees of AFC, the Association or their subsidiary companies on which directors may serve and at other business-related functions. Included in the All Other Compensation column of the 2009 Director Compensation Table set forth on page 30 is the cost associated with travel and lodging expenses incurred by AFC for the directors’ attendance at meetings at AFC’s corporate headquarters.

    From time to time, directors’ spouses are invited to attend business-related functions away from AFC’s corporate headquarters with respect to which participation by the directors and their spouses is expected and/or encouraged.  No such events were held in 2009.  AFC believes that having the directors’ spouses attend such functions, when they are held, as invited guests of the Association, serves the business purposes of the Association and AFC by reinforcing the collegiality of the Board, resulting overall in a more efficient and productive Board.

AFC maintains a fractional ownership interest in a corporate aircraft for use by its executives for business purposes only. Personal use of the aircraft is not permitted. The use of this aircraft by the executives is viewed by AFC as integrally and directly related to their job performance. As a result, this use is not viewed as a perquisite to the executives as defined by SEC regulations. See the CD&A, commencing on page 31 and the Summary Compensation Table on page 43.

When an executive officer is traveling on business utilizing the corporate aircraft and room is otherwise available on the aircraft, directors traveling on AFC’s business and the directors’ spouses traveling with the directors may accompany the executive on such business.  There was no such use during 2009.

The directors are allowed to receive discounts on certain loans secured by their primary residence pursuant to the Association’s Employee & Director Mortgage & Home Equity Loan Policy. For a detailed description of this policy, see the Transactions with Certain Related Persons commencing on page 20. The amount of any discounted interest rate or fees below what an unaffiliated customer would have been required to pay under similar circumstances during 2009 has been determined by the SEC staff not to be compensation and, therefore, is not included in the All Other Compensation column of the 2009 Director Compensation Table, set forth on page 30.

The following Table sets forth details regarding compensation provided to the directors of AFC for the fiscal year ended December 31, 2009.

2009 Director Compensation Table

Name	Fees Earned Or Paid in Cash ($)(1)	Stock Awards ($)(2)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(3)	All Other Compensation ($)(4)	Total ($)
Andrew M. Burger (5)	35,500	44,996	0	771,800	852,296
John R. Chrin	5,500	22,840	0	0	28,340
John J. Conefry, Jr.	74,000	44,996	0	6,812	125,808
Denis J. Connors	98,000	44,996	285,028	8,774	436,798
Thomas J. Donahue	98,000	44,996	232,187	8,329	383,512
Peter C. Haeffner, Jr.	84,000	44,996	187,974	51,239	368,209
Brian M. Leeney	27,500	21,940	0	260	49,700
Ralph F. Palleschi	97,000	44,996	164,554	3,795	310,345
Thomas V. Powderly	80,000	44,996	0	6,729	131,725
Leo J. Waters (6)	75,500	44,996	0	734,132	854,628

(1)
Fees Earned or Paid in Cash represent fees earned by directors for the annual retainer paid by AFC, the annual retainer paid by the Association, committee meeting attendance fees, and fees for service as committee chairmen, as applicable. See the discussion on page [     ] entitled Directors’ and Other Fee Arrangements.

(2)
This column represents the aggregate grant date fair value of  restricted stock awards made to the directors in 2009 pursuant to the 2007 Directors Stock Plan.  Pursuant to SEC rules, the amounts shown exclude the impact of estimated forfeitures relating to service-based vesting conditions.  The fair value of restricted stock awards is calculated using the closing price of AFC Common Stock as quoted on the NYSE on the date of the award.  For additional information, see Note 16 of Notes to Consolidated Financial Statements.   The aggregate numbers of options and restricted stock awards outstanding to each non-employee director at December 31, 2009 was, respectively, Mr. Burger, 24,000 and - 0 -; Mr. Chrin, - 0 - and 2,000;  Mr. Conefry, 24,000 and 7,299; Mr. Connors, 48,000 and 7,299; Mr. Donahue, 48,000 and 7,299; Mr. Haeffner, 30,000 and 7,299; Mr. Leeney, - 0 - and 2,000; Mr. Palleschi, 36,000 and 7,299;  Mr. Powderly, 6,000 and 7,299, and Mr. Waters, 40,350 and 7,299.

(3)
Amounts disclosed reflect Change in Pension Value.  Mr. Burger retired from the Board and the board of directors of the Association in 2009 and received a lump sum payment of accrued benefits under the Directors’ Retirement Plan.  Pursuant to SEC regulations, Mr. Burger’s change in pension value is disclosed as $0.00 because the change in actuarial value of his benefit from December 31, 2008 to December 31, 2009 was a negative $685,037.  Mr. Waters also retired from the Board and the board of directors of the Association in 2009.  As a non-employee director of LIB, Mr. Waters participated in the LIB Director Retirement Plan and the Director Retirement Plan.  Also included in the Change in Pension Value and Nonqualified Deferred Compensation Earnings with respect to Mr. Waters is the change in actuarial value in 2009 with respect to his interest in both such plans.  Mr. Waters received a lump sum payment of accrued benefits from both  the LIB Director Retirement Plan and the Director Retirement Plan.  Pursuant to SEC regulations, Mr. Waters’ change in pension value is disclosed as $0.00 because the change in the actuarial value of his benefit From December 31, 2008 to December 31, 2009 was a negative $430,830.  As a non-employee director of The Greater, Mr. Haeffner participated in The Greater Director Retirement Plan. Also, included in the Change in Pension Value and Nonqualified Deferred Compensation Earnings column with respect to Mr. Haeffner is the change in actuarial value during 2009 with respect to his interest in such plan.

(4)
All Other Compensation for each director, except Messrs. Burger, Chrin, Leeney and Palleschi, includes travel expenses to attend onsite meetings of the Board.  All Other Compensation for each director, except Mr. Chrin, also includes dividends on restricted stock grants.  Mr. Burger retired from the Board and the board of directors of the Association in 2009, and received a lump sum payment of  accrued benefits under the Directors’ Retirement Plan of $712,007.  Mr. Waters also retired from the Board and the board of directors of the Association in 2009 and received a lump sum payment of accrued benefits under the LIB Directors Retirement Plan and the Directors Retirement Plan of $651,894.  These distributions have been included in All Other Compensation.  Mr. Haeffner participated in the Directors Deferred Compensation Plan described above. Pursuant to SEC regulations, the interest rate paid in 2009 with respect to his balances in the Directors Deferred Compensation Plan was not a preferential rate and, therefore, no amount has been included under the All Other Compensation column with respect to this sum.  Mr. Haeffner receives medical and dental benefits pursuant to a post-retirement medical plan provided to the non-employee directors of The Greater, the premiums for which in 2009 were $19,357 and $1,289, respectively. As a former non-employee director of The Greater, Mr. Haeffner also receives a pension payment pursuant to The Greater Director Retirement Plan. That payment equaled $24,000 in 2009.

(5)	Mr. Burger retired from service on the Board and the board of directors of the Association upon the close of the regular meetings of such boards held on May 20, 2009.
(6)	Mr. Waters retired from service on the Board and the board of directors of the Association upon the close of the regular meetings of such boards held on November 18, 2009.

Executive Compensation

The information set forth in the Compensation Committee Report shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933, referred to as the Securities Act, or the Exchange Act, except to the extent that AFC specifically incorporates this information by reference, and otherwise shall not be deemed “soliciting materials” or to be “filed” with the SEC or subject to Regulations 14A or 14C of the SEC or subject to the liabilities of Section 18 of the Exchange Act.

Compensation Committee Report

1)	The Compensation Committee has reviewed and discussed the CD&A required by Item 402(b) (SEC Regulation, Section 229.402(b)) with management; and

2)
Based on the review and discussion referred to in Paragraph 1 above, the Compensation Committee recommended to the Board of AFC that the CD&A be included in this Proxy Statement on Schedule 14A (SEC Regulation, Section 240.14a-101).

Compensation Committee of AFC

Denis J. Connors, Chairman	Ralph F. Palleschi
Thomas J. Donahue	Thomas V. Powderly
Peter C. Haeffner, Jr.

Compensation Discussion and Analysis

Under rules established by the SEC, AFC is required to provide certain data and information regarding the compensation and benefits provided to AFC’s Chief Executive Officer, Chief Financial Officer and certain other executives of AFC. The disclosure requirements for the Chief Executive Officer and such other executives include the use of tables and the CD&A. The CD&A is intended to review the compensation awarded to, earned by or paid to the Named Executives. This review explains all material elements of AFC’s compensation of the Named Executives and describes the objectives of AFC’s compensation programs, what the program is designed to reward, each element of compensation, why AFC chooses to pay each element, how AFC determines the amount, and, where applicable, the formula for each element, and how each element and AFC’s decisions regarding that element fit into AFC’s overall compensation objectives and affect decisions regarding other elements. The Named Executives include the Chief Executive Officer,  the Chief Financial Officer and AFC’s three most highly compensated executive officers other than the Chief Executive Officer and the Chief Financial Officer of AFC as of December 31, 2009. The Named Executives of AFC are George L. Engelke, Jr., Monte N. Redman, Gerard C. Keegan, Gary T. McCann and Frank E. Fusco.

Executive Compensation Philosophy

The primary objective of the executive compensation program of AFC and the Association is to attract and retain highly skilled and motivated executive officers to manage AFC in a manner to promote prudent growth and profitability and advance the interests of its shareholders.

The compensation program is designed to provide levels of compensation which are competitive and reflective of the organization’s performance in achieving its goals and objectives, both financial and non-financial, as determined in its business plan. The program aligns the interests of the executives with those of the shareholders of AFC by providing a proprietary interest in AFC, the value of which can be significantly enhanced by the appreciation of AFC Common Stock. The program also seeks to adequately provide for the needs of the executives upon retirement, based upon their compensation levels, length of service provided to AFC and the Association and the appreciation of AFC Common Stock.

The Named Executives are highly skilled and experienced in the management of thrift institutions. Mr. Engelke, Mr. Redman and Mr. Keegan each has in excess of thirty (30) years experience in the thrift industry and in excess of fifteen (15) years experience in executive management responsible for managing AFC, the Association and/or other thrift institutions. Mr. Fusco and Mr. McCann each has over 15 years of thrift and management experience as a senior officer of AFC or the Association. All have extensive management experience and extensive banking and non-banking training.  All have extensive experience in the management of a public company, and all have a commitment to excellence, prudent operations and promoting the interests of shareholders.

Given the experience of the executives, their proven track record of performance at AFC and the investment AFC and the Association have made in these individuals, their retention is important. AFC has taken a number of steps to further this goal, such as entering into employment contracts with each of the Named Executives, providing vesting periods for equity grants and awards, as well as retirement and change of control packages that provide meaningful incentives for the Named Executives to remain employed by AFC.

To a significant degree, the compensation program for the executive officers mirrors that utilized throughout most of AFC’s operations. The overall compensation of the Named Executives is tied directly to their obtaining clearly defined results in a prudent manner. Since their responsibility is to manage AFC, their performance objectives are related directly to AFC’s performance. This is accomplished through the Executive Incentive Plan, the equity-based compensation program and, to a lesser degree, the retirement program.

AFC believes that the best way to ensure that the Named Executives advance the interests of the shareholders is to make sure that each of the executive officers is a significant shareholder. The Compensation Committee has established share ownership requirements applicable to its executives as a multiple of their base salaries. For example, the Chief Executive Officer is required to hold direct or indirect non-derivative shares of AFC Common Stock having a value, based upon the prior year’s average price per share of AFC Common Stock, equal to five (5) times his annual salary. Each of the other executive officers is to hold direct or indirect non-derivative shares of AFC Common Stock having a value, based upon the prior year’s average price per share of AFC Common Stock, equal to three (3) times their respective annual salaries. Excluded from the ownership requirements are outstanding AFC stock options so as to ensure that the executives have more than a mere hypothetical stake in AFC’s performance. While the policy contains a phase-in period to accommodate promotions or newly hired executives, each of the executive officers during 2009, and today, exceed  the minimum share ownership requirement notwithstanding the application of any phase-in period.  See the section entitled Security Ownership of Management commencing on page 22 for additional information regarding the investment of the Named Executives in AFC Common Stock. Both through its equity-based incentive and retirement programs, the Named Executives also receive a substantial portion of their compensation in AFC Common Stock. The better AFC Common Stock performs for AFC’s shareholders, the higher the total compensation that is earned by the Named Executives, and vice versa.

The executive compensation program of AFC consists of four (4) primary elements: Base Salary, Short-Term Non-Equity Incentive Plan Compensation, Equity-Based Compensation, and Retirement Benefits. In addition, the Association provides medical benefits, life insurance and disability and other benefits common to all its full time employees. AFC and the Association also provide certain other benefits, or Perquisites, to the Named Executives. The Perquisites are considered an immaterial component of the overall program and are generally associated with furthering the business interests of AFC. AFC and the Association have each entered into employment agreements with each of the Named Executives. These agreements, which are discussed more fully below, impose certain obligations on and provide certain benefits to the Named Executives which extend beyond the terms of their employment.

In structuring its executive compensation program, AFC considers the before and after tax financial impact the elements of the program will have on AFC and the Association. Section 162(m) of  the Code, places a limitation of $1 million on the deductibility by AFC of certain elements of compensation earned by each of the Named Executives. AFC has previously submitted incentive compensation and other benefit plans to its shareholders for approval, when required, in order to preserve the potential deductibility of payments made to the Named Executives.  As a result of the approval of such plans, and based upon the level and composition of the compensation of its executive officers, the limitations contained in Section 162(m) of the Code did not materially impact the financial condition or results of operations of AFC for the year ended December 31, 2009.

    Management of AFC monitors and provides to the Compensation Committee, in connection with both executive and director compensation, information derived from a group of financial institutions which by asset size are the next ten largest and the next ten smaller publicly traded banking and thrift institutions in the United States as determined by the 2009 SNL Executive Compensation Review, Banks and Thrifts. This information is utilized by the Compensation Committee as additional information which, when considered with all other factors, is used in making compensation-related decisions. These institutions utilize a variety of business models, are in many cases located in markets which are dissimilar from the New York metropolitan market in which AFC is primarily located and are, generally, not considered by management or the Compensation Committee to be AFC’s peers other than in terms of asset size.  The information acquired is derived from public filings by such companies with the SEC.  The institutions monitored during 2009 were  Zions Bancorporation,  Huntington Bancshares, Inc., Hudson City Bancorp, Inc., Popular, Inc., Synovus Financial Corp., New York Community Bancorp, Inc., First Horizon National Corp., Colonial BancGroup, Inc., Associated Banc-Corp, BOK Financial Corporation, People’s United Financial, Inc., First BanCorp., CapitalSource, Inc., Webster Financial Corporation, ,Commerce Bancshares, Inc., First Citizens BancShares, Inc., TCF Financial Corp., City National Corp., Fulton Financial Corp. and Cullen/Frost Bankers, Inc. The Compensation Committee does not index the compensation of the executive officers to these or other institutions, but considers the information in the exercise of its discretion to arrive at compensation programs and policies which it believes are fair and competitive in the marketplace.

Other than levels of compensation, there are no material differences in the compensation or benefit policies applicable to the executive officers. A review of the incentive compensation programs utilized by AFC was conducted, including but not limited to those in which the Named Executives participate. These programs were not found to present a material risk to AFC.  The Compensation Committee believes that the difference in the levels of compensation among the executive officers is reflective of their roles and responsibilities within AFC, their experience in those roles and competitive compensation levels in the marketplace.

The following details the components of AFC’s executive compensation program.

Base Salary

Salary levels are designed to be competitive with cash compensation levels paid to similar executives at banking and thrift institutions of similar size and standing, giving due consideration to the marketplace in which AFC and the Association operate. Base salary levels are considered in conjunction with the short-term non-equity incentive plan compensation component of the executive compensation program.

AFC’s performance to a significant degree is dependent upon factors which, in the short-term, may be positively or negatively impacted by events outside of the control of management. Our operating results are dependent primarily on our net interest income, which is the difference between the interest earned on our assets and the interest paid on deposits and borrowings. Our earnings are particularly susceptible to changes in market interest rates and U.S. Treasury yield curves, government policies and the actions of regulatory authorities. The Compensation Committee seeks to balance these factors and set base salary at a level which provides a reasonably competitive level of base compensation even if AFC, due to factors outside of the control of the executives, fails to meet its minimum threshold targets such that no awards are made under the short-term non-equity incentive plan compensation component of the total cash compensation program, as occurred during 2008 and 2009.

In determining whether the level of base salary and short term non-equity incentive plan compensation, or total cash compensation, is competitive, the Compensation Committee reviews information from a variety of sources. The Compensation Committee receives information and, from time to time, recommendations from management, has direct access to publications reflecting industry practices and, when the Compensation Committee deems necessary, selects and retains the services of compensation consultants. When compensation consultants are utilized for this purpose, such consultants report directly to the Compensation Committee. Although management necessarily assists the Compensation Committee during this process, controls are implemented to ensure that the consultants’ opinions and recommendations are reported directly to the Compensation Committee, independent of management.

These sources, taken together, are utilized ultimately to confirm that the level and structure of executive compensation, and that of other officers, are fair, competitive and reasonable. In reviewing information on compensation practices with regard to executive officers within the banking and thrift industry, the primary factors which influence salary and short-term non-equity incentive plan compensation levels are the size and complexity of the institution or business unit being managed, the marketplace in which the institution is located, the position held by the executive and the performance of the institution versus peers.

To determine whether or not base salary and short-term non-equity incentive plan compensation for 2009 were set at levels that were competitive, the Compensation Committee took a number of specific steps. The Committee considers data supplied by its compensation consultant from time to time.  The Committee was also provided access to 2009 SNL Executive Compensation Review, Banks and Thrifts. This publication provides compensation data on all named executive officers at all publicly traded bank and thrift institutions in the United States, including information regarding the size and location of the institutions.

Generally, the Compensation Committee reviews Named Executives’ salary and bonus compensation for the ensuing year in December of each year at the same time as such matters are considered for all other officers of AFC and the Association. In conducting such review, the Compensation Committee considers the performance of AFC, the performance of each of the executive officers (based both on the directors’ own insights and discussions with Mr. Engelke and Mr. Redman), the salary and compensation history of the Named Executives and both the proposed short-term non-equity incentive plan compensation targets for the coming year and proposed equity compensation grants.

   In developing AFC’s Business Plan for 2009 during the fall of 2008, in light of market turmoil, rising non-performing loans, the current interest rate forecasts available to them and the impact the projected yield curve would have upon the performance of AFC and the Association, executive management determined and communicated to the Board and Compensation Committee that 2009 was expected to be extremely challenging.  The Business Plan which was reviewed and approved by the Board reflected a growing margin but reduced earnings per share due to growing provisions for loan loss and increases in operating expenses, primarily higher pension costs and FDIC insurance assessments.

On an organization-wide basis a salary increase target of 3.8% was established based upon survey data indicating salary increase ranges of between 3.6% and 4.9% nationally.  Among the surveys utilized were WorldAtWork 2008/2009 Salary Budget Survey, Total U.S. Firms, All Industries and Eastern Region/All Industries and Mercer HR Consulting 2008/2009 U.S. Compensation Planning Survey, All Employees/All Industries.

  The executive officers recommended to the Compensation Committee that no salary increases be given to the executive officers for 2009.

   As a result, and based upon the recommendations of executive management, the Compensation Committee took the following actions:

(i)	the Named Executives were granted no salary increases, and

(ii)	the incentive targets for use with the Executive Incentive Plan were established such that 2009 Business Plan performance would result in a 0% of target incentive payout for the Named Executives.

The financial performance for AFC for 2009, due to the substantial deterioration of the economy, did not meet 2009 Business Plan expectations.  As a result, the executive officers were not granted any salary increases for 2009 and received no incentive compensation pursuant to the Executive Incentive Plan for 2009.  See Short-Term Non Equity Incentive Plan Compensation below.

Short-Term Non-Equity Incentive Plan Compensation

Short-term non-equity incentive plan compensation consists of awards paid pursuant to the Executive Incentive Plan. This Plan was originally approved by the shareholders of AFC in 1999, and again in 2004 and 2009, and is a performance-based plan. Annually, the Compensation Committee establishes, in advance, performance objectives. These performance objectives are derived from the business plan of AFC, which is reviewed and approved by the Board annually, typically in November, and covers the ensuing two years. The compensation payable under the Executive Incentive Plan, while it may be reduced by the Compensation Committee in its discretion, is otherwise tied directly to the attainment of the pre-established performance objectives. The Executive Incentive Plan has been structured in this manner to maintain the tax deductibility to AFC of awards under this plan pursuant to Code Section 162(m). Therefore, the Compensation Committee has no discretion under this plan to reward performance by a particular Named Executive that may have favorably impacted AFC’s results disproportionately or reward performance that is not immediately captured in the financial performance matrix utilized.

As noted above, the Board and Compensation Committee of AFC recognize that the performance of AFC is substantially affected by the environment in which it operates, particularly interest rate movements and the shape of the yield curve. It is expected that its executives will maintain systems to monitor such environment and over time take steps to prudently manage the various risks that such environment presents. As a general matter, the Board and the Compensation Committee believe that, to be effective, the attainment of targets established under the Executive Incentive Plan should be both challenging, yet prudently attainable, so as not to encourage either imprudent risk taking or the sacrifice of long-term performance for short term gains.

The Compensation Committee has received comments from the compensation consultants retained in previous years regarding the operation of the Executive Incentive Plan and has duly considered those comments in structuring performance targets pursuant to such plan. Among those comments was the proportion of each executive officer’s performance based cash compensation to total cash compensation. The Compensation Committee, in establishing the performance targets, utilizes its discretion based upon all the information available to it. The Compensation Committee does not generally review specific peer data concerning the targets utilized by the Compensation Committee nor does it index the targets to peer performance. Members of the Compensation Committee are generally aware of the financial and total return performance of a number of peer and other banking related institutions at the time the performance targets are established, as this data is reported monthly by management at meetings of the Board. Among the institutions monitored were Hudson City Bancorp, Inc., New York Community Bancorp, People’s United Financial, Inc., Washington Federal Inc., First Niagara, New Alliance, Provident Financial Services, Flushing Financial Corp., Dime Community, Bank of America Corp., JPMorgan Chase & Co., Citigroup, Wells Fargo & Co., PNC Financial Services, U.S. Bancorp, Bank of New York Mellon Corporation, Suntrust Banks, Capital One Financial, B&T, State Street Bank and Trust Co., Regions Financial Corp., Fifth Third Bancorp, KeyCorp, Northern Trust Co., M&T Bank, Comerica Bank, Marshall & Ilsley, Zions Bancorporation, Huntington Bancshares, Inc., TCF Financial Corp., Webster Financial Corp. and Valley National Bancorp.  The specific criteria monitored are not, however, directly comparable to the performance measures utilized under the Executive Incentive Plan. Ultimately, the Compensation Committee exercises its discretion, based upon all information available to it, to establish the incentive targets applicable to the executive officers.

  The Executive Incentive Plan for 2009 provided for a target incentive equal to seventy percent (70%) of base salary for the Chief Executive Officer, sixty percent (60%) of base salary for the Chief Operating Officer and fifty percent (50%) of base salary for each of the other executive officers.

   The performance measurements used for 2009 were the diluted earnings per share of AFC Common Stock and the return on average shareholders’ equity. A series of achievement levels was established for each measure, with each level assigned a percentage award ranging from zero percent (0%) to two hundred percent (200%). The zero percent (0%) award represented performance below what the Compensation Committee considered a reasonable threshold level of achievement. The diluted earnings per share performance of AFC accounted for seventy five percent (75%) of the executives’ total incentives under the Executive Incentive Plan, while AFC’s return on average shareholders’ equity performance accounted for twenty five percent (25%) of such total.

The Compensation Committee believes that these performance measurements are over time, on an institution-wide basis, within the sufficient control of management and should be captured in the total returns provided to shareholders of AFC Common Stock. The Compensation Committee also believes that including a return on average shareholders’ equity performance measure encourages the efficient deployment of invested capital and retained earnings and promotes prudent longer-term performance.

  Based upon AFC’s confidential business plan, target performance ranges were established for 2009 at the time of the award in March 2009 for both diluted earnings per share targets and return on average shareholders’ equity targets. The targets were assigned a percentage between zero percent (0%) and two hundred percent (200%). At the time the ranges were established in March 2009, the Compensation Committee also authorized certain specified adjustments to AFC’s diluted earnings per common share and return on average shareholders’ equity, as reported in accordance with U.S. generally accepted accounting principles, referred to as GAAP, in determining the ultimate performance under the Executive Incentive Plan. In such cases, typically, business plan assumptions are substituted for items that reflect changes in GAAP or are unknown, highly unpredictable or uncontrollable by management at the time the business plan for the coming year is developed or approved. The nature of the adjustments authorized for 2009 was consistent with adjustments authorized pursuant to the Executive Incentive Plan in previous years.  These adjustments are detailed below.

To receive an incentive payout for 2009 of two hundred percent (200%), the adjusted diluted earnings per share were required to exceed $1.59 per share and the adjusted return on average shareholders’ equity was required to exceed 12.14%.  No award would be made if the adjusted diluted earnings per share were below $1.00 per share and the adjusted return on average shareholders’ equity was below 7.72%.  To receive a target level payout, the adjusted diluted earnings per share was required to be $1.38 per share and the adjusted return on average shareholders’ equity was required to be 10.57%.

  The ultimate adjustments made to AFC’s GAAP diluted earnings per common share to arrive at adjusted diluted earnings per share were as follows:

i)
common share equivalents were increased by 466,007 shares due to differences in stock repurchases, ESOP allocation, stock option exercises and dilutive treasury stock calculations from those assumed in the business plan;

ii)
interest income was increased by $145,311 to reflect differences related to stock repurchases, option exercises and other cash transactions noted in paragraph (A) above from those assumed in the business plan;

iii)	other income was increased by $5,300,000 relating to the other-than-temporary impairment charge taken in March, 2009 with respect Freddie Mac preferred stock;
iv)	other income was reduced by $8,616,000 to reflect the receipt of dividends on Federal Home Loan Bank of New York stock which was higher than assumed in the business plan;
v)	provision for loan losses was reduced by $50,000,000 due to a higher than anticipated level of non-performing loans;
vi)	general and administrative expenses were reduced by $33,000 to reflect a higher pension cost from that assumed in the business plan;
vii)	general and administrative expenses were reduced by $40,065 to reflect higher equity-based compensation expense from that assumed in the business plan;
viii)	general and administrative expenses were increased by $1,498,547 to reflect lower ESOP expense as the result of fluctuating AFC Common Stock prices during 2009 from that assumed in the business plan;
ix)	general and administrative expenses were reduced by $11,331,262 due to an FDIC special assessment and differences between actual FDIC premium rates and those assumed in the business plan;
x)	general and administrative expenses were reduced by $201,414 relating to certain legal expenses; and
xi)	net income was increased by $20,452,000 to tax effect the adjustments set forth above.

The adjustments made to AFC’s GAAP return on average shareholders’ equity to arrive at adjusted return on average shareholders’ equity were as follows:

i)
average equity was increased by one half of the adjustments related to adjusted diluted earnings per share noted above, less the ESOP adjustment which is a reclassification within equity only, to reflect the positive effect of such adjustments on equity and that average equity is used;

ii)	average equity was increased by $2,924,000 to reflect differences in the amount and exercise prices of option exercises from that assumed in the business plan;
iii)	average equity was decreased by $21,385,000 to reflect the differences in accumulated other comprehensive loss from that assumed in the business plan; and
iv)	average equity was decreased by $1,463,000 to reflect differences in the number of unallocated shares held by the ESOP from that assumed in the business plan.

For fiscal year 2009, the Compensation Committee, pursuant to the terms of the Executive Incentive Plan, certified that AFC’s financial performance resulted in no incentive payments based upon the fact that  adjusted diluted earnings per share failed to reach the target threshold level of $1.00 per share, and adjusted return on average shareholders’equity failed to reach the target threshold level of 7.72%.

Equity-Based Compensation

The equity-based compensation portion of AFC’s and the Association’s compensation program consists of option grants and awards of restricted stock pursuant to the 2005 Stock Incentive Plan. The 2005 Stock Incentive Plan was approved by the shareholders of AFC in 2005. The purpose of the 2005 Stock Incentive Plan is to promote the growth and profitability of AFC, to provide certain key officers and employees of AFC and its affiliates with an incentive to achieve corporate objectives, to attract and retain individuals of outstanding competence and to provide such individuals with an equity interest in AFC.

Historically, equity-based compensation grants and awards have been made to officers holding the title of Vice President or higher. This totaled seventy-five (75)  officers as of February 2, 2009, the last award date prior to December 31, 2009. The Compensation Committee believes that this group of individuals has the greatest ability to impact the overall performance, and therefore the stock price, of AFC.

Prior to 2007, the practice of AFC generally had been to grant options and/or award restricted stock to officers of the Association and AFC annually on the date of the Board’s regular meeting in December. During 2007, the Compensation Committee determined that annual grants would no longer be made in December, but would be made following AFC’s release of its prior years’ annual financial results, commencing in January 2008. Thus, no equity grants or awards were made to the executive or other officers during 2007. On occasion, although not during 2008 or 2009, grants or awards may also be made at or near the time a new officer is hired, on the date of a regularly scheduled Board meeting. In all cases, the exercise price of stock options or the value ascribed to awards of restricted stock has been the closing price of AFC Common Stock on the date of the grant or award on the exchange on which such stock was trading at the time.

Since 2006, the Compensation Committee has only granted restricted stock, and not options, to AFC’s executive officers.  Restricted stock is awarded with voting and dividend rights.  Since restricted stock awarded consists of outstanding common shares, the dividend rate applicable to restricted stock awards is the same rate applicable to AFC Common Stock outstanding generally.

In February, 2009 the Compensation Committee approved restricted stock awards to all officers holding the title of Vice President or higher.  A total of 1,129,530 shares of AFC Common Stock were awarded to the officers at that time with 733,290 of such shares awarded to the seven executive officers,  These shares at the time of the award had an aggregate value of $9,250,851, with the shares awarded to the executive officers having a value of $6,005,645 on the date of the awards.

  The level of restricted stock awarded to each officer, including the executive officers, is established at the discretion of the Compensation Committee and was based, in 2009, upon recommendations made by Hewitt Associates, LLC.  See page 16 under the heading Compensation Committee – Corporate Governance for additional information regarding this matter.  Among the specific factors considered in determining the level of grant for any particular officer is the officer’s rank and ability to impact the overall financial performance of AFC, the officer’s salary and the officer’s individual performance during the preceding year.

See Security Ownership of Management commencing on page 22, the Summary Compensation Table on page 43 and the 2009 Outstanding Equity Awards at Fiscal Year End Table on page 47 for further information regarding certain options and restricted stock outstanding with respect to the Named Executives.

Retirement Benefits

Retirement benefits are designed to provide for an adequate level of income to each participating employee following his or her retirement from AFC and the Association based upon compensation level and length of service. These benefits are also designed to support the goals and objectives of the remainder of the compensation program. Among those goals and objectives are the alignment of the interests of all retirement plan participants, including but not limited to the Named Executives, to that of the shareholders and the retention of participating employees.

Retirement benefits are provided through the ESOP, the Incentive Savings Plan, and the DB Plans. Certain post-retirement benefits are also provided through the Association’s Retirement Medical and Dental Benefit Policy for Vice Presidents and above, referred to as the Post-retirement Medical Plan.

None of AFC’s or the Association’s DB Plans have benefit formulas which take into account compensation other than base salary. As a result, compensation derived from cash incentives, restricted stock and the exercise of stock options, which may vary substantially from year to year, does not affect benefit levels.

The retirement benefits have been developed over a number of years and, as a result, the relative importance and the focus of the various plans have shifted over time.

The Employees Pension Plan is a qualified defined benefit plan. This plan, historically, was the primary retirement vehicle for the Association, which, when the plan was originally adopted in 1949 and until 1993, was a relatively small mutual thrift institution. The benefit formula under the Employees Pension Plan, which has evolved over time based primarily upon Code requirements, is based upon length of service and average compensation level for the five years preceding retirement. As a tax qualified plan, the compensation level which can be considered in the benefit formula is capped ($245,000 during 2009). As a result, the Employees Pension Plan, over time, failed to capture significant amounts of compensation in the benefit formula, particularly at the higher salary and compensation levels within the Association.

In 1983, the Excess Plan, a non-qualified defined benefit plan, was instituted. This plan applies the Employees Pension Plan benefit formula to salary-based compensation above the Internal Revenue Service, or IRS, compensation limits.

The Association, in 1991, also instituted the Supplemental Plan, also a non-qualified defined benefit plan, to maintain the then current benefit formula for a group of officers impacted by a reduction in the benefits formula under the qualified plan and indirectly under the Excess Plan due to changes mandated under the Code. Currently, Mr. Engelke and Mr. Redman are the only Named Executives who participate in the Supplemental Plan.  The DB Plans are the primary retirement vehicles utilized by the Association that are not materially and directly tied to the performance of AFC Common Stock. AFC believes that the use of the DB Plans to provide a minimum level of retirement benefits for eligible Association employees is prudent given the magnitude of the reliance the ESOP places on the performance of AFC Common Stock. The DB Plans, however, continue not to capture within their benefit formulas cash compensation paid to the Named Executives pursuant to the Executive Incentive Plan or bonus compensation paid to other officers and employees.

In December 2008, each participant in the Excess Plan and the Supplemental Plan was provided an opportunity to make an irrevocable election of the form of benefit payment they would receive at the time such participant became eligible to receive benefits under the Plan.  No changes in the benefit formulas were made.  All of the Named Executives elected lump sum distributions as their form of benefit.  In 2009, the Committees directed their actuary to utilize the elected benefit form of payment rather than that previously assumed in calculating the accrued liability for each participant.  This change in assumptions coupled with the lower interest rate environment in effect at December 31, 2009 compared to December 31, 2008 were the primary reasons for the substantial increase in the change in Pension Value column of the Summary Compensation Table set forth on page 43 for the Named Executives compared to previous years. With respect to Mr. Engelke, also see the discussion on page 49 regarding enhanced DB Plan benefits for deferring benefit payments beyond normal retirement age.

In 1986, the Association implemented the Incentive Savings Plan, a defined contribution 401K plan. At the time it was implemented, the Incentive Savings Plan operated as a profit sharing plan pursuant to which employees received from the Association matching contributions, based upon their level of voluntary participation in the plan. The Incentive Savings Plan gave employees an incentive to save, helped provide for their retirement, provided certain tax benefits to participants, helped focus employees on the profitability of the Association and allowed employees to rollover vested balances if they left the Association’s employ prior to retirement age. The Incentive Savings Plan continues to be maintained and employees can continue to make voluntary contributions into the Incentive Savings Plan. However, since 1993, the Association and AFC have not made contributions to the Incentive Savings Plan.

The ESOP is a combination of a leveraged employee stock ownership plan established by the Association when it converted from mutual to stock form in 1993 and a leveraged employee stock ownership plan in existence at LISB at the time of the LIB Acquisition in 1998 and implemented by LISB at the time of its mutual to stock conversion in 1994. A primary purpose of each institution in implementing an employee stock ownership plan was to instill an owner culture in a workforce that had previously operated in a mutual structure that lacked accountability to stakeholders or owners. Each employee stock ownership plan purchased with borrowed funds a block of the common stock issued in its sponsor’s conversion offering, to be allocated among eligible employees over the succeeding years as the borrowing was repaid. The value of the benefit provided, and its GAAP accounting cost, rise and fall with the performance of the stock purchased. There have been no subsequent stock purchases for either plan. The two employee stock ownership plans were combined in 2000 in order to offer a single, unified employee stock ownership plan benefit to all employees of the combined company. In order to achieve a uniform benefit structure, the outstanding loan for each plan was renegotiated to achieve a new payment and share allocation schedule. In order to secure the consent of the plans’ independent fiduciaries to this action, the Association committed to make certain additional cash contributions to the ESOP.

The renegotiation also established change of control protections for the participants of the ESOP. This provision is a key device in encouraging the retention of all participating employees. The Board, management and the fiduciaries representing the interests of the ESOP’s participants believed that, in the event of a change of control, the value provided to shareholders would be as a result of the efforts, over time, of the employees of the Association and that any value generated within the AFC Common Stock then unallocated in the ESOP at that time should benefit such employees. As a result, the plan was amended to provide that in the event of a change of control, the ESOP must be terminated, the outstanding loan settled and the balance of the unallocated shares distributed to then current employee participants. As of December 31, 2009, using the closing price for AFC Common Stock as quoted on the NYSE on December 31, 2009, the value to be distributed would be approximately $28.9 million.

See the Summary Compensation Table on page 43 and Security Ownership of Management on page 22 for further information regarding the ownership of AFC Common Stock by the Named Executives.  See also the discussion commencing on page 49 under the heading Additional DB Plan Information regarding the benefit formulas applicable to the DB Plans.

The Post-retirement Medical Plan provides executive and other senior officers and their spouses, if any, with medical and dental insurance coverage following such officers’ retirement from the Association at age 55 or older with at least 10 years of service. Based upon the officer’s age at retirement, the Association pays between fifty percent (50%) and one hundred percent (100%) of the premiums for such coverage.  AFC views this plan as another vehicle to encourage the retention of its senior officers.

Perquisites

The executive officers are provided with certain perquisites detailed below. These perquisites are modest in cost and scope.  See the section entitled Transactions with Certain Related Persons commencing on page 20 for a discussion of the Association’s Employee & Director Mortgage & Home Equity Loan Policy.

Other Banking Services

The Association provides to its employees, officers and directors routine retail banking services, including primarily checking, savings and certificate of deposit accounts. The Association from time to time waives, for such individuals, certain de minimis fees associated with such accounts. As these amounts are waived on a non-discriminatory basis to the Association’s employees generally, under SEC regulations, they are not included in the Compensation Tables for the directors or the Named Executives and are not considered to be related-party transactions.

Company-Provided Automobiles

All executive officers are provided with a company owned or leased automobile for their business and personal use. The Association pays the maintenance, insurance and licensing-related costs of the automobile, but not fuel costs. The value of this benefit, net of direct business usage, for which other employees are reimbursed, is included in the Summary Compensation Table on page 43 under the All Other Compensation column.

Use of Corporate Aircraft and Other Travel-Related Expenses

AFC has a fractional ownership interest in a corporate aircraft for use by its executives for business purposes only. Personal use of the aircraft is not permitted. The use of this aircraft by the executives is viewed by AFC as integrally and directly related to their job performance. As a result, this use is not viewed as a perquisite as defined by SEC regulations.

AFC has a policy when Named Executives travel on business to allow the executives to be accompanied by their spouses. This benefit is utilized sparingly by the executives and is considered a perquisite.  The estimated incremental cost of the spouse’s attendance is included in the Summary Compensation Table on page 43 under the All Other Compensation column where such amount can be determined. In all cases, such benefit is immaterial to the compensation of the Named Executives. If a Named Executive is traveling on business utilizing the corporate aircraft and there is otherwise room available on the aircraft for the executive’s spouse to accompany the executive, the spouse may do so. As there is no incremental cost to AFC for the spouse accompanying the executive on such flight, no amount has been included in the Summary Compensation Table with respect to such usage. To the extent a commercial flight was utilized and AFC bore the cost of the spouse’s air travel, the cost of such air travel is included in the Summary Compensation Table on page 43 under the All Other Compensation column.

Other Benefits

All senior officers, including the Named Executives, are provided with an annual physical at the Association’s expense. In the alternative, senior officers may consult their own physicians and submit the cost of such physical through the officer’s medical insurance coverage which is available to all full time employees.  Commencing in 2009, the Association began reimbursing senior officers who consult their own physician the amount in excess of any medical insurance reimbursement less the amount the employee may receive pursuant to the employee’s medical flexible spending account, if any.

Summary Compensation Table

Name and Principal Position	Year	Salary ($)(1)	Stock Awards ($)(2)	Non- Equity Incentive Plan Compen- sation ($)(3)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(4)	All Other Compen- sation ($)(5)	Total ($)
George L. Engelke, Jr.	2009	1,142,000	1,275,183	0	908,382	182,764	3,508,329
Chairman and Chief	2008	1,142,000	1,335,712	0	121,919	226,647	2,826,278
Executive Officer	2007	1,100,000	0	731,500	0	166,702	1,998,202

Monte N. Redman	2009	825,000	1,400,081	0	767,018	193,859	3,185,958
President and Chief	2008	825,000	1,393,028	0	350,235	191,618	2,759,881
Operating Officer	2007	673,077	0	356,250	39,783	131,004	1,200,114

Gerard C. Keegan	2009	544,000	815,069	0	353,112	131,582	1,843,763
Vice Chairman and	2008	544,000	814,884	0	241,165	131,524	1,731,573
Chief Administrative	2007	524,000	0	248,900	60,170	112,445	945,515
Officer

Gary T. McCann	2009	500,000	750,040	0	248,727	125,989	1,624,756
Executive Vice	2008	500,000	730,156	0	169,530	116,824	1,516,510
President	2007	400,000	0	190,000	71,934	101,149	763,083

Frank E. Fusco	2009	465,000	695,003	0	128,395	124,277	1,412,675
Executive Vice	2008	465,000	558,208	0	76,841	124,122	1,224,171
President, Treasurer	2007	361,923	0	155,724	0	83,414	601,061
and
Chief Financial Officer

(1)
Each of the Named Executives, except for Mr. Keegan, has elected to contribute a portion of his salary into the Incentive Savings Plan. While the Association is authorized to make matching contributions under the terms of the Incentive Savings Plan, it has not done so since prior to 1993. Each of the Named Executives also elected to contribute a portion of his salary into a medical flexible spending account. These plans are not discriminatory in favor of the Named Executives.  Such contributions are included in the figures reported as salary.

(2)
This column represents the aggregate grant date fair value of restricted stock awards made to the Named Executives in 2007, 2008 and 2009  pursuant to 2005 Stock Incentive Plan, which was previously approved by the shareholders of AFC.  The fair value of restricted stock awards is calculated using the closing price of AFC Common Stock as quoted on the NYSE on the date of the award. For additional information, see Note 16 of Notes to Consolidated Financial Statements. For additional information regarding restricted stock held by the Named Executives, see the 2009 Outstanding Equity Awards At Fiscal Year-End Table on page 47.

(3)
This column represents the incentive bonus award payments made to the Named Executive for 2007, 2008 and 2009  pursuant to the Executive Incentive Plan, which plan was previously approved by the shareholders of AFC. For additional information, see the 2009 Grants of Plan-Based Awards Table on page 45.

(4)
This column represents the sum of the actuarial change in pension value in 2007, 2008 and 2009  for each of the Named Executives according to their respective participation in the DB Plans. For information regarding the assumptions used in determining the present value of such benefits, as well as additional information regarding the Named Executives’ participation in such plans, see the discussion on page 49 and the 2009 Pension Benefits Table on page 51. The Named Executives do not participate in any non-qualified deferred compensation plans. Pursuant to SEC regulations, Mr. Engelke’s and Mr. Fusco’s change in pension value for 2007 is disclosed as $0.00 because the change in the actuarial value of their benefit from December 31, 2006 to December 31, 2007 was a negative $84,344 and  negative $180, respectively.

(5)
This column represents compensation amounts reportable with respect to the Named Executives for 2007, 2008 and 2009 pursuant to SEC regulations and not properly reportable in any other column of the Summary Compensation Table. AFC has not paid any tax gross-up amounts with respect to any compensation or benefits reflected in the Summary Compensation Table or otherwise. AFC does not allow Named Executives or other officers and employees to acquire AFC Common Stock at a discount. While the Association provides group life insurance coverage with respect to the Named Executives, such benefit is provided on a non-discriminatory basis to all full time employees of the Association and, therefore, has been excluded pursuant to SEC regulations, as have other group medical and health coverages. The following table sets forth additional detail regarding All Other Compensation amounts:

All Other Compensation Table

Name	Year	Dividends Received on Restricted Stock Awards ($)(a)	AFC Common Stock Allocated Pursuant to the ESOP ($)(b)	Cash Allocated Pursuant to the ESOP ($)(c)	Perquisites and Other Personal Benefits ($)(d)	Total ($)
George L. Engelke, Jr.	2009	122,730	32,908	11,132	15,994	182,764
	2008	131,456	41,401	25,182	28,608	226,647
	2007	75,712	37,109	25,151	28,730	166,702

Monte N. Redman	2009	133,718	32,908	14,857	12,376	193,859
	2008	106,886	41,401	31,782	11,549	191,618
	2007	48,750	37,109	31,743	13,402	131,004

Gerard C. Keegan	2009	80,610	32,908	8,128	9,936	131,582
	2008	71,396	41,401	7,074	11,653	131,524
	2007	37,388	37,109	17,052	20,896	112,445

Gary T. McCann	2009	73,050	32,908	12,662	7,369	125,989
	2008	60,216	41,401	6,896	8,311	116,824
	2007	29,744	37,109	26,952	7,344	101,149

Frank E. Fusco	2009	60,871	32,908	13,652	16,846	124,277
	2008	39,988	41,401	29,149	13,584	124,122
	2007	16,692	37,109	29,113	500	83,414

(a)
This column represents dividends paid during 2007, 2008 and 2009, respectively,  to the Named Executives by AFC with respect to the AFC Common Stock previously awarded in to the Named Executives as unvested restricted stock pursuant to the 2005 Stock Incentive Plan. Such dividends are, for federal and state tax purposes, treated as wages and as such are subject to tax withholding. The amount reflected is the gross amount paid before tax withholding.

(b)
This column represents the expense incurred by the Association with respect to AFC Common Stock allocated to the Named Executives as a result of their participation in the ESOP for 2007, 2008 and 2009, respectively. The ESOP is a qualified defined contribution plan subject to ERISA. The expense is calculated under GAAP based upon the number of shares allocated to the Named Executive times the average daily closing price of AFC Common Stock as quoted on the NYSE for 2007, 2008 and 2009, respectively. This amount does not equate to either the cash contribution made by the Association to the ESOP to obtain the release of such shares for allocation, nor the basis on which the Named Executives entitlement to such shares is determined. For further information regarding the ESOP, see the CD&A section of this Proxy Statement under the heading Retirement Benefits commencing on page 39.

(c)
This column represents an estimate of the cash allocated to the accounts of the Named Executives as a result of their participation in the ESOP for the 2007, 2008 and 2009 plan years, respectively, in the form of contributions and investment return. Excluded are amounts earned by the Named Executive in the form of dividends or interest on amounts previously allocated to the Named Executives’ accounts within the ESOP. For further information regarding the ESOP, see the CD&A section of this Proxy Statement under the heading Retirement Benefits commencing on page 39.

(d)
This column represents perquisites and other personal benefits incurred by AFC and the Association with respect to the Named Executives for the 2007, 2008 and 2009 fiscal years, respectively.  For Mr. Engelke, Mr. Keegan, Mr. McCann and Mr. Fusco, such benefits consisted of the value of an automobile provided to each by the Association and utilized for non-business purposes.  For Mr. Redman, such benefits consisted of the value of an automobile provided by the Association and utilized for non-business purposes, and a physical examination.  Automobiles are provided to the Named Executives by the Association, which the Named Executives may use for business purposes, commuting and for personal use.  The amount included as a perquisite was determined based upon the total cost incurred by the Association for the automobile including annual depreciation, as well as insurance, registration and inspection fees and maintenance costs, less the cost the Association would have reimbursed the executive for business mileage had the executive used their personal automobile, adjusted positively or negatively for the gain or loss realized on any owned automobile traded in during the year, based upon the estimated salvage value established at the time the automobile was acquired. This amount represents the incremental cost of such automobiles to AFC and does not represent the amount of income attributable to the Named Executive for tax purposes as a result of the non-business use of such automobile. For a description of the policies of AFC with respect to providing automobiles to its executive officers, see the section under the CD&A entitled Perquisites commencing on page 41.

The following table sets forth information regarding bonus awards and equity grants for or during 2009 pursuant to the Executive Incentive Plan and the 2005 Stock Incentive Plan, respectively, made to the Named Executives during 2009. Pursuant to the terms of the Executive Incentive Plan, the Compensation Committee annually establishes an annual incentive for the executive officers of AFC. For a discussion of the goals and targets applicable for 2009, see the CD&A - Short-Term Non-Equity Incentive Plan Compensation commencing on page 35.  Equity grants are made at the discretion of the Compensation Committee.  For a discussion of the 2005 Stock Incentive Plan, see the CD&A-Equity Based Compensation commencing on page 38.

2009 Grants of Plan-Based Awards Table

Name	Grant Date (1)	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards (2)			All Other Stock Awards: Numbers of Shares of Stock or Units (#)	Grant Date Fair Value of Stock Awards (3) ($)
		Thresh- old ($)	Target ($)	Maxi- mum ($)
George L. Engelke, Jr.		19,985	799,400	1,598,800
	2/2/2009				155,700	1,275,183

Monte N. Redman		12,375	495,000	990,000
	2/2/2009				170,950	1,400,081

Gerard C. Keegan		6,800	272,000	544,000
	2/2/2009				99,520	815,069

Gary T. McCann		6,250	250,000	500,000
	2/2/2009				91,580	750,040

Frank E. Fusco		5,812	232,500	465,000
	2/2/2009				84,860	695,003

(1)
No grants to the Named Executives of Non-Equity Incentive Plan Awards were made pursuant to the Executive Incentive Plan. For additional information regarding the Executive Incentive Plan, see the CD&A section under the heading Short-Term Non-Equity Incentive Plan Compensation commencing on page 35.  Grants to the Named Executives of equity-based awards during 2009 were made pursuant to the 2005 Stock Incentive Plan.  For additional information regarding the 2005 Stock Incentive Plan, see the CD&A section under the heading Equity-Based Compensation commencing on page 38.

(2)
The amounts reflected under the Estimated Possible Payouts under Non-Equity Incentive Plan Awards columns reflect the incentive bonus program for the Named Executives for fiscal year 2009. The Threshold column reflects the minimum bonus which could be earned by the Named Executive earning any bonus. Performance of AFC below the specified level would result in no bonus. The Target column and the Maximum column represent the amounts that would be earned had AFC performed at the one hundred percent (100%) payout and maximum payout percentages as specified under the goals established in connection with the Executive Incentive Plan for 2009. In January 2010, the Compensation Committee of AFC determined that because AFC’s performance in 2009 did not meet the minimum threshold requirements prescribed in the Executive Incentive Plan, no grants would be made to the Named Officers under the Executive Incentive Plan for 2009.

(3)
The amounts reflected under the Grant Date Fair Value of Stock Awards column reflect the grant date fair value of the award computed in accordance with FASB ASC Topic 718, excluding the impact of estimated forfeitures related to service-based vesting conditions, which on a per share basis is equal to the closing price per share of AFC Common Stock as quoted on the NYSE on the date of grant, which was February 2, 2009, or $8.19 per share.  The Named Executives paid no consideration for these awards other than for services rendered in performing their duties and responsibilities as executive officers.

The following table provides information on the current holdings of stock options and restricted stock awards by the Named Executives as of December 31, 2009. This table includes unexercised vested and unvested option grants and unvested restricted stock awards. Each equity grant or award outstanding at fiscal year end is shown separately for each Named Executive. There were no unvested options outstanding as of December 31, 2009.  The vesting schedule for each grant or award is shown following this table, based on the option grant or restricted stock award date. The market value of the restricted stock awards is based on the closing market price per share of AFC Common Stock as quoted on the NYSE on December 31, 2009, or $12.43. For additional information about the option grants and restricted stock awards, see the CD&A - Equity-Based Compensation commencing on page 38.

2009 Outstanding Equity Awards At Fiscal Year-End Table

	Option Awards				Stock Awards
Name	Option Grant Date (1)	Number of Securities Underlying Unexercised Options (#) Exercisable	Option Exercise Price ($)	Option Expiration Date	Restricted Stock Award Date (2)	Number of Shares or Units of Stock That Have Not Vested	Market Value of Shares or Units of Stock That Have Not Vested ($)
George L. Engelke, Jr.	12/20/2000	413,964	16.5625	12/19/2010	12/20/2006	42,800	532,004
	12/19/2001	375,000	16.8333	12/18/2011	01/28/2008	37,520	466,374
	12/18/2002	405,000	18.0000	12/17/2012	02/02/2009	103,800	1,290,234
	12/17/2003	315,000	24.4000	12/16/2013
	12/15/2004	397,500	26.6267	12/14/2014
	12/21/2005	345,000	29.0200	12/20/2012
Monte N. Redman	12/20/2000	143,964	16.5625	12/19/2010	12/20/2006	30,300	376,629
	12/19/2001	126,060	16.8333	12/18/2011	01/28/2008	55,900	694,837
	12/18/2002	165,445	18.0000	12/17/2012	02/02/2009	136,760	1,699,927
	12/17/2003	130,500	24.4000	12/16/2013
	12/15/2004	180,000	26.6267	12/14/2014
	12/21/2005	154,700	29.0200	12/20/2012

Gerard C. Keegan	12/20/2000	120,000	16.5625	12/19/2010	12/20/2006	22,800	283,404
	12/19/2001	108,000	16.8333	12/18/2011	01/28/2008	32,700	406,461
	12/18/2002	142,500	18.0000	12/17/2012	02/02/2009	79,616	989,627
	12/17/2003	102,000	24.4000	12/16/2013
	12/15/2004	144,000	26.6267	12/14/2014
	12/21/2005	122,900	29.0200	12/20/2012

Gary T. McCann	12/20/2000	42,000	16.5625	12/19/2010	12/20/2006	19,600	243,628
	12/19/2001	36,900	16.8333	12/18/2011	01/28/2008	29,300	364,199
	12/18/2002	49,500	18.0000	12/17/2012	02/02/2009	73,264	910,672
	12/17/2003	56,250	24.4000	12/16/2013
	12/15/2004	90,000	26.6267	12/14/2014
	12/21/2005	84,000	29.0200	12/20/2012

Frank E. Fusco	12/20/2000	47,664	16.5625	12/19/2010	12/20/2006	9,800	121,814
	12/19/2001	47,550	16.8333	12/18/2011	01/28/2008	22,400	278,432
	12/18/2002	63,000	18.0000	12/17/2012	02/02/2009	67,888	843,848
	12/17/2003	46,800	24.4000	12/16/2013
	12/15/2004	60,900	26.6267	12/14/2014
	12/21/2005	37,500	29.0200	12/20/2012

(1)	The following table details the vesting date for all outstanding stock options held by the Named Executives as of December 31, 2009, based upon the grant date of such option:

Option Grant Vesting Schedule

Grant Date	Vesting Date (a)
12/20/2000	1/10/2004
12/19/2001	1/10/2005
12/18/2002	1/10/2006
12/17/2003	12/22/2005
12/15/2004	12/22/2005
12/21/2005	1/9/2009

(a)In addition to the dates indicated, the options reflected in this table would vest early upon the death, disability and, except for those options granted on December 21, 2005, upon retirement upon reaching age 55 with at least 10 years of service. The options granted on December 21, 2005 vest upon normal retirement at age 65 as defined under any of the Association’s pension plans. The vesting of options granted on December 17, 2003 and December 15, 2004 was accelerated by the Compensation Committee in anticipation of the implementation of SFAS 123R on January 1, 2006. All stock options indicated would also vest in the event of a change of control of either AFC or the Association.

(2)	The following table details the vesting date for all outstanding restricted stock awards held by the Named Executives as of December 31, 2009, based upon the award date of such restricted stock:

Restricted Stock Award Vesting Schedule

Award Date	Vesting Date (a)
12/20/2006	1/9/2012
1/28/2008	1/28/2013
2/2/2009	12/15/2009

(a)
The award granted to Mr. Engelke on January 28, 2008 vests 30% on January 28, 2009, 30% on January 28, 2010 and the balance, or 40%,  on January 28, 2011. The award granted to Mr. Engelke on February 2, 2009 vests 1/3 on December 15, 2009, 1/3 on December 15, 2010 and 1/3 on December 15, 2011.  Shares awarded to the remainder of the Named Executives vest (i) 100% on the dates indicated above for those shares awarded on December 20, 2006 and January 28, 2008, respectively, and (ii) 20% per year of the awarded shares commencing on the vesting date set forth above and on the anniversary thereafter as to those shares awarded on February 2, 2009.  In addition to the dates indicated, the restricted stock on February 2, 2009 reflected in this table would vest early upon the death, disability and, except for the restricted stock granted to the Named Executives on January 28, 2008 and February 2, 2009, or to Mr. Engelke on December 20, 2006, upon normal retirement at age 65 as defined under any of the Association’s pension plans. The vesting of restricted stock granted to Mr. Engelke on December 20, 2006 would vest earlier than the date indicated should he retire as an executive officer of AFC and the Association having reached the then applicable mandatory retirement age for executive officers of 70.  All restricted stock awards indicated would also vest in the event of a change of control of either AFC or the Association.

The following table provides information, for the Named Executives, on stock option exercises during 2009, including the number of shares acquired upon exercise and the value realized before their payment of any applicable withholding tax and broker commissions.

2009 Option Exercises and Stock Vested

	Option Awards		Stock Awards
	Number of	Value	Number of	Value
	Shares	Realized	Shares	Realized
	Acquired On	On	Acquired On	On
	Exercise	Exercise	Vesting	Vesting
Name	(#)	(#)(1)	(#)	(#)(2)
George L. Engelke, Jr.			97,980	1,220,072
Monte N. Redman			50,765	635,874
Gerard C. Keegan			33,054	422,375
Gary T. McCann			27,316	342,443
Frank E. Fusco	32,759	46,246	23,222	286,159

(1)
Value realized is calculated by multiplying the number of shares of AFC Common Stock as to which an option was exercised times the difference between the closing price per share of AFC Common Stock as quoted on the NYSE on the date of exercise and the exercise price per share of the applicable option.

(2)	Value realized is calculated by multiplying the number of shares of AFC Common Stock which vested by the closing price per share of AFC Common Stock as quoted on the NYSE on the date of vesting.

Additional DB Plan Information

The following table sets forth information on the pension benefits for the Named Executives under each of the following pension plans:

Employees Pension Plan. The Employees Pension Plan is a funded and tax qualified retirement program that covers approximately 4,288 eligible employees and retirees of the Association and its predecessors as of December 31, 2009. As applicable to the Named Executives, the plan provides benefits based on a formula that takes into account the executive’s earnings for each fiscal year, subject to applicable IRS limitations. Since 1992, the formula provides for an annual benefit accrual for each year of service (up to a maximum of 30 years) equal to 1.00% of the executive’s average base salary over the 5 years immediately preceding retirement up to “covered compensation” and 1.6% of such average base salary in excess of “covered compensation.” “Covered compensation” varies based upon a participant’s normal retirement date based upon changes in the average of the Social Security taxable wage bases. The executive’s annual earnings taken into account under this formula include base salary, but may not exceed an IRS-prescribed limit applicable to tax-qualified plans ($245,000 for 2009). As an example, utilizing covered compensation of $59,400  for an employee who reached normal retirement age in 2009, the maximum incremental annual benefit an executive could have earned toward his total pension payments under this plan was $3,564, payable after retirement as described below.

The accumulated benefit an employee earns over his or her career with the company is payable starting after retirement on a monthly basis for life with a guaranteed minimum term of 10 years. The normal retirement age as defined in the Employees Pension Plan is 65. Employees with at least 5 years of service, including the Named Executives, who have retired and reached age 55, may elect to receive benefits at a reduced amount. Currently, Mr. Keegan, Mr. Redman and Mr. McCann are eligible for early retirement. The benefit reduction is based upon a table of simplified option factors used to convert the benefit at normal retirement age to the reduced amount. On average, the reduction equates to approximately an 8.2% discount per year for each year retirement is accelerated prior to normal retirement age. Similarly, retirees with at least 5 years of service may receive an enhanced benefit if they defer the receipt of their benefit beyond their 65th birthday. On average, the increase equates to approximately a 10.5% enhancement per year that retirement is deferred beyond normal retirement age. Currently, Mr. Engelke is eligible for an enhanced benefit. In addition, the Employees Pension Plan provides for spousal joint and survivor annuity options.

Benefits under the Employees Pension Plan are subject to the limitations on annual benefits imposed under section 415 of the Code. The section 415 limit for 2009 is $195,000 per year for a single life annuity payable at an IRS-prescribed retirement age. This ceiling may be actuarially adjusted in accordance with IRS rules for items such as employee contributions, other forms of distribution and different annuity starting dates.

Supplemental Plan. The Association in 1991 adopted the Supplemental Plan, a non-qualified plan for tax purposes. The Supplemental Plan, at the time of its adoption, applied to a specified group of 30 officers of the Association. Six participants remain in the employ of the Association, including two of the Named Executives: Mr. Engelke and Mr. Redman. Mr. Keegan, Mr. McCann and Mr. Fusco do not participate in this plan. The Supplemental Plan was adopted to preserve for the participating employees the benefit formula that had been in effect pursuant to the Employees Pension Plan prior to the adoption of the Supplemental Plan at which time the Employees Pension Plan formula was amended and reduced. The Supplemental Plan is unfunded and is not qualified for tax purposes.

The benefit payable under the Supplemental Plan is calculated and compared to the benefit payable under the Employees Pension Plan and Excess Plan. The participant receives, under the Supplemental Plan, the shortfall, if any, in the Employees Pension Plan and Excess Plan benefit. The Supplemental Plan formula provides for an annual benefit equal to 60% of the participant’s average base salary over the 5 years immediately preceding retirement less 67% of the participant’s primary Social Security benefit times a number equal to years of service divided by 30 (but not greater than 1).

Pursuant to the Supplemental Plan, normal retirement age is defined as age 65. Employees may receive a reduced benefit under the Supplemental Plan upon early retirement at or after age 55 with at least 10 years of service.  All of the Named Executives, prior to January 1, 2009, elected to receive their Supplemental Plan benefit, if any, in a lump sum at retirement, calculated to be actuarially equivalent to the benefit they would have received had they received a benefit in the same form as under the Employees Pension Plan.

Excess Plan. The Excess Plan, which was adopted in 1983, is not qualified for tax purposes. Participants in this plan include those participants in the Employees Pension Plan whose compensation exceeds the limitations established under the Code. Benefits payable under the Excess Plan are equal to the excess of (1) the amount that would be payable in accordance with the terms of the Employees Pension Plan disregarding the limitations imposed pursuant to sections 401(a)(17) and 415 of the Code over (2) the pension benefit actually payable under the Employees Pension Plan taking the sections 401(a)(17) and 415 limitations into account.  All of the Named Executives, prior to January 1, 2009, elected to receive their Excess Plan benefit in a lump sum at retirement, calculated to be actuarially equivalent to the benefit they would have received had they received a benefit in the same form as under the Employees Pension Plan.

No pension benefits were paid to any of the Named Executives in the 2009 fiscal year. For further information on these pension plans, see the CD&A - Retirement Benefits commencing on page 39.

The amounts reported in the Pension Benefits Table below equal the present value of the accumulated benefit at December 31, 2009, for the Named Executives under each of the DB Plans. The accumulated benefit calculation is based upon certain assumptions which are discussed in Note 15 of Notes to Consolidated Financial Statements. The calculation assumes service and base salary earned through December 31, 2009. The present value assumes the executive will begin to receive retirement benefits at age 65 (or immediately, if the executive is already over 65 years of age). Age 65 is the earliest age executives can receive benefits without a reduction in benefits. The interest rate assumption used to calculate the present value varies by plan, based upon the age of the participants and the resulting projected benefit payouts of the plan in the aggregate. For the Employees Pension Plan, the interest rate assumption is 5.91%, while for both the Excess Plan and the Supplemental Plan the interest rate assumption is 5.70%. The post-retirement mortality assumption is based upon the  RP-2000 mortality table.

2009 Pension Benefits Table

Name	Plan Name	Number of Years Credited Service (#)(1)	Present Value of Accumulated Benefit ($)
George L. Engelke, Jr.	Employees Pension Plan	38 years 6 months	997,572
	Excess Plan	38 years 6 months	4,884,676
	Supplemental Plan	38 years 6 months	1,460,578

Monte N. Redman	Employees Pension Plan	32 years 7 months	716,414
	Excess Plan	32 years 7 months	1,895,010
	Supplemental Plan	32 years 7 months	134,317

Gerard C. Keegan	Employees Pension Plan	38 years 9 months	1,081,388
	Excess Plan	38 years 9 months	1,368,027

Gary T. McCann	Employees Pension Plan	19 years 11 months	418,332
	Excess Plan	19 years 11 months	502,358

Frank E. Fusco	Employees Pension Plan	20 years 2 months	221,016
	Excess Plan	20 years 2 months	207,769

(1)
The number of years of credited service for benefit accrual purposes is capped at 30 years. For the Supplemental Plan, if a participant takes early retirement, his benefit is reduced by a fraction the numerator of which is his actual years of credited service (without reference to any cap) and the denominator is his projected years of credited service at normal retirement age. Under such Plan, the only augmentation that occurs for service beyond normal retirement age is the result of any potential base salary increases which the executive may receive during this period.

As noted above, the Supplemental Plan only provides a benefit if it exceeds the benefit that is payable pursuant to the terms of the Employees Pension Plan and the Excess Plan.

Other Potential Post-Employment Payments

As noted in the CD&A, AFC and the Association have entered into employment agreements with each of the executive officers, including the Named Executives. The employment agreements each provide for a three-year term. The Association’s employment agreements each run from the first day of January. Prior to January 1st each year, the Board of Directors of the Association may extend the employment agreements with the Association for an additional year such that the remaining terms shall be three (3) years. Prior to January 1, 2009, such employment agreements were amended and restated and thereby extended to a three year term.  The nature of the amendments is discussed more fully below.  The agreements with AFC automatically extend daily, so as to maintain their original term, unless written notice of non-renewal is given by the Board. No such notice has been given to any current executive officer.  The agreements with AFC were also amended and restated prior to January 1, 2009.  The nature of the amendments is more fully discussed below.

The employment agreements provide for minimum salaries and the executives’ participation in retirement plans, group life, medical and disability insurance plans and any other employee benefit programs. The employment agreements also provide that AFC and the Association will maintain, for the benefit of the executives, director and officer liability insurance and will indemnify the executives on prescribed terms for claims and related costs and liabilities arising from the services provided pursuant to the employment agreements for a period of six (6) years beyond the termination of such agreements.

The employment agreements provide for termination of each of the executives’ employment at any time by AFC or the Association with or without cause. Each executive would be entitled to severance benefits in the event the executive’s employment terminates (1) due to AFC’s or the Association’s respective (A) failure to re-elect the executive to his current office, and in the case of Mr. Engelke’s and Mr. Keegan’s employment agreements, to the Board; (B) failure by whatever cause to vest in the executive the functions, duties or responsibilities prescribed for the executive in such agreement; (C) material breach of the employment agreements or reduction of the executive’s base salary or other change to the terms and conditions of the executive’s compensation and benefits which either individually or in the aggregate, as to such executive, has a material adverse effect on the aggregate value of the total compensation package provided to such executive; or (D) relocation of the executive’s principal place of employment outside of Nassau or Queens Counties of New York; or (2) for reasons other than (A) for cause; (B) voluntary resignation, except as a result of the actions specified under clause (1) above or following a change of control, as defined in the agreements; (C) death; (D) long term disability; or (E) expiration of the term of the employment agreement.

The executive officers agree that for a period of one year following termination of their employment, or the remaining contact term, whichever is less, they will not accept employment and will not serve as an officer, employee, consultant, director or trustee to any banking or thrift institution with an office or an application pending to open an office in any city, town or county in which AFC or the Association have an office, unless their employment is terminated pursuant to section (1) above or if such employment terminates as a result of disability, and in such instance, following notice, AFC does not offer to retain the executive in a comparable position. In addition, the executives agree in all cases to keep confidential and not use for their own benefit or the benefit of anyone else other than AFC any material non-public documents or information obtained while employed by AFC, unless required by law, until such time as the document or material is either no longer material or is otherwise publicly available through no fault of the executive. They agree, for a period of one year following their termination, not to solicit for employment, or to provide any advice or recommendations to a third party, regarding any officer or employee of AFC or the Association with respect to any bank, thrift or other financial institution in the business of accepting deposits or making loans in areas were AFC or the Association is located. They also agree, for a period of one year following their termination, not to solicit or otherwise seek to encourage any customer of AFC or the Association to terminate their relationship with AFC or the Association.

In situations where a Named Executive would be entitled to severance benefits, the severance benefits to which the Named Executive would be entitled include:

i)
continued life, medical and disability insurance benefits for the remainder of the contract term (three (3) years) at no cost to the executive (During their employment, the executives contribute to their medical coverage on the same basis as all salaried employees of the Association based upon the coverage selected);

ii)	a lump sum payment equal to the salary the executive would have earned during the remainder of the contract term (three (3) times base salary);
iii)
a lump sum payment equal to potential incentive compensation the executive could have earned during the remainder of the contract term (three (3) times the maximum incentive bonus available pursuant to the Executive Incentive Plan - See the 2009 Grants of Plan-Based Awards Table on page 45 and the CD&A - Short-Term Non-Equity Incentive Plan Compensation commencing on page 35 for a discussion of the manner in which incentive awards under the Executive Incentive Plan are calculated);

iv)
a payment equal to the present value of certain enhanced pension benefits (This amount is calculated by taking the present value of the difference between the pension benefits to which the executive is entitled under the DB Plans and a hypothetical benefit which the executive would be entitled to under such plans making the following assumptions: (a) the executive receives additional service credit through the remainder of the contract term (three (3) years) and (b) the lump sum payments payable under paragraphs (i), (ii) and (iii) above are added to the executive’s compensation in the year of the executive’s termination).  Based upon benefit payment elections made by the Named Executives pursuant to the Supplemental Plan and the Excess Plan this payment would be made in a lump sum;

v)
a lump sum equal to the ESOP benefits the executive would have earned during the remainder of the contract term (three (3) times the ESOP allocations made to the executive in his last full year of employment);

vi)	accelerated vesting of all outstanding option grants and restricted stock awards;
vii)
director and officer liability insurance coverage and AFC’s agreement to indemnify the Named Executives to the fullest extent authorized by Delaware law for a period of six (6) years following termination of the contract; and

viii)	at the election of either AFC or the Association, a cash settlement of all outstanding options and restricted stock awards.

In the event of disability, the Named Executives are entitled to the following enhanced termination–related benefits:

i)	The Named Executive’s base salary is paid for up to one (1) full year following the Named Executive becoming disabled;
ii)
The Named Executive, pursuant to the terms of the Executive Incentive Plan, is entitled to receive a prorated bonus, based upon AFC’s attainment of the established performance goals for the plan year; and

iii)	The stock option grants and restricted stock awards provided to the Named Executives all provide for accelerated vesting in the event of disability.

In the event of death, the Named Executives are entitled to the following enhanced termination-related benefits:

i)
The Named Executive’s estate, pursuant to the terms of the Executive Incentive Plan, is entitled to receive a prorated bonus, based upon AFC’s attainment of the established performance goals for the plan year; and

ii)	The stock option grants and restricted stock awards provided to the Named Executives all provide for accelerated vesting in the event of death.

The employment agreements between AFC and the Association and each of the executive officers, including the Named Executives, were amended and restated prior to January 1, 2009 for two primary reasons:

i)
In order to avoid immediate taxation of various benefits provided pursuant to the contracts, including severance benefits, the contracts were amended to conform with the requirements of Code section 409A and the regulations promulgated thereunder.  Code section 409A deals with the income taxation of deferred compensation arrangements and requires the deferral of certain severance payments to the executives for a period of up to 6 months following termination of employment.  The amendments made in this regard did not alter the substantive terms of these contracts.

ii)
In December 2008, AFC was notified by the U.S. Treasury that it had received preliminary approval to participate in the U.S. Treasury’s Troubled Asset Relief Program - Capital Purchase Program, referred to as the CPP.  The CPP required that participating institutions agree to certain limitations and incentive claw-back provisions that would have applied to the Named Executives and others had AFC participated in the CPP.  The contracts of the executive officers, including the Named Executives, were amended to contain provisions which would limit severance compensation and allow for the claw back of incentive payments as required by the CPP so long as AFC or the Association were participating in the CPP.  Subsequently, AFC and the Association determined not to participate in the CPP.

As of December 31, 2009, the amounts of the Named Executives’ termination-related benefits, excluding those termination-related benefits that are not discriminatory in favor of the Named Executives, such as group life insurance or disability insurance payments, are estimated to be as follows:

Name	Nature of Payment	Disability Payment ($)(1)	Payments upon Death ($)(2)	Severance Payment ($)(3)
George L. Engelke, Jr.	Salary	1,047,580		3,426,000
	Bonus	0	0	4,796,400
	Value of Enhanced Pension			12,752,077
	Value of ESOP Benefit			159,138
	Welfare Benefit Payment			4,621
	Value of Acceleration (4) :
	Options	0	0	0
	Restricted Stock	2,288,612	2,288,612	2,288,612

Monte N. Redman	Salary	730,580		2,475,000
	Bonus	0	0	2,970,000
	Value of Enhanced Pension			4,437,136
	Value of ESOP Benefit			170,313
	Welfare Benefit Payment			21,414
	Value of Acceleration (4) :
	Options	0	0	0
	Restricted Stock	2,771,393	2,771,393	2,771,393

Gerard C. Keegan	Salary	449,580		1,632,000
	Bonus	0	0	1,632,000
	Value of Enhanced Pension			3,423,603
	Value of ESOP Benefit			150,126
	Welfare Benefit Payment			10,573
	Value of Acceleration (4):
	Options	0	0	0
	Restricted Stock	1,679,492	1,679,492	1,679,492

Gary T. McCann	Salary	405,580		1,500,000
	Bonus	0	0	1,500,000
	Value of Enhanced Pension			1,748,618
	Value of ESOP Benefit			163,728
	Welfare Benefit Payment			33,563
	Value of Acceleration (4):
	Options	0	0	0
	Restricted Stock	1,518,499	1,518,499	1,518,499

Frank. E. Fusco	Salary	370,580		1,395,000
	Bonus	0	0	1,395,000
	Value of Enhanced Pension			899,539
	Value of ESOP Benefit			166,698
	Welfare Benefit Payment			67,689
	Value of Acceleration (4):
	Options	0	0	0
	Restricted Stock	1,244,094	1,244,094	1,224,094

(1)
Assumes the Named Executive became disabled on December 31, 2009. The Association has a policy, in the event of a Named Executive’s disability, to continue to provide the Named Executive their base salary for a period of up to one year. A disabled Named Executive would initially be entitled to receive up to 26 weeks of New York State statutory disability benefits. The Named Executive would then become entitled to long-term disability benefits under the Association’s welfare benefit program available to all salaried employees. AFC’s contracts with the Named Executives provide that after 180 days AFC may, under applicable circumstances, terminate the Named Executive’s employment and continue to pay the Named Executive’s salary for an additional six (6) months. The number reflected in the Disability Payment column under the Salary heading is the net salary payable to the Named Executive after taking into consideration the statutory disability benefits to which the Named Executive is entitled and the maximum disability payment received from the Association’s long-term disability carrier. The number reflected under the Bonus heading, which is $0.00, is the actual bonus paid to the Named Executive for 2009 since the prorated bonus would cover the entire twelve (12) month period.

(2)
Assumes the Named Executive died on December 31, 2009. The number reflected under the Bonus heading of the Payments upon Death column is the actual bonus paid to the Named Executive for 2009 since the prorated bonus would cover the entire twelve (12) month period. The number reflected under the Value of Acceleration heading reflects either (i) the positive difference, if any, between the fair market value of AFC Common Stock on the date of acceleration and the exercise price as to all options the vesting of which would be accelerated due to death or (ii) the fair market value of AFC Common Stock as to all restricted stock the vesting of which would be accelerated due to death. The fair market value is the closing price of AFC Common Stock as quoted on the NYSE as of December 31, 2009,  or $12.43.

(3)
Severance payments are calculated assuming the Named Executive’s employment was terminated as of December 31, 2009. All Named Executives, with the exception of  Mr. Fusco, who does not yet meet the age requirement for vesting, would upon termination be eligible to receive health related welfare benefits pursuant to the Post-retirement Medical Plan discussed below.

(4)
The number reflected under the Value of Acceleration heading reflects either (i) the positive difference, if any, between the fair market value of AFC Common Stock on the date of acceleration and the exercise price as to all options the vesting of which would be accelerated due to disability, death or upon severence, as applicable, or (ii) the fair market value of AFC Common Stock as to all restricted stock the vesting of which would be accelerated due to disability, death or upon severance, as applicable.  The fair market value is the closing price of AFC Common Stock as quoted on the NYSE as of December 31, 2009, or $12.43.  As of December 31, 2009, there were no unvested options outstanding.

In the event of a change of control, the ESOP provides, among other things, that the plan shall be terminated, specifies that under certain circumstances additional contributions by the Association into such plan may be required and indicates the manner in which the remaining assets which have not yet been allocated to participants following such change of control shall be allocated to participating employees. This plan is a qualified defined contribution pension plan and does not discriminate in favor of the Named Executives.

In the event of a change of control, for any taxable year in which an executive would be liable for the payment of excise taxes under Section 4999 of the Code with respect to any compensation paid by AFC or any of its affiliated companies, AFC will pay to or on behalf of the executive, an amount, in addition to the severance payments noted above, sufficient to maintain the after-tax severance benefit as though the excise tax specified in Section 4999 of the Code did not apply.

As of December 31, 2009, based upon the assumptions indicated, these sums with respect to the Named Executives are estimated to be as follows:

Name	Excise Tax Gross-up ($)(1)
George L. Engelke, Jr.	10,317,453
Monte N. Redman	5,299,712
Gerard C. Keegan	3,378,745
Gary T. McCann	2,566,406
Frank E. Fusco	1,979,992

(1)
The excise tax-gross up calculation is based on the assumption that a change of control for tax purposes occurred as of December 31, 2009 and that the consideration provided to shareholders of AFC Common Stock was equal to the closing price of AFC Common Stock as quoted on the NYSE, on December 31, 2009, or $12.43.

The Association also maintains the Post-retirement Medical Plan for its officers with a rank of Vice President and higher. The Post-retirement Medical Plan provides that in the event a participant retires at age 55 or older with a minimum of 10 years of service, the officer will be provided with medical benefits for the remainder of the officer’s life and that of his or her spouse. The Association pays between 50% and 100% of the premiums for such coverage. The following table shows for each of the Named Executives the present value of the accumulated benefits with respect to the Post-retirement Medical Plan, as of December 31, 2009.

Name	Present Value of Accumulated Benefit ($)(1)
George L. Engelke, Jr.	107,202
Monte N. Redman	135,544
Gerard C. Keegan	143,125
Gary T. McCann	132,342
Frank E. Fusco (2)	85,025

(1)
This column represents the present value of the accumulated benefit as of December 31, 2009, for the Named Executives under the Post-retirement Medical Plan based upon the assumptions as described in Note 15 of Notes to Consolidated Financial Statements.

(2)	Mr. Fusco currently does not meet the age requirement to receive a benefit pursuant to the terms of the Post-retirement Medical Plan.

Annually, the Compensation Committee receives from management a review of the costs associated with the executive officers’ employment contracts.

PROPOSAL NO. 2 - APPROVAL OF AN AMENDMENT TO THE 2007
DIRECTOR STOCK PLAN

AFC is presenting for shareholder approval an amendment to the 2007 Director Stock Plan. The 2007 Director Stock Plan was originally approved by the shareholders of AFC in May 2007. At that time, the 2007 Director Stock Plan authorized the issuance of up to 100,000 shares of AFC Common Stock in satisfaction of restricted stock awards made to certain AFC directors. As of the Record Date, only 9,920 shares of AFC Common Stock remain available for future awards pursuant to the Plan. The amendment would authorize 150,000 shares of AFC Common Stock to be utilized for future awards. If the amendment is approved by AFC’s shareholders, the 9,920 shares of AFC Common Stock currently authorized for award would not be available to be utilized for future awards.

AFC expects to utilize this plan, as amended, to award restricted stock to non-employee directors of AFC. The value of these awards will depend on future increases or fluctuations in the trading price of AFC Common Stock. The awards will link the compensation paid to directors to the value delivered to shareholders through share price appreciation.

Why We Are Asking For Shareholder Approval

AFC is asking the shareholders to approve the amendment to the 2007 Director Stock Plan in order to permit AFC to award restricted stock, which will result in the issuance after May 19, 2010 of up to 150,000 shares of AFC Common Stock.

Applicable law does not require that AFC have shareholder approval in order to award restricted stock to its directors. However, AFC is seeking such approval because it believes it to be a good corporate governance practice to do so and in order to preserve its shareholders’ access to the NYSE for purchases and sales of AFC Common Stock. If AFC were to award restricted stock under the 2007 Director Stock Plan without shareholder approval, it would jeopardize AFC’s eligibility to list AFC Common Stock for trading on the NYSE.

The Board believes that approving the amendment to the 2007 Director Stock Plan will assist in providing a compensation program for directors which is considerate of the interests of shareholders, fair to AFC’s directors and competitive with programs provided to directors at other comparable institutions.

Shareholder approval of the amendment to the 2007 Director Stock Plan will not affect options or restricted stock currently outstanding to AFC’s directors or others. If AFC’s shareholders approve the amendment to the 2007 Director Stock Plan, future awards to directors will be undertaken pursuant the terms set forth in the 2007 Director Stock Plan, as amended. If AFC’s shareholders do not approve the amendment to the 2007 Director Stock Plan, AFC will not grant further awards pursuant to the 2007 Director Stock Plan beyond the 9,920 shares of AFC Common stock currently authorized for issuance pursuant to the 2007 Director Stock Plan. In such case, AFC may substitute other forms of compensation in order to assure that its director compensation program is sufficiently competitive to enable it to attract and retain highly qualified non-employee directors.

Material Provisions of the Plan

Exhibit A to this Proxy Statement contains the text of the amendment to the 2007 Director Stock Plan.   Exhibit A is incorporated by reference into the following plan summary, which is qualified in its entirety by this reference.

Maximum Shares Available. AFC will reserve and keep available at all times such number of shares of AFC Common Stock as may be required to satisfy the needs of the 2007 Director Stock Plan, as amended. Prior to the Record Date, AFC had awarded 90,080 shares of restricted stock to its directors pursuant to the terms of the 2007 Director Stock Plan and the previous approval of such plan by the shareholders of AFC. If the shareholders approve the proposed amendment, commencing May 19, 2010, a maximum of 150,000 shares of AFC Common Stock may be issued under the Plan. The fair market value of such shares is $2,169,000, based on the closing price of AFC Common Stock of $14.46 as quoted by the NYSE as of the close of business on the Record Date.

Administration of the Plan. A committee of independent directors administers the 2007 Director Stock Plan, as amended. Its members are the members of the Compensation Committee of the Board. The administrative committee has broad discretionary powers.

Eligibility. Eligibility is open to all directors of AFC who are not common law employees of AFC. This includes all current members of the Board, except for Mr. Engelke and Mr. Keegan, or a total of eight (8) individuals as of the Record Date.

Terms and Conditions of Awards. The 2007 Director Stock Plan, as amended, authorizes two kinds of restricted stock awards: Annual Awards and Discretionary Grants, as such terms are defined in the 2007 Director Stock Plan, as amended.

Pursuant to the 2007 Director Stock Plan, as amended, annual awards shall be made to Eligible Directors, as such term is defined in the 2007 Director Stock Plan, as amended, commencing in 2011 and annually thereafter on the third business day after AFC issues a press release announcing annual financial results for the prior year. Such press release has historically been issued by AFC in late January of each year. The number of whole shares of AFC Common Stock to be awarded annually to each eligible director shall be determined by dividing $45,000 by the closing price of AFC Common Stock as quoted on the NYSE (or such other exchange on which AFC Common Stock is listed) on the day of the award and rounding the result down to the next whole share. Such awards shall be made on the following terms and conditions:

•	The award shall be in the form of issued and outstanding shares of AFC Common Stock registered in the name of the eligible director;
•	The award will vest 100% on the third anniversary of the grant date of the award;
•	The award will vest 100% upon Death, Disability, Mandatory Retirement, Involuntary Termination or on Change in Control as such terms are defined in the 2007 Director Stock Plan, as amended;
•	The shares awarded shall carry full voting and dividend rights from the date of grant regardless of whether vested;
•	The shares may not be sold or transferred while unvested; and
•
The shares shall be forfeited if a recipient ceases to be a director while such shares are unvested for any reason other than death, Disability, Mandatory Retirement, Involuntary Termination or Change in Control.

Pursuant to the 2007 Director Stock Plan, as amended, Disability is any mental or physical condition resulting in incapacity to serve as a director which is likely to be permanent, continue for an indefinite time of at least 180 days or result in death. Mandatory Retirement age pursuant to the Bylaws of AFC is 75 years of age. Involuntary Termination would occur upon a recipient terminating service as a director due to a reason other than voluntary resignation or removal for cause.

The administrative committee also has the right pursuant to the 2007 Director Stock Plan, as amended, to award Discretionary Grants. Discretionary Grants may be made to eligible directors from time to time as consideration for services rendered or promised to be rendered for such number of shares, up to the plan limit, and on such terms and conditions as the administrative committee shall determine, including restrictions on voting and dividend rights associated with such shares, service-related vesting and forfeiture requirements, and holding period and transfer restrictions. AFC has no current intention to award Discretionary Grants pursuant to the 2007 Director Stock Plan, as amended, but has used Discretionary Grants in the past when new directors have been added to the Board. Circumstances under which Discretionary Grants might be made in the future include, but are not limited to, the addition of a new director to the Board, as part of an acquisition or otherwise.

In establishing the terms and conditions of either Annual Awards or Discretionary Grants, the administrative committee must observe the following restrictions:

•	It may not make awards or grants after May 19, 2010 that will result in the issuance of more than 150,000 shares of AFC Common Stock in the aggregate.
•	It may not make awards or grants before the date that AFC receives shareholder approval of the amendment to the 2007 Director Stock Plan representing more than 9,920 shares of AFC Common Stock.

Restricted Stock. As a general rule, shares of AFC Common Stock that are subject to a restricted stock award are held in an account by AFC’s transfer agent in the name of the award recipient until vested and, when vested, are transferred to the award recipient. If permitted by the administrative committee, restricted stock may be issued and delivered to the award recipient before vesting. In this event, the shares issued will carry a restrictive legend prohibiting transfer prior to the vesting date and requiring, if the vesting conditions are not satisfied, that the shares be returned to AFC.

All Annual Awards will be subject to a three year vesting schedule. Discretionary Grants will be subject to a vesting schedule specified by the administrative committee when the award is made and, if none is specified, the award will vest 100% on the third anniversary of the award date. In the event of termination of service due to death, Disability, Involuntary Termination or Mandatory Retirement prior to the vesting date, unvested Annual Awards will be deemed vested, as will Discretionary Grants unless the administrative committee specifies otherwise at the time of the award. All unvested Annual Awards will also vest in the event of a Change in Control, as will Discretionary Grants, unless the administrative committee specifies otherwise at the time of the award. All restricted stock awards that are otherwise not vested upon termination of service will be forfeited.

Change in Control Provisions. If there is a Change in Control of AFC or the Association, as defined in the 2007 Director Stock Plan, as amended, all unvested awards which are Annual Awards will vest, as will all unvested awards which are Discretionary Grants, unless the administrative committee specifies otherwise at the time of the award.

Anti-dilution Adjustments. If AFC declares a stock dividend or stock split, reclassifies its common stock, or enters into a merger or consolidation or other transaction that affects the holders of AFC Common Stock or in other circumstance where the administrative committee determines that an adjustment to the number of shares subject to a restricted stock award is appropriate to avoid an unintended enlargement or dilution of the economic rights evidenced by a restricted stock award, it will make certain automatic adjustments under the 2007 Director Stock Plan, as amended, without asking for shareholder approval. It will adjust the number or type of shares authorized for the 2007 Director Stock Plan, as amended, and the number or type of shares subject to outstanding awards. Any adjustment so made will be designed to neither enlarge nor diminish its authority to grant or award restricted stock and the relative rights of the holders of such awards. The administrative committee determines these adjustments.

Amendment and Termination. The 2007 Director Stock Plan, regardless of whether the proposed amendment is approved by the shareholders, will be in effect for a period that ends on May 15, 2017. The Board may suspend or terminate the 2007 Director Stock Plan, as amended, before then. It may also amend the 2007 Director Stock Plan at any time and in any respect. Any amendment that would (i) change the class of eligible participants, or (ii) increase the number of shares of restricted stock that may be granted in total must first be approved by AFC’s shareholders.

Federal Income Tax Consequences

The following discussion is intended to be a summary and is not a comprehensive description of the federal tax laws, regulations and policies affecting awards that may be granted under the 2007 Director Stock Plan, as amended. Any descriptions of the provisions of any law, regulation or policy are qualified in their entirety by reference to the particular law, regulation or policy. Any change in applicable law or regulation or in the policies of the various taxing authorities may have a significant effect on this summary. The 2007 Director Stock Plan, as amended, is not a qualified plan under Section 401(a) of the Code.

Restricted Stock Awards. Restricted stock awards under the 2007 Director Stock Plan, as amended, do not result in federal income tax consequences to either AFC or the award recipient when the award is made. Once the award is vested and the shares subject to the award are distributed, the award recipient will generally be required to include in ordinary income, for the taxable year in which the vesting date occurs, an amount equal to the fair market value of the shares on the vesting date. AFC will generally be allowed to claim a deduction, for compensation expense, in a like amount. If cash dividends are paid on unvested shares held under the 2007 Director Stock Plan, as amended, such amounts will also be included in the ordinary income of the recipient. AFC will be allowed to claim a deduction for this amount as well. In certain cases, a recipient of a restricted stock award may elect to include the value of the shares subject to a restricted stock award in income for federal income tax purposes when the award is made instead of when it vests.

Federal Tax Rules for Non-Qualified Deferred Compensation Plans. Section 409A of the Code, enacted in 2004, imposes federal tax penalties on certain non-qualified deferred compensation arrangements under which payers, such as employers, and payees, such as directors, seek to defer reporting compensation that has been earned and is vested to a later taxable year.  These rules do not apply to stock settled restricted stock awards reported as compensation paid at the time of vesting, such as the restricted stock awards contemplated by the 2007 Director Stock Plan, as amended. As a result, AFC does not expect that Section 409A of the Code will restrict its operation of the 2007 Director Stock Plan, as amended.

The preceding statements are intended to summarize the general principles of current federal income tax law applicable to awards that may be made under the 2007 Director Stock Plan, as amended. State and local tax consequences may also be significant.

Status of Outstanding Option Grants and Plans

As of the Record Date, AFC had outstanding 97,895,929 shares of AFC Common Stock, including 2,301,272 shares of AFC Common Stock which represent unvested restricted stock awards outstanding, and had aggregate stock options outstanding at a weighted average exercise price of $22.5109, which if exercised would result in an additional 8,010,330 shares of AFC Common Stock outstanding. As of December 31, 2009, the stock options outstanding had a weighted average remaining contractual life of 3.2 years and an aggregate intrinsic value of approximately $38,000. As of the Record Date, there was available for future grant under the 2005 Stock Incentive Plan 1,330,755 shares of AFC Common Stock. The directors, other than Mr. Engelke and Mr. Keegan who are not eligible to participate in the 2007 Director Stock Plan, as amended, are not eligible to participate in the 2005 Stock Incentive Plan. As of the Record Date, there was available for future grant under the 2007 Director Stock Plan 9,920 shares of AFC Common Stock. If the amendment to the 2007 Director Stock Plan is approved by the shareholders, these shares will not be utilized and will not become part of the 150,000 shares approved under the 2007 Director Stock Plan, as amended.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE FOR APPROVAL OF THE AMENDMENT TO THE 2007 DIRECTOR STOCK PLAN.

New Plan Benefits

The benefits or amounts that will be received by or paid to the non-executive officer directors pursuant to the 2007 Director Stock Plan, as amended, are not currently determinable. Executive and non-executive officers are not eligible to participate in the 2007 Director Stock Plan. The restricted stock that would have been awarded in 2010 pursuant to the 2007 Director Stock Plan, as amended, had the 2007 Director Stock Plan, as amended, been in effect in 2010 is as follows:

Astoria Financial Corporation 2007 Director Stock Plan, as amended

Name and Position	Dollar Value ($) (1)	Number of Units (2)
George L. Engelke, Jr., Chairman, Chief Executive Officer and Director	0	0
Monte N. Redman, President and Chief Operating Officer	0	0
Gerard C. Keegan, Vice Chairman, Chief Administrative Officer and Director	0	0
Gary T. McCann, Executive Vice President	0	0
Frank E. Fusco, Executive Vice President, Treasurer and Chief Financial Officer	0	0
All executive officers, as a group	0	0
All non-executive officer directors, as a group	359,944	29,128
Non-executive officer employees, as a group	0	0

(1)
The Dollar Value of the awards set forth in the chart above is based upon the closing price of AFC Common Stock as quoted on the NYSE on the assumed award date of February 1, 2010, AFC having issued its press release announcing its fiscal 2009 financial results on January 27, 2010. It is also based upon those current non-employee directors who, as of the Record Date, would be eligible Directors pursuant to the 2007 Directors Stock Plan, as amended. Since the 2007 Directors Stock Plan was in effect on February 1, 2010 and had sufficient shares available at such time, the amount and units set forth above were the actual grants made under the 2007 Directors Stock Plan on such date.

(2)	The Number of Units set forth in the chart above represent shares of AFC Common Stock.

Based upon the number of shares of AFC Common Stock outstanding on the Record Date, options outstanding on such date, and shares available for future grant pursuant to the 2005 Stock Incentive Plan and the 2007 Director Stock Plan, as amended, referred to as Total Potential Outstanding Shares, net additional shares which would be issuable pursuant to the 2007 Director Stock Plan, as amended, represent 0.14% of Total Potential Outstanding Shares, or significantly less than one 1.00%. Using the assumptions utilized in the New Plan Benefit Table above, no Discretionary Grants and eight Eligible Directors at all times, the 2007 Director Stock Plan, as amended, if the amendment is approved by the shareholders, would have sufficient AFC Common Stock to provide Annual Awards for approximately 5 years.

The following chart provides information as of December 31, 2009 with respect to compensation plans, including individual compensation arrangements, under which equity securities of AFC are authorized for issuance:

Plan Category (1)	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders	8,056,830	$22.49	2,140,997
Equity compensation plans not approved by security holders	0	0	0
Total (2)	8,056,830	$22.49	2,140,997

(1)
Excluded is any employee benefit plan that is intended to meet the qualification requirements of Section 401(a) of the Code, such as the Association ESOP and the Incentive Savings Plan. Also excluded are 1,474,420 shares of AFC Common Stock which represent unvested restricted Stock awards made pursuant to the 2005 Stock Incentive Plan and 47,794 shares of  AFC Common Stock which represent unvested restricted Stock awards made pursuant to the 2007 Director Stock Plan since such shares, while unvested, were issued and outstanding as of December 31, 2009. The only equity security issuable under the equity compensation plans referenced in the table is AFC Common Stock and the only equity compensation plans are stock option plans or arrangements which provide for the issuance of AFC Common Stock upon the exercise of options, the 2005 Stock Incentive Plan which also provides for grant of equity settled stock appreciation rights and awards of restricted stock or equity settled restricted stock units and the 2007 Director Stock Plan which provides for awards of restricted stock. Of the Number of securities to be issued and the Number of securities remaining available in the above table, 1,208,470 and 2,103,389, respectively, were authorized pursuant to the 2005 Stock Incentive Plan. Of the Number of securities available for future issuance in the above table 37,608 were authorized pursuant to the 2007 Director Stock Plan.

(2)
Of the shares available for future issuance, all were authorized pursuant to the 2005 Stock Incentive Plan as of December 31, 2009. The 2005 Stock Incentive Plan provides for automatic adjustments to outstanding options or grants upon certain changes in capitalization. In the event of any stock split, stock dividend or other event generally affecting the number of shares of AFC Common Stock held by each person who is then a record holder of AFC Common Stock, the number of shares covered by each outstanding option, grant or award and the number of shares available for grant under the plans shall be adjusted to account for such event.

PROPOSAL NO. 3 - RATIFICATION OF THE APPOINTMENT OF THE INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM

                 AFC’s independent registered public accounting firm, or principal accountant, for the fiscal year ended December 31, 2009 was KPMG LLP. Following its review of the qualifications of KPMG LLP and assuring itself that KPMG LLP is independent from AFC, its officers and directors and does not provide to AFC non-audit services to a degree that KPMG LLP’s independence may be impaired, the Audit Committee has reappointed KPMG LLP as independent registered public accounting firm, or principal accountant, for AFC and the Association for the year ending December 31, 2010, subject to ratification of such appointment by our shareholders. Representatives of KPMG LLP will be present at the Annual Meeting. They will be given an opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions from shareholders present at the Annual Meeting.

                The following chart details fees billed or fees estimated to be billed for professional or other services rendered by KPMG LLP for AFC’s fiscal years ended December 31, 2008 and 2009:

KPMG LLP Fees Billed For The Fiscal Years Ended December 31, 2008 and 2009

	Fiscal Year Ended	Fiscal Year Ended
Service Categories	December 31, 2008	December 31, 2009
Audit Fees (1)	$1,246,000	$1,217,000

Audit-Related Fees (2)	$91,500	$93,000

Tax Fees (3)	$31,500	$31,500

All Other Fees (4)	$0.00	$0.00

(1)
Audit Fees reflect aggregate fees billed or estimated to be billed for professional services rendered for the audit of AFC’s consolidated annual financial statements, the reviews of the financial statements included in AFC’s Quarterly Reports on Form 10-Q and services normally provided in connection with statutory and regulatory filings or engagements, including services rendered in connection with the audit of internal controls over financial reporting maintained by AFC.

(2)
Audit-Related Fees reflect aggregate fees billed or estimated to be billed for assurance and related services (within the meaning of Item 9(e)(2) of  Section 240.14a-101 of the Exchange Act) that are reasonably related to the performance of the audit or review of AFC’s consolidated financial statements and not reported as Audit Fees, including but not limited to the audit of AFC’s employee benefit plans.

(3)
Tax Fees reflect aggregate fees billed or estimated to be billed for professional services for tax compliance, tax advice and tax planning, consisting primarily of review of state and federal tax returns and quarterly tax payments.

(4)	All Other Fees reflect aggregate fees billed for products and services provided by KPMG LLP other than those set forth above as Audit Fees, Audit-Related Fees and Tax Fees.

                 It is the policy of the Audit Committee to pre-approve all services provided by KPMG LLP to AFC. In the absence of contrary action by the Audit Committee, of which there has been none, the Board has also delegated to the Chairman of the Audit Committee the authority to pre-approve such services. The Chairman of the Audit Committee is then responsible to report such authorization to the Audit Committee at its next scheduled meeting. All services provided by KPMG LLP during fiscal year 2008 and 2009 were pre-approved by the Audit Committee or the Chairman of the Audit Committee pursuant to the delegation of authority and procedure outlined above.

                The Audit Committee, as part of its review of the disclosures and letter from KPMG LLP required by Independence Standards Board Standard No. 1, “Independence Discussions with Audit Committees,” considered whether the provision of the services rendered, the fees for which are reflected in the chart above entitled “KPMG LLP Fees Billed for the Fiscal Years ended December 31, 2008 and 2009” under the captions entitled “Audit-Related Fees,” “Tax Fees” and “All Other Fees,” were, and found them to be, compatible with maintaining the independence of KPMG LLP.

                During 2006, the Office of Thrift Supervision, referred to as OTS, together with the other federal banking regulatory agencies published the “Interagency Advisory on the Unsafe and Unsound Use of Limitation of Liability Provisions in External Audit Engagement Letters.” The advisory is effective for any audit engagement letters entered into by the Association after February 9, 2006 and specifies that agreeing to certain limitation of liability provisions in an audit engagement letter would constitute an unsafe and unsound banking practice on the part of the Association. AFC believes that its engagement letters with KPMG LLP fully comply with the “Interagency Advisory on the Unsafe and Unsound Use of Limitation of Liability Provisions in External Audit Engagement Letters,” as applicable.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE FOR RATIFICATION OF THE APPOINTMENT OF KPMG LLP AS AFC’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

Audit Committee

The information set forth in this section, including but not limited to the Report of the Audit Committee, shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act or the Exchange Act, except to the extent that AFC specifically incorporates this information by reference, and otherwise shall not be deemed “soliciting materials” or to be “filed” with the SEC or subject to Regulations 14A or 14C of the SEC or subject to the liabilities of Section 18 of the Exchange Act.

It has been and continues to be the practice of the Board to maintain an Audit Committee of the Board. The Board has adopted a written Charter of the Audit Committee. A copy of the Audit Committee’s Charter is posted on AFC’s Investor Relations website at http://ir.astoriafederal.com under the heading “Corporate Governance.” The Charter specifies the purpose of the Audit Committee, the appointment and composition of its members, procedural matters with respect to its meetings, the responsibilities and duties of the Audit Committee and the reporting of Audit Committee activities and recommendations. The management of AFC is primarily responsible for implementing and evaluating the effectiveness of the system of internal controls and financial reporting processes of AFC. AFC’s independent registered public accounting firm is responsible for expressing an opinion on the consolidated financial statements of AFC based on an audit conducted in accordance with the standards of the Public Company Accounting Oversight Board and expressing an opinion regarding the effective operation of the system of internal controls over financial reporting.

AFC Common Stock is listed on the NYSE. The Board has determined that the members of the Audit Committee meet the applicable independence standards set forth in the NYSE Listed Company Manual.

Report of the Audit Committee

Under rules established by the SEC, AFC is required to provide certain data and information regarding the activities of its Audit Committee. In fulfillment of this requirement, the Audit Committee of AFC, at the direction of the Board, has prepared the following report for inclusion in this Proxy Statement.

At its meeting held on February 25, 2010, the Audit Committee reviewed the Consolidated Financial Statements and discussed such statements with the management of AFC. At such meeting and at other meetings held during 2009 and 2010, the Audit Committee discussed with AFC’s independent registered public accounting firm, KPMG LLP, the matters required to be discussed by Statement on Auditing Standards No. 61, as amended,  “Communication with Audit Committees,” referred to as SAS 61.  The matters required to be discussed pursuant to SAS 61 include, but are not limited to, significant accounting policies, management judgments and accounting estimates, uncorrected and corrected misstatements, if any, disagreements with management, if any, difficulties encountered with management in performing the audit, if any, and independence.

The Audit Committee has received and reviewed the written disclosures and letter from KPMG LLP required by applicable requirements of the Public Company Accounting Oversight Board regarding KPMG LLP’s communications with the Audit Committee concerning independence.  The Audit Committee has discussed with KPMG LLP the independence of KPMG LLP.

Based upon the review and discussion referred to in this Report, the Audit Committee, at its meeting held on February 25, 2010, approved and recommended to the Board the inclusion of the Consolidated Financial Statements in the Annual Report on Form 10-K of AFC for the year ended December 31, 2009.

Audit Committee of AFC

Thomas J. Donahue, Chairman	Peter C. Haeffner, Jr.
Denis J. Connors	Ralph F. Palleschi
John J. Conefry, Jr.

Additional Information

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires AFC’s directors and executive officers, among others, to file reports of ownership and changes in ownership of their AFC equity securities with the SEC and to furnish AFC with copies of all such reports. Based solely upon a review of the copies of these reports and amendments thereto received by AFC, AFC believes that all applicable filing requirements were complied with for 2009, except as follows: Mr. Ralph F. Palleschi exercised options to purchase 18,000 shares of AFC Common Stock on January 2, 2009, which purchase was not reported to the SEC in timely fashion due to a clerical error by AFC. This transaction was reported by a filing with the SEC on January 7, 2009.  Mr. Denis J. Connors sold an aggregate of 28,350 shares of AFC Common Stock on January 22, 2009, January 27, 2009, January 28, 2009 and February 10, 2009, which sales were not reported to the SEC in timely fashion.  These transactions were reported by filings with the SEC on February 2, 2009 and February 13, 2009.

Cost of Proxy Solicitation

The cost of solicitation of proxies by AFC will be borne by AFC. Laurel Hill Advisory Group Inc. has been retained to assist in the solicitation of proxies under a contract providing for payment of a fee of $7,500 plus reimbursement for its expenses. In addition to solicitations by mail and by Laurel Hill Advisory Group, Inc., a number of officers and employees of AFC and the Association may solicit proxies in person, by mail or by telephone, but none of these persons will receive any compensation for their solicitation activities in addition to their regular compensation. Arrangements will also be made with brokerage houses and other custodians, nominees, and fiduciaries for forwarding solicitation material to the beneficial owners of AFC Common Stock held of record by such fiduciaries, and AFC will reimburse them for their reasonable expenses in accordance with the rules of the SEC and the NYSE.

Shareholder Proposals

To be considered for inclusion in AFC’s proxy statement and form of proxy relating to the annual meeting of shareholders to be held in 2011, a shareholder proposal, including a recommendation of a director nominee, must be received by the Secretary of AFC at the address set forth on page 1 of this Proxy Statement not later than December 13, 2010. Any shareholder proposal will be subject to Rule 14a-8 promulgated by the SEC under the Exchange Act.

Notice of Business to be Conducted at an Annual Meeting

The Bylaws of AFC provide an advance notice procedure for a shareholder to properly bring business before an annual meeting or to nominate any person for election to the Board. The shareholder must give written advance notice to the Secretary of AFC not less than ninety (90) days before the date originally fixed for such meeting; provided, however, that in the event that less than one hundred (100) days’ notice or prior public disclosure of the date of the meeting is given or made to shareholders, notice by the shareholder, to be timely, must be received not later than the close of business on the tenth (10th) day following the date on which AFC’s notice to shareholders of the annual meeting date was mailed or such public disclosure was made. The advance notice by shareholders must include the shareholder’s name and address, as they appear on AFC’s record of shareholders, the class and number of shares of AFC’s capital stock that are beneficially owned by such shareholder, a brief description of the proposed business or the names of the person(s) the shareholder proposes to nominate, and, as to business which the shareholder seeks to bring before an annual meeting, the reason for conducting such business at the annual meeting and any material interest of such shareholder in the proposed business.

In the case of nominations for election to the Board, the shareholder’s notice must also include as to each proposed nominee all information regarding the proposed nominee that is required to be disclosed pursuant to Regulation 14A under the Exchange Act, including, but not limited to, such proposed nominee’s consent to being named in the proxy statement as a nominee and to serve if elected. Nothing in this paragraph shall be deemed to require AFC to include in its proxy statement and proxy relating to an annual meeting any shareholder proposal or nomination which does not meet all of the requirements for inclusion established by the SEC in effect at the time such proposal or nomination is received.

Shareholder Communications

The Board has established a process for shareholders or other interested parties to communicate with the Board or any of its members. Communications to Messrs. Engelke or Keegan may be sent directly to them at the address set forth on page 1 of this Proxy Statement. Those who wish to communicate with the presiding director, the non-management, or independent, directors or the entire Board may do so by writing to:

Chairman of the Nominating and Corporate Governance Committee
c/o Alan P. Eggleston, Executive Vice President, Secretary and General Counsel
Astoria Financial Corporation
One Astoria Federal Plaza
Lake Success, New York 11042

Such communications should be delivered in a sealed envelope marked “Personal and Confidential.” Such communications shall be delivered unopened by the Executive Vice President, Secretary and General Counsel to the Chairman of the Nominating and Corporate Governance Committee. The Chairman of the Nominating and Corporate Governance Committee will acknowledge receipt of such correspondence and, if applicable, provide a copy to each Board member or each non-management or independent director.

Employees, who may also be shareholders of AFC, are provided several methods for providing confidential communications to the Chairman of the Audit Committee and the Chairman of the Nominating and Corporate Governance Committee. These procedures are outlined in AFC’s Code of Business Conduct and Ethics, which applies to all directors, officers and employees of AFC and its affiliated companies, including the Association and is available on AFC’s Investor Relations website at http://ir.astoriafederal.com under the heading “Corporate Governance.” Shareholders may request a printed copy of such document by contacting AFC’s Investor Relations Department by calling (516) 327-7869 or in writing at the address specified on page 1 of this Proxy Statement.

Director Attendance at Annual Meetings

It is the policy of AFC that all directors are strongly encouraged to attend the Annual Meeting and that, at a minimum, a quorum of the Board be in attendance.  At the annual meeting of shareholders held on May 20, 2009, all of the directors were present, except Mr. Donahue and Mr. Powderly.

Householding

The SEC allows the delivery of a single proxy statement and annual report to an address shared by two or more of our shareholders.  This delivery method, referred to as “householding,” can result in significant cost savings for AFC.  In order to take advantage of this opportunity, banks and brokerage firms that hold your shares have delivered only one proxy statement and annual report to multiple shareholders who share an address unless one or more of the shareholders has provided contrary instructions.  AFC will deliver promptly, upon written or oral request, a separate copy of the proxy statement and annual report to a shareholder at a shared address to which a single copy of the documents was delivered.  A shareholder who wishes to receive a separate copy of the proxy statement and annual report, now or in the future, may obtain one without charge by addressing a request to Investor Relations at Astoria Financial Corporation, One Astoria Federal Plaza, Lake Success, New York 11042 or by calling (516) 327-7877.  You may also obtain a copy of the proxy statement and annual report from the Company’s website (http://ir.astoriafederal.com) by clicking on “Annual Report” and/or “Proxy Statement.”  Shareholders of record sharing an address who are receiving multiple copies of proxies and annual reports and wish to receive a single copy of such materials in the future should submit their request by contacting us in the same manner.  If you are the beneficial owner, but not the record owner, of AFC’s shares and wish to receive only one copy of the proxy statement and annual report in the future, you will need to contact your broker, bank or other nominee to request that only a single copy of each document be mailed to all shareholders at the shared address in the future.

Other Matters Which May Properly Come Before the Meeting

The Board knows of no business which will be presented for consideration at the Annual Meeting other than as stated in the Notice of Annual Meeting of Shareholders. If, however, other matters are properly brought before the Annual Meeting, the dates by which shareholder proposals and notices of business to be conducted at an Annual Meeting having been previously disclosed, it is the intention of the persons named in the accompanying proxy to vote the shares represented thereby on such matters as directed by the Board.

Whether or not you intend to be present at the Annual Meeting, you are urged to vote on the Internet, by telephone or by returning your proxy card promptly. If you are present at the Annual Meeting and wish to vote your shares in person, your proxy may be revoked by voting at the Annual Meeting.

An additional copy of AFC’s Annual Report on Form 10-K (without exhibits) for the year ended December 31, 2009, as filed with the SEC, will be furnished without charge to any shareholder upon written request to Astoria Financial Corporation, Investor Relations Department, One Astoria Federal Plaza, Lake Success, New York 11042-1085. Copies can also be obtained without charge from AFC’s Investor Relations website at http://ir.astoriafederal.com.

By order of the Board,

Alan P. Eggleston
Executive Vice President, Secretary and General Counsel

 Lake Success, New York
 April 12, 2010

YOU ARE CORDIALLY INVITED TO ATTEND THE ANNUAL MEETING IN PERSON. WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, YOU ARE REQUESTED TO VOTE YOUR SHARES OF AFC COMMON STOCK ON THE INTERNET OR BY TELEPHONE, OR COMPLETE, SIGN AND PROMPTLY RETURN THE ACCOMPANYING PROXY CARD IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

EXHIBIT A - AMENDMENT TO THE ASTORIA FINANCIAL CORPORATION 2007
NON-EMPLOYEE DIRECTOR STOCK PLAN

1.	Article II — Article II shall be amended by adding a new section 2.20 which shall read in its entirety as follows:

Section 2.20       Supplemental Effective Date means May 19, 2010.

2.	Article III — Section 3.1 shall be amended to read in its entirety as follows:

Section 3.1       Shares Available under the Plan.  Subject to Article VI, the maximum aggregate number of Shares which may be issued under article V of the Plan shall be (a) in settlement of Awards made prior to the Supplemental Effective Date, one hundred thousand (100,000) Shares, and (b) in settlement of Awards made on or after the Supplemental Effective Date, one hundred fifty thousand (150,000) Shares.  Shares issued under the Plan may be either authorized and unissued shares, treasury shares or shares purchased in the open market

3.	Article VII — Section 7.7 shall be amended to read in its entirety as follows:

Section 7.7       Approval of Shareholders.  The Plan shall be subject to approval by the Corporation’s shareholders. Any Shares granted prior to the date such approval is obtained shall be granted contingent on such approval and shall be void ab initio in the event such approval is not obtained.  Any Award made on or after the Supplemental Effective Date shall be contingent on approval by the Corporation’s shareholders of Amendment No. 1 to the Plan and shall be void ab initio in the event such approval is not obtained

YOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY.

We encourage you to take advantage of Internet or telephone voting.
Both are available 24 hours a day, 7 days a week.

Internet and telephone voting is available through 11:59 PM Eastern Time the day prior to the shareholder meeting date.

INTERNET http://www.proxyvoting.com/af Use the Internet to vote your proxy. Have your proxy card in hand when you access the web site.
OR
TELEPHONE 1-866-540-5760 Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call.

If you vote your proxy by Internet or by telephone, you do NOT need to mail back your proxy card.

To vote by mail, mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.

Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

72141

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COMMON	Please mark your votes as indicated in this example	☒
THE BOARD OF DIRECTORS OF ASTORIA FINANCIAL CORPORATION RECOMMENDS A VOTE “FOR” ALL NOMINEES IN PROPOSAL NO. 1 AND “FOR” PROPOSAL NOS. 2 AND 3.

1. The election of nominees	FOR ALL	WITHHOLD FOR ALL	*EXCEPTIONS	2. The approval of an amendment to the Astoria Financial Corporation 2007 Non- Employee Director Stock Plan.	FOR ☐	AGAINST ☐	ABSTAIN ☐
01 John R. Chrin 02 John J. Conefry, Jr.	☐	☐	☐
03 Brian M. Leeney, and 04 Thomas V. Powderly				3. The ratification of the appointment of KPMG LLP as the independent registered public accounting firm for Astoria Financial Corporation for the fiscal year ending December 31, 2010.	☐	☐	☐
as directors for terms of three years each
(INSTRUCTIONS: To withhold authority to vote for any individual nominee, mark the “Exceptions” box and write that nominee’s name(s) in the space provided below. *Exceptions
Proposal Nos. 1, 2 and 3 listed above in this revocable proxy were proposed by Astoria Financial Corporation. Other than Proposal Nos. 1, 2 and 3, Astoria Financial Corporation is not currently aware of any other business that may come before the Annual Meeting. The persons named as proxies herein will vote the shares represented hereby as directed by the Board of Directors of Astoria Financial Corporation upon such other business as may properly come before the Annual Meeting, and any adjournment or postponement thereof, including, without limitation, a motion to postpone or adjourn the Annual Meeting.
THIS PROXY IS REVOCABLE. THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY, IF PROPERLY EXECUTED, WILL BE VOTED FOR THE NOMINEES LISTED IN PROPOSAL NO. 1 AND FOR PROPOSAL NOS. 2 AND 3.
The undersigned hereby acknowledges receipt of, prior to the execution of this proxy, a Notice of Annual Meeting of Shareholders of Astoria Financial Corporation, a Proxy Statement dated April 12, 2010 for the Annual Meeting and an Astoria Financial Corporation 2009 Annual Report and Form 10-K.
Please sign and date below and return promptly in the enclosed postage-paid envelope.

Mark Here for Address Change or Comments SEE REVERSE	☐

Signature	Signature	Date
NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

You can now access your Astoria Financial Corporation account online.

Access your Astoria Financial Corporation account online via Investor ServiceDirect® (ISD).

BNY Mellon Shareowner Services, the transfer agent for Astoria Financial Corporation, now makes it easy and convenient to get current information on your shareholder account.

•	View account status	•	View payment history for dividends
•	View certificate history	•	Make address changes
•	View book-entry information	•	Obtain a duplicate 1099 tax form

Visit us on the web at http://www.bnymellon.com/shareowner/isd
For Technical Assistance Call 1-877-978-7778 between 9am-7pm
Monday-Friday Eastern Time

Investor ServiceDirect®
Available 24 hours per day, 7 days per week
TOLL FREE NUMBER: 1-800-370-1163

Choose MLinkSM for fast, easy and secure 24/7 online access to your future proxy materials, investment plan statements, tax documents and more. Simply log on to Investor ServiceDirect® at www.bnymellon.com/shareowner/isd where step-by-step instructions will prompt you through enrollment.

Important notice regarding the Internet availability of proxy materials for the Annual Meeting of Shareholders. The Proxy Statement and the 2009 Annual Report to Shareholders are available at:
http://bnymellon.mobular.net/bnymellon/af

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ASTORIA FINANCIAL CORPORATION

REVOCABLE PROXY

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
ASTORIA FINANCIAL CORPORATION FOR USE AT THE
ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON
MAY 19, 2010 AND AT ANY ADJOURNMENT OR POSTPONEMENT THEREOF.

The undersigned shareholder of Astoria Financial Corporation hereby authorizes and appoints John M. Graham Jr., John M. Graham, III or either of them proxy of the undersigned, with full power of substitution, to attend and act as proxy for the undersigned and to vote as designated below all shares of common stock of Astoria Financial Corporation which the undersigned may be entitled to vote at the Annual Meeting of Shareholders of Astoria Financial Corporation, to be held on May 19, 2010 at 9:30 a.m., Eastern Time, at The Inn at New Hyde Park, 214 Jericho Turnpike, New Hyde Park, New York, 11040, and at any adjournment or postponement thereof.

Address Change/Comments (Mark the corresponding box on the reverse side)	BNY MELLON SHAREOWNER SERVICES
P.O. BOX 3550 SOUTH HACKENSACK, NJ 07606-9250 (Continued and to be marked, dated and signed, on the other side) Fulfillment 70165 70372

April 12, 2010

To:	All Astoria Federal Savings and Loan Association Incentive Savings Plan (“401K Plan”) Participants with a portion of their account balance invested in the Employer Stock Fund

Re:	Annual Meeting of Shareholders to be held on May 19, 2010

In connection with the Annual Meeting of Shareholders of Astoria Financial Corporation to be held on May 19, 2010, enclosed please find the following documents:

a)	Confidential Voting Instruction card,
b)	Proxy Statement dated April 12, 2010, including a Notice of Annual Meeting of Shareholders,
c)	2009 Annual Report and Form 10-K, and
d)	postage-paid return envelope addressed to BNY Mellon Shareowner Services (BNY Mellon Shareowner Services is the Confidential Voting Instruction tabulator for the 401K Plan).

As a participant in the 401K Plan with all or a portion of your account balance invested in the Employer Stock Fund and as a “named fiduciary” you have the right to participate in directing how the Plan Administrator (Astoria Federal Savings and Loan Association) instructs the 401K Trustee (Prudential Bank & Trust Company, FSB) to vote the shares of Astoria Financial Corporation Common Stock (Shares) held by the 401K Plan as of March 24, 2010, the meeting record date (provided that you had all or a portion of your account invested in the Employer Stock Fund as of the most recent valuation date on or before the meeting record date). In general, the 401K Trustee will be directed to vote the Shares held in the Employer Stock Fund “FOR” and “AGAINST” (or in the case of electing directors, “FOR” and “WITHHOLD”) each proposal listed on the Confidential Voting Instruction card in the same proportions as instructions to cast votes “FOR” and “AGAINST” (or in the case of electing directors, “FOR” and “WITHHOLD”) each proposal are given by those individuals with the right to give directions. Each individual’s instructions are weighted according to the value of the participant’s interest in the Employer Stock Fund as of the most recent valuation available prior to the record date. If you do not file a Confidential Voting Instruction card on or before May 12, 2010, or if you “ABSTAIN”, your directions will not count.

Unanticipated Proposals

It is possible, although very unlikely, that proposals other than those specified on the Confidential Voting Instruction card will be presented for shareholder action at the 2010 Annual Meeting of Shareholders. If this should happen, the 401K Trustee will be instructed to vote upon such matters in the 401K Trustee’s discretion, or to cause such matters to be voted upon in the discretion of the individuals named in any proxies executed by the 401K Trustee.

Your instruction is very important. You are encouraged to review the enclosed material carefully and to complete, sign and date the enclosed Confidential Voting Instruction card to signify your direction to the Plan Administrator. You should then seal the card in the enclosed envelope and return it to BNY Mellon Shareowner Services. To direct the voting of your Shares, your instruction card must be received by BNY Mellon Shareowner Services no later than May 12, 2010.

Please note that the instructions of individual participants are to be kept confidential by BNY Mellon Shareowner Services and the 401K Trustee, who have been instructed not to disclose them to anyone at Astoria Federal Savings and Loan Association or Astoria Financial Corporation.

This memorandum is subject in its entirety to the information set forth in the enclosed Proxy Statement, which you are encouraged to read and study thoroughly.

Very truly yours,
Plan Administrator for the Astoria Federal Savings and Loan Association Incentive Savings Plan

By:
Authorized Signature

YOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY.

72140-pk

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The directions, if any, given in this Confidential Voting Instruction will be kept confidential from all directors, officers and employees of Astoria Financial Corporation or Astoria Federal Savings and Loan Association.

Please mark your votes as indicated in this example	☒
THE BOARD OF DIRECTORS OF ASTORIA FINANCIAL CORPORATION RECOMMENDS A VOTE “FOR” ALL NOMINEES IN PROPOSAL NO. 1 AND “FOR” PROPOSAL NOS. 2 AND 3.

1. The election of nominees	FOR ALL	WITHHOLD FOR ALL	*EXCEPTIONS	2. The approval of an amendment to the Astoria Financial Corporation 2007 Non- Employee Director Stock Plan.	FOR ☐	AGAINST ☐	ABSTAIN ☐
01 John R. Chrin 02 John J. Conefry, Jr.	☐	☐	☐
03 Brian M. Leeney, and 04 Thomas V. Powderly				3. The ratification of the appointment of KPMG LLP as the independent registered public accounting firm for Astoria Financial Corporation for the fiscal year ending December 31, 2010.	☐	☐	☐
as directors for terms of three years each
(INSTRUCTIONS: To withhold authority to vote for any individual nominee, mark the “Exceptions” box and write that nominee’s name(s) in the space provided below. *Exceptions
In its discretion, the Trustee is authorized to vote upon such other business as may come before the Annual Meeting and any adjournment or postponement thereof or to cause such matters to be voted upon in the discretion of the individuals named in any proxies executed by the Trustee.

Proposal Nos. 1, 2 and 3 listed above in this Confidential Voting Instruction were proposed by Astoria Financial Corporation.

The undersigned hereby instructs the Plan Administrator to direct the Trustee to vote in accordance with the voting instruction indicated above and hereby acknowledges receipt, prior to the execution of this Confidential Voting Instruction, of a Notice of Annual Meeting of Shareholders, a Proxy Statement dated April 12, 2010 for the Annual Meeting and an Astoria Financial Corporation 2009 Annual Report and Form 10-K.

Please sign and date below and return promptly in the enclosed postage-paid envelope.

Mark Here for Address Change or Comments SEE REVERSE	☐

Signature	Signature	Date
NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

 ▼   FOLD AND DETACH HERE   ▼

ASTORIA FINANCIAL CORPORATION

CONFIDENTIAL VOTING INSTRUCTION
SOLICITED BY ASTORIA FEDERAL SAVINGS AND LOAN ASSOCIATION, AS PLAN ADMINISTRATOR,
FOR THE ASTORIA FEDERAL SAVINGS AND LOAN ASSOCIATION INCENTIVE SAVINGS PLAN

The undersigned participant, former participant or beneficiary of a deceased former participant in the Astoria Federal Savings and Loan Association Incentive Savings Plan (the 401K Plan) as a named fiduciary hereby provides the voting instructions hereinafter specified to BNY Mellon Shareowner Services, as the designee of Astoria Federal Savings and Loan Association, as Plan Administrator (the Plan Administrator), which instructions shall be taken into account in directing Prudential Bank & Trust Company, FSB, as trustee of the 401K Plan (the Trustee) to vote in person, by limited or general power of attorney or by proxy the shares and fractional shares of common stock of Astoria Financial Corporation that are held by the Trustee, in its capacity as Trustee, as of March 24, 2010, at the Annual Meeting of Shareholders of Astoria Financial Corporation to be held on May 19, 2010 at 9:30 a.m., Eastern Time, at The Inn at New Hyde Park, 214 Jericho Turnpike, New Hyde Park, New York, 11040, and at any adjournment or postponement thereof.

As to the proposals listed below which are more particularly described in the Proxy Statement dated April 12, 2010, the Plan Administrator of the 401K Plan will give voting directions to the Trustee. Such directions will reflect the voting instructions on this Confidential Voting Instruction, in the manner described in the accompanying letter from the Plan Administrator dated April 12, 2010.

If the duly executed Confidential Voting Instruction is returned, but no instruction is given, for purposes of providing voting instructions, such shares shall be treated as described in the letter from the Plan Administrator dated April 12, 2010.

Address Change/Comments (Mark the corresponding box on the reverse side)	BNY MELLON SHAREOWNER SERVICES
P.O. BOX 3550 SOUTH HACKENSACK, NJ 07606-9250 (Continued and to be marked, dated and signed, on the other side) 72140-pk

April 12, 2010

To:	All Astoria Federal Savings and Loan Association Employee Stock Ownership Plan (the “ESOP”) Participants

Re:	Annual Meeting of Shareholders to be held on May 19, 2010

In connection with the Annual Meeting of Shareholders of Astoria Financial Corporation to be held on May 19, 2010, enclosed please find the following documents:

a)	Confidential Voting Instruction card,
b)	Proxy Statement dated April 12, 2010, including a Notice of Annual Meeting of Shareholders,
c)	2009 Annual Report and Form 10-K, and
d)	postage-paid return envelope addressed to BNY Mellon Shareowner Services (BNY Mellon Shareowner Services is the Confidential Voting Instruction tabulator for the ESOP).

As a participant and a “named fiduciary” in the ESOP, you have the right to direct the ESOP Trustee (Prudential Bank & Trust Company, FSB) how to vote at the Annual Meeting the shares of Astoria Financial Corporation Common Stock (Shares) allocated to your account in the ESOP and held as of March 24, 2010 by Prudential Bank & Trust Company, FSB, as ESOP Trustee.

As a “named fiduciary” you are the party who is identified in the voting section of the ESOP Trust as responsible for directing the Trustee how to vote your allocated ESOP Shares. The number of Shares in your ESOP account held by Prudential Bank & Trust Company, FSB is shown on the enclosed Confidential Voting Instruction card. Please mark the appropriate boxes on the card and sign, date and return it in the enclosed postage-paid return envelope. If you sign, date and return your card, but do not check the box for a particular proposal, the Trustee will vote your shares according to the recommendation of the Board of Directors for that particular proposal. For your ESOP voting instruction to be counted, BNY Mellon Shareowner Services must receive your Confidential Voting Instruction card no later than May 12, 2010.

The ESOP Trust states that the Trustee will generally vote unallocated Shares and allocated Shares for which it receives no written instructions in the same manner and proportion as the allocated Shares for which voting instructions have been received. The Trustee’s vote must be in accordance with its fiduciary duties and in a manner determined by the Trustee to be prudent and solely in the interest of ESOP participants and beneficiaries. State Street Bank and Trust Company has been engaged as Independent Fiduciary to make this determination for the ESOP Trustee.

Unanticipated Proposals

It is possible, although very unlikely, that proposals other than those specified on the Confidential Voting Instruction card will be presented for shareholder action at the 2010 Annual Meeting of Shareholders. If this should happen, the Independent Fiduciary will determine for the ESOP Trustee how to vote upon such matters.

Your instruction is very important. You are encouraged to review the enclosed material carefully and to complete, sign and date the enclosed Confidential Voting Instruction card to signify your direction to the Trustee. You should then seal the card in the enclosed envelope and return it to BNY Mellon Shareowner Services. To direct the voting of Shares within the ESOP, the Confidential Voting Instruction card must be received by BNY Mellon Shareowner Services no later than May 12, 2010.

Please note that the instructions of individual participants are to be kept confidential by BNY Mellon Shareowner Services and the Trustee, who have been instructed not to disclose them to anyone at Astoria Federal Savings and Loan Association or Astoria Financial Corporation.

This memorandum is subject in its entirety to the information set forth in the enclosed Proxy Statement, which you are encouraged to read and study thoroughly.

Very truly yours,
The ESOP Committee

By:
Steven G. Miss

YOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY.

72140-bl

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The directions, if any, given in this Confidential Voting Instruction will be kept confidential from all directors, officers and employees of Astoria Financial Corporation or Astoria Federal Savings and Loan Association.

Please mark your votes as indicated in this example	☒
THE BOARD OF DIRECTORS OF ASTORIA FINANCIAL CORPORATION RECOMMENDS A VOTE “FOR” ALL NOMINEES IN PROPOSAL NO. 1 AND “FOR” PROPOSAL NOS. 2 AND 3.

ESOP SHARES 1. The election of nominees	FOR ALL	WITHHOLD FOR ALL	*EXCEPTIONS	2. The approval of an amendment to the Astoria Financial Corporation 2007 Non- Employee Director Stock Plan.	FOR ☐	AGAINST ☐	ABSTAIN ☐
01 John R. Chrin 02 John J. Conefry, Jr.	☐	☐	☐
03 Brian M. Leeney, and 04 Thomas V. Powderly as directors for terms of three years each				3. The ratification of the appointment of KPMG LLP as the independent registered public accounting firm for Astoria Financial Corporation for the fiscal year ending December 31, 2010.	☐	☐	☐
(INSTRUCTIONS: To withhold authority to vote for any individual nominee, mark the “Exceptions” box and write that nominee’s name(s) in the space provided below. *Exceptions
In its discretion, the Trustee is authorized to vote upon such other business as may come before the Annual Meeting and any adjournment or postponement thereof or to cause such matters to be voted upon in the discretion of the individuals named in any proxies executed by the Trustee.

Proposal Nos. 1, 2 and 3 listed above in this Confidential Voting Instruction were proposed by Astoria Financial Corporation.

The undersigned hereby instructs the Trustee to vote in accordance with the voting instruction indicated above and hereby acknowledges receipt, prior to the execution of this Confidential Voting Instruction, of a Notice of Annual Meeting of Shareholders, a Proxy Statement dated April 12, 2010 for the Annual Meeting and an Astoria Financial Corporation2009 Annual Report and Form 10-K.

Please sign and date below and return promptly in the enclosed postage-paid envelope.

Mark Here for Address Change or Comments SEE REVERSE	☐

Signature	Signature	Date
NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

 ▼   FOLD AND DETACH HERE   ▼

ASTORIA FINANCIAL CORPORATION

CONFIDENTIAL VOTING INSTRUCTION
SOLICITED BY THE EMPLOYEE STOCK OWNERSHIP PLAN COMMITTEE, AS PLAN ADMINISTRATOR,
FOR THE ASTORIA FEDERAL SAVINGS AND LOAN ASSOCIATION EMPLOYEE STOCK OWNERSHIP PLAN

As a named fiduciary, the undersigned participant, former participant or beneficiary of a deceased former participant in the Astoria Federal Savings and Loan Association Employee Stock Ownership Plan (the “ESOP”) hereby provides the voting instructions hereinafter specified to BNY Mellon Shareowner Services, as designee of Astoria Federal Savings and Loan Association, which instructions shall be taken into account in directing Prudential Bank & Trust Company, FSB, as trustee of the ESOP (the “Trustee”), to vote, in person, by limited or general power of attorney or by proxy, the shares and fractional shares of common stock of Astoria Financial Corporation that are held by the Trustee, in its capacity as Trustee, as of March 24, 2010, at the Annual Meeting of Shareholders of Astoria Financial Corporation to be held on May 19, 2010at 9:30 a.m., Eastern Time, at The Inn at New Hyde Park, 214 Jericho Turnpike, New Hyde Park, New York, 11040, and at any adjournment or postponement thereof.

As to the proposals listed below which are more particularly described in the Proxy Statement dated April 12, 2010, the Trustee will vote the common stock of Astoria Financial Corporation held by the ESOP Trust to reflect the voting instructions on this Confidential Voting Instruction, in the manner described in the accompanying letter dated April 12, 2010 from the ESOP Committee.

If the duly executed Confidential Voting Instruction is returned, but no instruction is given, for purposes of providing voting instructions, such shares shall be treated as described in the letter dated April 12, 2010 from the ESOP Committee.

Address Change/Comments (Mark the corresponding box on the reverse side)	BNY MELLON SHAREOWNER SERVICES
P.O. BOX 3550 SOUTH HACKENSACK, NJ 07606-9250 (Continued and to be marked, dated and signed, on the other side) 72140-bl